UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PROMETHEUS BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROMETHEUS BIOSCIENCES, INC.

3050 Science Park Road

San Diego, CA 92121

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

May 16, 2023

Dear Stockholders of Prometheus Biosciences, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Prometheus Biosciences, Inc., a Delaware corporation (“Prometheus,” the “Company,” “we,” “us” or “our”), to be held virtually via live webcast on June 15, 2023, at 9:00 a.m. Eastern Time (the special meeting and any adjournments or postponements thereof, the “Special Meeting”). To attend the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 15, 2023, with Merck & Co., Inc., a New Jersey corporation (“Merck”), and Splash Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merck (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Prometheus, with Prometheus surviving the merger as a wholly owned subsidiary of Merck (the “Merger”).

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of Prometheus common stock, par value $0.0001 per share (the “Company Shares”), issued and outstanding and entitled to vote thereon as of the close of business on May 15, 2023 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”). The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon is required to approve the Merger Compensation Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon is required to approve the Adjournment Proposal.

If the Merger is consummated, you will be entitled to receive $200.00 in cash, without interest, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 75% over the Company Share closing price of $114.01 on April 14, 2023, the last trading day before the public announcement that Prometheus entered into the Merger Agreement.

The Board of Directors of Prometheus (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Prometheus and its stockholders and declared it advisable for Prometheus to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement, the performance by Prometheus of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Prometheus’ stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus’ stockholders. The Board unanimously recommends that Prometheus stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Prometheus stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement and is incorporated herein by reference. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Prometheus from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date.

If you have questions or need assistance voting your shares of Prometheus common stock, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Mark C. McKenna
Chairman of the Board, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated May 16, 2023 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about May 16, 2023.

PROMETHEUS BIOSCIENCES, INC.

3050 Science Park Road

San Diego, CA 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2023

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Prometheus Biosciences, Inc., a Delaware corporation (“Prometheus,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast on June 15, 2023, at 9:00 a.m. Eastern Time, or at any adjournment or postponement thereof. To attend the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 15, 2023, by and among Merck & Co., Inc., a New Jersey corporation (“Merck”), Splash Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merck (“Merger Sub”), and Prometheus, pursuant to which Merger Sub will be merged with and into Prometheus, with Prometheus surviving as a wholly owned subsidiary of Merck (the “Merger”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger; and

3.

To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting (the special meeting and any adjournments or postponements thereof, the “Special Meeting”).

Only stockholders of record as of the close of business on May 15, 2023 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board unanimously recommends that you vote:

1. “FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2. “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

3. “FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Prometheus common stock, par value $0.0001 per share (“Company Shares”), that you own. Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Prometheus before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Mark C. McKenna
Chairman of the Board, President and Chief Executive Officer

San Diego, California

May 16, 2023

YOUR VOTE IS VERY IMPORTANT!

If your Company Shares are registered directly in your name: If you are a stockholder of record, you may grant a proxy to vote your Company Shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each such method is generally available 24 hours a day and will ensure that your proxy to vote your Company Shares is confirmed and posted immediately. To grant a proxy to vote your Company Shares:

1.	BY INTERNET

a.	Go to the website at www.proxypush.com/RXDX, 24 hours a day, 7 days a week, until the start of the Special Meeting.

b.	Please have your proxy card available to verify your identity and create an electronic proxy.

c.	Follow the simple instructions provided.

2.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-866-447-1752, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

b.	Please have your proxy card available to verify your identity.

c.	Follow the simple instructions provided.

3.	BY MAIL

a.	Mark, sign and date your proxy card.

b.	Return it prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting, in the postage-paid envelope provided.

If your Company Shares are held in the name of a bank, broker or other nominee: You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your Company Shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning Company Shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the Company Shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. To vote your Company Shares at the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting. Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. If you hold your Company Shares through a bank, broker or other nominee, you must obtain from such nominee a valid “legal proxy” issued in your name in order to vote at the Special Meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us by using the contact information provided below:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, CA 92121

Attn: Corporate Secretary

Call: (858) 422-4300

i

ANNEXES

ii

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the special meeting (together with any adjournments or postponements thereof, the “Special Meeting”), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into Prometheus (as defined below), with Prometheus surviving as a wholly owned subsidiary of Merck (as defined below) (the “Merger”). Please refer to the “Summary” beginning on page 13 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Prometheus,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Prometheus Biosciences, Inc. Throughout this proxy statement we refer to Merck & Co., Inc. as “Merck” and Splash Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of April 15, 2023, as it may be amended from time to time, by and among Merck, Merger Sub and Prometheus, as the “Merger Agreement.”

Q:	Why am I receiving these materials?

A:

On April 15, 2023, Prometheus entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Merck, with and into Prometheus, with Prometheus surviving the Merger as a wholly owned subsidiary of Merck. The board of directors of Prometheus (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of the issued and outstanding shares of Prometheus common stock, par value $0.0001 per share (the “Company Shares”), in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Prometheus by Merck pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date (as defined below) and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into Prometheus, with Prometheus surviving the Merger as a wholly owned subsidiary of Merck. As a result of the Merger, Company Shares will no longer be publicly traded and will be delisted from the Nasdaq Global Select Market (“Nasdaq”). In addition, Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Prometheus will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will I receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive $200.00 in cash, without interest (the “Merger Consideration”), for each Company Share that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 Company Shares as of the Effective Time, you will receive $20,000.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Merck as a result of the Merger.

Q:

How does the Merger Consideration compare to the market price of Company Shares prior to the public announcement that Prometheus entered into the Merger Agreement? How does the Merger Consideration compare to the market price of Company Shares as of a recent trading date?

A:

The Merger Consideration represents a premium of approximately 75% over the closing price of the Company Shares on Nasdaq of $114.01 on April 14, 2023, the last trading day before the public announcement that Prometheus entered into the Merger Agreement. On May 15, 2023, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $194.43 per share. You are encouraged to obtain current market quotations for Company Shares.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually via live webcast on June 15, 2023, at 9:00 a.m. Eastern Time, or at any adjournment or postponement thereof. There will not be a physical meeting location. Prometheus stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/RXDX. To attend the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	The Merger Proposal;

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

•

To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q:	Who is entitled to vote at the Special Meeting?

A:

Only holders of record of Company Shares as of the close of business on May 15, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 47,813,238 Company Shares issued and outstanding. Each issued and outstanding Company Share on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal?

A:

In reaching its decision to unanimously approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement.

Q:	What is a quorum and how many Company Shares are needed to constitute a quorum?

A:

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the voting power of Company Shares entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our amended and restated bylaws, either (i) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present at the Special Meeting in person or represented by proxy, or (ii) the chairperson of the Special Meeting, may each adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting (regardless of whether you indicate how you wish to vote), your Company Shares will be counted for purposes of determining the presence of a quorum. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and such Company Shares will not be counted for purposes of determining the presence of a quorum. However, if you hold Company Shares in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q:

What vote is required to approve the proposal to approve certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger?

A:

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon is required to approve the Merger Compensation Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Merger Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and will not have any effect on the Merger Compensation Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Merger Compensation Proposal.

Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Prometheus or Merck. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Prometheus’ stockholders on the Merger Compensation Proposal.

Q:	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A:

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon is required to approve the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and will not have any effect on the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Adjournment Proposal.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Prometheus and its stockholders and declared it advisable for Prometheus to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement, the performance by Prometheus of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Prometheus’ stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus’ stockholders.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Shares can be voted at the Special Meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares. Please do not send your stock certificates with your proxy card.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your Company Shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), there are four ways to cause your Company Shares to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy;

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•

by voting virtually at the Special Meeting; to vote your shares at the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting. Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Company Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee, and provided you have pre-registered for the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your Company Shares.

If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?

A:

If your Company Shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Prometheus.

If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?

A:

No. Because any Company Shares you may hold in “street name” will be deemed to be held by a different stockholder than any Company Shares you hold as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Shares. Without such instructions, a broker non-vote will result, and your Company Shares will not be voted at the Special Meeting. A broker non-vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Proposal is based on the total number of Company Shares issued and outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Prometheus Biosciences, Inc., Attention: Corporate Secretary, 3050 Science Park Road, San Diego, CA 92121 prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to the start of the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your Company Shares in “street name,” and you have instructed a broker, bank or other nominee to vote your Company Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote. You may also vote at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person (a “proxy”) to vote your Company Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Shares is called a “proxy card.” The Board has designated each of Mark C. McKenna, Chairman of the Board, President and Chief Executive Officer, and Timothy K. Andrews, General Counsel, with full power of substitution, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the Company Shares voted?

A:

Regardless of the method you choose to grant a proxy to vote your Company Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

All stockholders of Prometheus as of the Record Date may attend and vote at the virtual Special Meeting. You will not be able to attend the Special Meeting physically in person. To vote your Company Shares at the Special Meeting, you must pre-register for the Special Meeting at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting. For additional information on how to pre-register for the Special Meeting, please see the section entitled “The Special Meeting—Pre-Registering for the Special Meeting” beginning on page 28 of this proxy statement.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee and provided you have pre-registered for the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company Shares will be represented at the Special Meeting. If you hold your Company Shares in “street name,” because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?

A:

If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies Prometheus in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the Merger Consideration to which I am entitled?

A:

If you hold your Company Shares in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates, to an exchange agent to be designated by Merck in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your Company Shares in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your Company Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.

Q:	Should I send in my stock certificate(s) now or other evidence of ownership now?

A:	No. Please do not send in your stock certificates or other documents evidencing ownership of Company Shares now or with your proxy card.

Q:	I do not know where my stock certificate is. How will I get the Merger Consideration for my Company Shares?

A:

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement and approval of the Merger by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other conditions.

We currently anticipate that the Merger will be consummated in the third quarter of 2023, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Prometheus and Merck, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on Prometheus?

A:

The Company Shares are currently registered under the Exchange Act, and are listed on Nasdaq under the symbol “RXDX.” As a result of the Merger, Prometheus will cease to be a publicly traded company and will become a wholly owned subsidiary of Merck. As soon as reasonably practicable following the consummation of the Merger, the Company Shares will cease trading on and be delisted from Nasdaq and will be deregistered under the Exchange Act, and Prometheus will no longer be required to file periodic reports with the SEC.

Q:	Why am I being asked to vote on the Merger Compensation Proposal?

A:

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the Merger Compensation Proposal at the Special Meeting?

A:

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on Prometheus or Merck. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Prometheus’ stockholders on the Merger Compensation Proposal.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Prometheus stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Prometheus will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Merck a termination fee of $325,364,166 upon the termination of the Merger Agreement (the “Prometheus Termination Fee”) as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of Prometheus stockholders generally?

A:

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Prometheus in the Merger” beginning on page 64 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

We will bear the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to Prometheus stockholders of the exchange of Company Shares for cash pursuant to the Merger?

A:

The exchange of the Company Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You should consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement.

Q:	What will the holders of Prometheus equity awards receive in the Merger?

A:

As of the Effective Time, (i) each Prometheus stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (A) the aggregate number of Company Shares underlying such Prometheus stock option by (B) an amount equal to the Merger Consideration less the applicable per share exercise price of such Prometheus stock option, less any applicable withholding taxes or other amounts required by applicable law to be withheld; (ii) each Prometheus restricted stock unit (“RSU”) award that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such RSU award by (y) the Merger Consideration, less any applicable withholding taxes or other amounts required by applicable law to be withheld; and (iii) each Prometheus Company Share subject to vesting or forfeiture conditions that is outstanding immediately prior to the Effective Time will vest in full and be treated the same as all other Company Shares and converted into the right to receive the Merger Consideration, less any applicable withholding taxes or other amounts required by applicable law to be withheld.

For additional information regarding the treatment of Prometheus equity awards, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Q:	What will happen to the Prometheus 2021 Employee Stock Purchase Plan?

A:

Except for the offering periods under Prometheus’ 2021 Employee Stock Purchase Plan (the “ESPP”) that were in effect on April 15, 2023 (the “Final Offering Periods”), no new offering periods under the ESPP will commence following April 15, 2023, there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the ESPP during the current offering periods, except those made in accordance with payroll deduction elections that are in effect as of April 15, 2023, and no individuals will commence participation in the ESPP following April 15, 2023. If the Effective Time occurs during one or more of the Final Offering Periods, (w) the final exercise date(s) under the ESPP will be such date as Prometheus determines in its sole discretion (which date must be no later than the date that is five business days prior to the Effective Time), (x) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase Company Shares in accordance with the terms of the ESPP as of such final exercise date, and (y) as promptly as practicable following the purchase of Company Shares in accordance with the preceding clause (x), Prometheus will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Q:	Am I entitled to appraisal rights instead of receiving the Merger Consideration for my Company Shares under the DGCL?

A:

Yes. As a holder of record or beneficial owner of Company Shares, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders and beneficial owners of Company Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Prometheus before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us at the contact information provided below:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, CA 92121

Attn: Corporate Secretary

Call: (858) 422-4300

If your broker, bank or other nominee holds your Company Shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 114 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 27)

Prometheus Biosciences, Inc.

Prometheus is a Delaware corporation with principal executive offices located at 3050 Science Park Road, San Diego, CA 92121, telephone number (858) 422-4300. Prometheus is a clinical-stage biotechnology company pioneering a precision medicine approach to the discovery, development, and commercialization of novel therapeutic products for the treatment of immune-mediated diseases, starting first with inflammatory bowel disease. Prometheus leverages its proprietary precision medicine platform, Prometheus360™, which includes one of the world’s largest gastrointestinal bioinformatics databases and sample biobanks, to identify novel therapeutic targets, develop therapeutic candidates to engage those targets and develop genetics-based diagnostic tests designed to identify patients more likely to respond to its therapeutic candidates. The Company Shares are listed on Nasdaq under the symbol “RXDX.” See “The Companies—Prometheus Biosciences, Inc.” beginning on page 27 of this proxy statement.

Additional information about Prometheus is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

Merck & Co., Inc.

Merck, known as MSD outside the United States and Canada, is a New Jersey corporation with principal executive offices located at 126 East Lincoln Avenue, Rahway, NJ 07065, telephone number (908) 740-4000. Merck is a global health care company that delivers innovative health solutions through its prescription medicines, including biologic therapies, vaccines and animal health products. The common stock of Merck is listed on the New York Stock Exchange under the symbol “MRK.” See “The Companies—Merck & Co., Inc.” beginning on page 27 of this proxy statement.

Splash Merger Sub, Inc.

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Merck, with registered office located at 1209 Orange Street, Wilmington, DE 19801. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist. See “The Companies—Splash Merger Sub, Inc.” beginning on page 27 of this proxy statement.

The Special Meeting (page 28)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on June 15, 2023, at 9:00 a.m. Eastern Time, or at any adjournment or postponement thereof. Prometheus stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/RXDX. To attend the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee and provided you have pre-registered for the Special Meeting.

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 103)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Prometheus, with Prometheus surviving the Merger as a wholly owned subsidiary of Merck and that, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held by Prometheus, Merck, any wholly-owned subsidiary of Prometheus or of Merck, or any stockholder or beneficial owner who has properly exercised his, her or its appraisal rights) will be automatically canceled and converted into the right to receive the Merger Consideration.

Following the Merger, the Company Shares will no longer be publicly listed and traded on Nasdaq, and existing Prometheus stockholders will cease to have any ownership interest in Prometheus.

Record Date; Shares Entitled to Vote; Quorum (page 29)

You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting, permitting Prometheus to transact business at the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes (page 29)

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date to vote “FOR” the Merger Proposal. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal.

As of the Record Date, there were 47,813,238 Company Shares issued and outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 46)

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Prometheus and its stockholders and declared it advisable for Prometheus to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement, the performance by Prometheus of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Prometheus’ stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus’ stockholders. The Board unanimously recommends that Prometheus stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Prometheus stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Centerview Partners LLC (page 52)

Prometheus retained Centerview Partners LLC (“Centerview”) as financial advisor to the Board in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Company Shares (other than any Company Shares (i) held by Prometheus as treasury stock, (ii) owned by Merck or any of its subsidiaries, including Merger Sub, in each case as of immediately prior to the Effective Time, or (iii) the Dissenting Company Shares, together with any Company Shares held by any affiliate of Prometheus or Merck, the “Excluded Shares”) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On April 15, 2023, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 15, 2023 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of Company Shares (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated April 15, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and other transactions contemplated by the Merger Agreement and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Company Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any Prometheus stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter. In connection with Centerview’s services as the financial advisor to the Board, Prometheus has agreed to pay Centerview an aggregate fee of $70.5 million, $2.0 million of which was payable upon the earlier to occur of (i) the date on which Centerview advised the Board that it was prepared to render its opinion and (ii) the rendering of the opinion and $68.5 million of which is payable contingent upon consummation of the Merger.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Opinion of Goldman Sachs & Co. LLC (page 57)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Board that, as of April 15, 2023 and based upon and subject to the factors and assumptions set forth therein, the $200.00 in cash per Company Share to be paid to the holders (other than Merck and its affiliates) of Company Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders of Company Shares.

The full text of the written opinion of Goldman Sachs, dated April 15, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger and other transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company Shares should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between Prometheus and Goldman Sachs, Prometheus has agreed to pay Goldman Sachs a transaction fee of approximately $70.5 million, $1 million of which became payable upon the announcement of the Merger, and the remainder of which is contingent upon consummation of the Merger.

Certain Effects of the Merger on Prometheus (page 38)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Prometheus, with Prometheus surviving as a wholly owned subsidiary of Merck. Throughout this proxy statement, we use the term “surviving corporation” to refer to Prometheus as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Merck may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on Prometheus if the Merger Is Not Consummated (page 38)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Prometheus stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Prometheus will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Prometheus may be required to pay Merck a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement. Additionally, a reverse termination fee may be payable by Merck to Prometheus in the event that the Merger Agreement is terminated under specified circumstances, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration (page 39)

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically, without any action by the holders of such Company Shares, be converted into the right to receive the Merger Consideration, and each holder of a share represented by a certificate (“Certificates”) or non-certificated and represented by book-entry (“Book-Entry Shares”), which immediately prior to the Effective Time represented Company Shares, will cease to have any rights with respect to such Company Shares other than the right to receive the Merger Consideration. As described further under “The Merger Agreement—Payment for Company Shares” beginning on page 80 of this proxy statement, prior to the Closing Date, Merck will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with an exchange agent designated by Merck that is reasonably acceptable to Prometheus (the “paying agent”) (which amount will not include any amounts payable to the holders of Prometheus equity awards). As soon as practicable after the Effective Time, holders of Certificates will receive a letter of transmittal instructing them to send their Certificates to the exchange agent in order to receive the Merger Consideration for each Company Share represented by such Certificates.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by Prometheus, Merck, Merger Sub, or by any direct or indirect wholly owned subsidiary of Prometheus, Merck or Merger Sub (“Canceled Company Shares”) will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time.

Further, any Company Shares that are issued and outstanding and held by Prometheus stockholders (or held in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Company Shares) as of immediately prior to the Effective Time who are entitled to demand and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (“Section 262”) (collectively, “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Merger Consideration, and the holders thereof will be entitled only to such rights as are granted by Section 262. See “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Prometheus stockholder as a result of the Merger (except that any holder of Dissenting Company Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in Merck or the surviving corporation.

Treatment of Equity Awards and the ESPP (page 79)

Under the Merger Agreement, each Prometheus stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such Prometheus stock option by (ii) an amount equal to the Merger Consideration less the applicable per share exercise price of such Prometheus stock option.

The Merger Agreement also provides that each Prometheus RSU award that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such Prometheus RSU award by (ii) the Merger Consideration.

The Merger Agreement also provides that each Company Share issued under Prometheus’ 2021 Incentive Award Plan or 2017 Equity Incentive Plan that is subject to vesting or forfeiture conditions and that is outstanding immediately prior to the Effective Time (a “Prometheus Restricted Share”) will vest in full and be treated the same as all other Company Shares and converted into the right to receive the Merger Consideration.

All amounts that become due in respect of outstanding Prometheus equity or equity-based awards described herein will be less any required withholding taxes and without interest.

Except for the Final Offering Periods under the ESPP, no new offering periods under the ESPP will commence following April 15, 2023, there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the ESPP during the current offering periods, except those made in accordance with payroll deduction elections that are in effect as of April 15, 2023, and no individuals will commence participation in the ESPP following April 15, 2023. If the Effective Time occurs during one or more of the Final Offering Periods, (w) the final exercise date(s) under the ESPP will be such date as Prometheus determines in its sole discretion (which date must be no later than the date that is five business days prior to the Effective Time), (x) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase Company Shares in accordance with the terms of the ESPP as of such final exercise date, which shares, to the extent outstanding immediately prior to the Effective Time, will be canceled at the Effective Time in exchange for the right to receive the Merger Consideration, and (y) as promptly as practicable following the purchase of Company Shares in accordance with the preceding clause (x), Prometheus will return to each participant the funds, if any, that remain in such participant’s account after such purchase. If the Effective Time occurs after the end of both of the Final Offering Periods, (x) all amounts allocated to each participant’s account under the ESPP at the end of each of the Final Offering Periods shall be used to purchase whole Company Shares under the terms of the ESPP for such offering period, which shares, to the extent outstanding immediately prior to the Effective Time, will be canceled at the Effective Time in exchange for the right to receive the Merger Consideration, and (y) as promptly as practicable following the purchase of Company Shares in accordance with the preceding clause (x), Prometheus will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Interests of the Directors and Executive Officers of Prometheus in the Merger (page 64)

In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that members of the Board and Prometheus’ executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Prometheus stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Prometheus stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to:

•

each member of the Board and each of Prometheus’ executive officers holds outstanding Prometheus equity awards. All such equity awards outstanding as of the date of this proxy statement will be afforded the treatment described above under “—Treatment of Prometheus Equity Awards and the ESPP”;

•

each of Prometheus’ executive officers is party to a preexisting employment letter agreement that provides for severance payments and benefits upon a qualifying termination, and in Mr. McKenna’s case, enhanced severance payments and benefits in connection with a change in control (including the Merger);

•

if an executive officer experiences a qualifying termination prior to payment of fiscal year 2023 bonuses, the executive officer will receive his or her 2023 bonus, paid at two-hundred percent (200%) of target (which will be prorated if such termination occurs prior to December 31, 2023); and

•

continued indemnification in favor of the current and former directors and officers of Prometheus, as well as certain obligations related to maintenance of directors’ and officers’ liability insurance.

For additional information on the potential interests of members of the Board and Prometheus’ executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Prometheus in the Merger” beginning on page 64 of this proxy statement.

Financing of the Merger (page 68)

The consummation of the Merger is not conditioned upon receipt of financing by Merck. Merck and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Merck or Merger Sub pursuant to the terms of the Merger Agreement.

Appraisal Rights (page 68)

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Prometheus and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares (page 72)

The receipt of cash for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder’s Company Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 75)

Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any extension thereof) under the HSR Act has expired or been terminated. Prometheus and Merck filed their respective HSR Act notifications on April 21, 2023. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger (page 77)

On May 9, 2023, two lawsuits were filed in the United States District Court for the Southern District of New York against Prometheus and the members of the Board: O’Dell v. Prometheus Biosciences, Inc., Case No. 23-cv-3862, and Wang v. Prometheus Biosciences, Inc., Case No. 23-cv-03875. The lawsuits allege that the preliminary proxy statement filed by Prometheus on April 28, 2023 with the SEC in connection with the Merger omits material information with respect to the transactions contemplated by the Merger Agreement, rendering it false and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiffs seek, among other things, injunctive relief, rescission, declaratory relief and unspecified monetary damages. Prometheus believes these lawsuits are wholly without merit. Additional lawsuits regarding the Merger may be filed.

No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change (page 90)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Prometheus will not, and will cause its directors and officers not to, nor will it authorize or knowingly permit any of its other representatives to, and will direct and use its reasonable best efforts to cause such other representatives not to, directly or indirectly:

•

solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement);

•

furnish to any person (other than Merck, Merger Sub or any designees or representatives of Merck or Merger Sub), or any representative thereof, any information, or afford to any person (other than Merck, Merger Sub or any designees or representatives of Merck or Merger Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of Prometheus or any of its subsidiaries, in any such case with the intent to facilitate the making, submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person, or any representative thereof, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement) entered into in accordance with the terms of the Merger Agreement);

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, if before obtaining the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon as of the Record Date in favor of the Merger Proposal (the “Prometheus Stockholder Approval”), Prometheus or any of its representatives has received a bona fide written Acquisition Proposal from any person or group of persons that did not result from a material breach of Prometheus’ obligations related to non-solicitation as set forth in the Merger Agreement, then if the Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement) and that the failure to take action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Prometheus may, subject to certain requirements:

•

enter into an Acceptable Confidentiality Agreement (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement), as required by the Merger Agreement, with such person or group of persons;

•	engage in discussions to clarify the terms and conditions of, or furnish information with respect to Prometheus to the person or group of persons making such Acquisition Proposal; and

•	participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal.

Before obtaining the Prometheus Stockholder Approval, the Board, in response to (i) the receipt of a bona fide written Acquisition Proposal after the date of the Merger Agreement that did not result from a material breach of Prometheus’ covenants and agreements related to non-solicitation as set forth in the Merger Agreement, or (ii) the occurrence of an Intervening Event (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement), may effect a Company Board Recommendation Change (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement) or, in the case of clause (i) above and subject to compliance with certain procedures specified in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement.

However, the Board is not permitted to take the actions described in the paragraph immediately above unless, among other things, (i) the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (ii) in the case of receipt of an Acquisition Proposal, the Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal or, in the case of an Intervening Event, that an Intervening Event has occurred, (iii) Prometheus provides written notice to Merck at least three (3) business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor, (iv) Prometheus is, and causes its representatives to be, reasonably available to negotiate with Merck in good faith (to the extent Merck desires to negotiate) during such three business day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement, and (v) no earlier than the end of such three business day period, the Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel), after considering any amendments to the terms and conditions of the Merger Agreement proposed by Merck in a binding written offer irrevocably made by Merck during such three business day period, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). In the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the terms or conditions of such Acquisition Proposal, Prometheus must provide written notice to Merck at least two business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor and, if requested by Merck, negotiate with Merck in good faith (to the extent Merck desires to negotiate) during such period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement.

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on making a Company Board Recommendation Change, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement.

Conditions to the Merger (page 97)

The respective obligations of Prometheus, Merck and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the mutual consent of Merck, Merger Sub and Prometheus, to the extent permitted by applicable law:

•	the Prometheus Stockholder Approval shall have been obtained;

•

(i) the expiration or termination of any applicable waiting period under the HSR Act and (ii) all other waivers, approvals and waiting periods under certain other specified antitrust laws have been obtained, terminated or expired; and

•

the absence of any law that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal and the absence of any injunction, order or decree that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal in the United

States or in certain specified jurisdictions, or, in each case, that otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of Merck and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the mutual consent of Merck and Merger Sub, to the extent permitted by applicable law:

•

the representations and warranties made by Prometheus in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect (as defined below) being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Prometheus in the Merger Agreement with respect to the capitalization of Prometheus being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Prometheus in the Merger Agreement with respect to corporate organization and qualification, stockholder approval and brokers’ and certain expenses (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Prometheus in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•	Prometheus having performed in all material respects the agreements or covenants required to be performed, or complied with, by Prometheus under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect that is continuing as of the Effective Time; and

•

the delivery by Prometheus of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Prometheus, certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of Prometheus to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

•

the representations and warranties of Merck or Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Merck or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

•

Merck and Merger Sub having performed in all material respects the agreements or covenants required to be performed, or complied with, by Merck or Merger Sub under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by Merck of a certificate signed on behalf of Merck by an officer certifying that the conditions described in the preceding two bullets have been satisfied.

Termination (page 98)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time as follows:

•	by mutual written agreement of Prometheus and Merck;

•	by either Prometheus or Merck, if:

•

the Effective Time shall not have occurred on or before April 15, 2024 (the “Termination Date”), provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the failure of the Effective Time to occur on or before the Termination Date;

•

a court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or law permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal prior to the Effective Time, the consummation of the transactions contemplated by the Merger Agreement that becomes final and non-appealable (except that the party seeking to terminate the Merger Agreement as described in this bullet must have used reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and each of the other transactions contemplated by the Merger Agreement, including to resist, contest, appeal and remove any legal proceeding and have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by the Merger Agreement and, if applicable, taking any and all actions as required by the Merger Agreement to obtain antitrust approvals as more fully described under “The Merger Agreement—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 94 of this proxy statement) prior to asserting the right to terminate arising pursuant to this bullet; or

•	the Special Meeting has been held and the Prometheus Stockholder Approval was not obtained at any adjournment or postponement thereof;

•	by Merck, if:

•

Prometheus breaches or fails to perform any of its covenants or agreements or other obligations set forth in the Merger Agreement, which breach or failure to perform would cause any of the conditions to Merck’s and Merger Sub’s obligations to consummate the Merger not to be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of the Company set forth in the Merger Agreement become inaccurate such that the closing conditions with respect to the Company’s representations and warranties are not capable of being satisfied at the Effective Time, and such breach, failure to perform or inaccuracy is incapable of being cured by the Termination Date or is not cured by Prometheus within twenty business days following Merck’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy, except that Merck will not have the right to terminate the Merger Agreement as described in this bullet if Merck or Merger Sub are in breach of the Merger Agreement, such that Prometheus has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

a Company Board Recommendation Change occurs or a tender or exchange offer constituting an Acquisition Proposal has been publicly commenced by a person who is not an affiliate or representative of Merck and Prometheus fails to publicly reaffirm the Company Board Recommendation (as defined below) within ten business days following the receipt of a written request from Merck to do so;

•	by Prometheus, if:

•

Merck or Merger Sub breaches or fails to perform any of their respective covenants and agreements, or other obligations under the Merger Agreement, or any of the representations or warranties set forth in the Merger Agreement become inaccurate, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, such that they would reasonably be expected to prevent, materially impede or materially delay the ability of Merck or Merger Sub to consummate the transactions contemplated by the Merger Agreement (including the Merger), and such breach, failure to perform or inaccuracy of Merck and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty business days following Prometheus’ delivery of written notice to Merck of such breach, failure to perform or inaccuracy, except that Prometheus will not have the right to terminate the Merger Agreement as described in this bullet if Prometheus is in breach of the Merger Agreement, such that Merck has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to obtaining the Prometheus Stockholder Approval, Prometheus accepts a Superior Proposal and enters into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal, except that the right to terminate the Merger Agreement as described in this bullet is only available if (i) Prometheus has materially complied with its obligations related to non-solicitation and as more fully described under “The Merger Agreement—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement and (ii) Prometheus pays to Merck the termination fee as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement).

Termination Fee; Certain Expenses (page 100)

Under certain circumstances, including due to a change in the Company Board Recommendation and the entry by Prometheus into a definitive agreement with respect to a Superior Proposal, Prometheus will be required to pay Merck the Prometheus Termination Fee equal to $325,364,166. In addition, in connection with a termination of the Merger Agreement under specified circumstances, including due to a failure to effect the Merger prior to the Termination Date because of an inability to obtain the necessary competition approvals or due to the entry of a final, non-appealable antitrust law or order permanently restraining, enjoining, preventing, or prohibiting the Merger, Merck will be required to pay Prometheus a termination fee equal to $650,728,333 (the “Merck Termination Fee”). For more information, please see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Generally, if Merck actually receives the termination fee in circumstances in which it is payable by Prometheus, Prometheus will have no further liability to Merck or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Prometheus actually receives the termination fee in circumstances in which it is payable by Merck, Merck will have no further liability to Prometheus under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 101)

Except as otherwise described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement, whether or not the Merger is consummated, Prometheus, Merck and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 109)

The Company Shares have been listed on Nasdaq under the symbol “RXDX.” On April 14, 2023, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the Company Shares on Nasdaq was $114.01 per share. On May 15, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $194.43 per share. You are encouraged to obtain current market quotations for Company Shares.

Prometheus has never declared or paid any cash dividends on its capital stock, and Prometheus does not currently intend to pay, nor under the Merger Agreement may Prometheus pay without the prior written consent of Merck, any cash dividends on its capital stock in the foreseeable future.

Delisting and Deregistration of Company Shares (page 77)

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE COMPANIES

Prometheus Biosciences, Inc.

Prometheus is a Delaware corporation with principal executive offices located at 3050 Science Park Road, San Diego, CA 92121, telephone number (858) 422-4300. Prometheus is a clinical-stage biotechnology company pioneering a precision medicine approach to the discovery, development, and commercialization of novel therapeutic products for the treatment of immune-mediated diseases, starting first with inflammatory bowel disease. Prometheus leverages its proprietary precision medicine platform, Prometheus360™, which includes one of the world’s largest gastrointestinal bioinformatics databases and sample biobanks, to identify novel therapeutic targets, develop therapeutic candidates to engage those targets, and develop genetics-based diagnostic tests designed to identify patients more likely to respond to its therapeutic candidates. The Company Shares are listed on Nasdaq under the symbol “RXDX.” Additional information about Prometheus is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

Merck & Co., Inc.

Merck, known as MSD outside the United States and Canada, is a New Jersey corporation with principal executive offices located at 126 East Lincoln Avenue, Rahway, NJ 07065, telephone number (908) 740-4000. Merck is a global health care company that delivers innovative health solutions through its prescription medicines, including biologic therapies, vaccines and animal health products. The common stock of Merck is listed on the New York Stock Exchange under the symbol “MRK.”

Splash Merger Sub, Inc.

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Merck, with a registered office located at 1209 Orange Street, Wilmington, DE 19801. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

We are furnishing this proxy statement to Prometheus stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on June 15, 2023, at 9:00 a.m. Eastern Time, or at any adjournment or postponement thereof. Prometheus stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/RXDX. To attend the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee and provided you have pre-registered for the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal. If holders of Company Shares fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 78 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about May 16, 2023.

Pre-Registering for the Special Meeting

In order to attend the Special Meeting, you must pre-register at www.proxydocs.com/RXDX by 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

Prometheus Stockholders of Record

Prometheus stockholders of record as of the Record Date may register to participate in the Special Meeting remotely by visiting www.proxydocs.com/RXDX. Please have your proxy card, or notice, containing your control number available and follow the instructions to complete your registration request. After registering, Prometheus stockholders will receive a confirmation email with a link and instructions for accessing the virtual Special Meeting. Requests to register to participate in the Special Meeting remotely must be received no later than 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

Beneficial (Street Name) Stockholders

Prometheus stockholders whose Company Shares are held through a bank, broker or other nominee as of the Record Date may register to participate in the Special Meeting remotely by visiting www.proxydocs.com/RXDX. Please have your voting instruction form, notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, Prometheus stockholders will receive a confirmation email with a link and instructions for accessing the virtual Special Meeting. Requests to register to participate in the Special Meeting remotely must be received no later than 5:00 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

Questions on How to Pre-Register

If you have any questions or require any assistance with pre-registering, please contact MacKenzie Partners, Inc., Prometheus’ proxy solicitor for the Special Meeting, at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on May 15, 2023, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 3050 Science Park Road, San Diego, CA 92121, during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were 47,813,238 Company Shares issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum for Prometheus to transact business at the Special Meeting. In general, Company Shares that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as Company Shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. However, if a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Company Shares that are issued and outstanding as of the Record Date and entitled to vote thereon. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon.

If a Prometheus stockholder fails to vote, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but it will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

If a Prometheus stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but will not be considered to be a vote cast on, and will have no effect on, the Merger Compensation Proposal or the Adjournment Proposal.

If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote, and each broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Prometheus and their affiliates beneficially owned and were entitled to vote, in the aggregate, 50,789 Company Shares, which represented approximately 0.1% of the Company Shares issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their Company Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal, although none of them is obligated to do so.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on June 15, 2023, at 9:00 a.m. Eastern Time, at www.proxypush.com/RXDX (unless the Special Meeting is adjourned or postponed).

You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Prometheus offers four different voting methods, Prometheus encourages you to vote over the Internet or by phone as Prometheus believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Company Shares Held by Record Holders

If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, Computershare, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 866-447-1752, until 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting, or via the Internet, until the start of the Special Meeting, by accessing the Internet address as specified on the enclosed proxy card. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting, your Company Shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held in “Street Name”

If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, such actions will result in a “broker non-vote.” Broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Shares held in “street name,” only Company Shares affirmatively voted “FOR” the Merger Proposal, the Merger Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Prometheus Biosciences, Inc., Attention: Corporate Secretary, 3050 Science Park Road, San Diego, CA 92121 prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to the start of the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Prometheus or by sending a written notice of revocation to Prometheus, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Prometheus before the Special Meeting. Please note that to be effective, your new proxy card, telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to 11:59 p.m. Eastern Time on June 14, 2023, the day preceding the Special Meeting.

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Prometheus stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our amended and restated bylaws, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present at the Special Meeting in person or represented by proxy, shall have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than thirty (30) days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Prometheus and its stockholders and declared it advisable for Prometheus to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement, the performance by Prometheus of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Prometheus’ stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus’ stockholders (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the third quarter of 2023, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Prometheus and Merck, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Prometheus and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to Prometheus Biosciences, Inc., 3050 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary, telephone number 858-422-4300. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their broker, bank or other intermediary or sending a written request to Prometheus Biosciences, Inc. at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, CA 92121

Attn: Corporate Secretary

Call: (858) 422-4300

If your broker, bank or other nominee holds your Company Shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “should,” “will,” “would” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the Prometheus Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of the waiting period applicable to the Merger under the HSR Act;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Merck the Prometheus Termination Fee;

•	risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, without limitation, suppliers and other business partners), operating results and business generally;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Prometheus’ financial performance;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to diverting the attention of our management and employees from ongoing business operations;

•	the inability to obtain the Prometheus Stockholder Approval with respect to the Merger;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•

Prometheus’ ability to implement its business strategy, including the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and

•	the risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Prometheus or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Prometheus’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Prometheus can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Prometheus undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Prometheus does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Prometheus

If the Merger Agreement is adopted by Prometheus stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Prometheus, with Prometheus continuing as the surviving corporation and a wholly owned subsidiary of Merck.

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

The Company Shares are listed and trade on Nasdaq under the symbol “RXDX.” As a result of the Merger, Prometheus will cease to be a publicly traded company and will become a wholly owned subsidiary of Merck. Prior to the Effective Time, we will reasonably cooperate with Merck to delist the Company Shares from Nasdaq and deregister the Company Shares under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or Merck.

Effect on Prometheus if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Prometheus stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Prometheus will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Prometheus will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Prometheus may be required to pay Merck a termination fee, and under other specified circumstances, Merck may be required to pay Prometheus a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Merger Consideration

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by Merck, Merger Sub or Prometheus, or by any direct or indirect wholly owned subsidiary of Prometheus, Merck, or Merger Sub shall be canceled and extinguished without any consideration paid therefor at the Effective Time.

“Dissenting Company Shares” refers to each Company Share issued and outstanding and held by a stockholder of Prometheus as of immediately prior to the Effective Time who is entitled to demand and who has properly and validly demanded his, her or its statutory rights of appraisal in respect of such Dissenting Company Share in compliance in all respects with Section 262 of the DGCL. Dissenting Company Shares shall not be converted into, or represent the right to receive the Merger Consideration. Please see “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement for more information.

Each issued and outstanding share of restricted stock of Prometheus as of immediately prior to the Merger will, by virtue of the Merger, automatically and without any action on the part of Prometheus, Merck or the holder thereof, become automatically fully vested and, at the Effective Time, be converted into the right to receive the Merger Consideration.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Prometheus stockholder as a result of the Merger (except that any holder of Dissenting Company Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in Merck or the surviving corporation.

Each of the paying agent, the surviving corporation, Merger Sub, and Merck will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the surviving corporation, Merger Sub, or Merck, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts shall be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The terms of the Merger Agreement were the result of extensive negotiations between Prometheus, Merck and their respective affiliates and representatives. The following is a brief description of the background of the Merger and related transactions.

The Board, together with members of senior management of Prometheus, regularly reviews and assesses the performance, future growth prospects, business plans and the overall strategic direction of Prometheus, and considers a variety of strategic alternatives that may be available to Prometheus, including continuing to pursue its strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case, with the goal of maximizing stockholder value.

As part of that review, on May 19, 2022, the Board held a meeting, with members of Prometheus management and representatives of Goldman Sachs, financial advisor to Prometheus, and Latham & Watkins LLP (“Latham”), legal advisor to Prometheus, in attendance, during which representatives of Goldman Sachs presented to the Board regarding the current environment of biopharmaceutical capital markets and M&A transactions and considerations associated therewith, including the current regulatory environment, as well as potential financing windows for Prometheus.

Also in May 2022, members of Prometheus management met with representatives of Centerview to discuss market conditions, industry transactions, and potential strategic opportunities.

On August 11, 2022, the Board held a meeting, with members of Prometheus management and representatives of Goldman Sachs and Latham in attendance, during which representatives of Goldman Sachs discussed current biopharmaceutical capital markets and M&A considerations, including recently announced transactions, and reviewed process and timeline considerations related to strategic partnering and financing opportunities for Prometheus. After the discussion, the Board authorized Prometheus to (i) explore potential strategic partnering and financing opportunities and (ii) taking into account a number of factors, including its familiarity with Prometheus, its reputation as an internationally recognized investment banking firm, and its substantial experience with respect to the pharmaceutical and biotechnology industries, engage Goldman Sachs as its financial advisor in connection with this review of strategic alternatives.

On September 27, 2022, Prometheus entered into an engagement letter with Goldman Sachs to explore potential strategic opportunities.

From October 2022 to early December 2022, Prometheus management, with the assistance of representatives of Goldman Sachs, identified potential parties for a partnership with respect to PRA023, including to co-develop and co-commercialize PRA023 worldwide, and, at the direction of Prometheus management, representatives of Goldman Sachs conducted outreach to seventeen parties, comprised of large and mid-cap pharmaceutical companies, including Merck, Party V, Party W, Party X, Party Y and Party Z, to discuss such opportunities. All but one of the parties contacted expressed interest in exploring a partnership with Prometheus and of those sixteen potential counterparties, each either had an existing non-disclosure agreement in place with Prometheus from a prior business opportunity or entered into a new non-disclosure agreement in connection with this outreach. Of the sixteen non-disclosure agreements, ten included a standstill provision, none of which included a “don’t ask, don’t waive” provision with respect thereto. Each of the sixteen parties was given access to a virtual data room enabling them to conduct due diligence regarding Prometheus and Prometheus management gave management presentations to each of the parties. Members of Prometheus management also responded to due diligence requests from the parties.

On November 10, 2022, the Board held a meeting, with members of Prometheus management and representatives of Goldman Sachs and Latham in attendance, during which Goldman Sachs presented on and discussed with the Board strategic opportunities that might become available to Prometheus following the planned release of results of its ARTEMIS-UC Phase 2 and APOLLO-CD Phase 2a studies and in the context of the broader financial markets.

On November 30, 2022, members of Prometheus management met with representatives of Centerview to discuss market conditions, industry transactions, and potential strategic opportunities.

On December 6, 2022, the Board held a meeting, with members of Prometheus management and representatives of Latham in attendance, to discuss Prometheus’ ARTEMIS-UC Phase 2 and APOLLO-CD Phase 2a study results. Members of Prometheus management presented to the Board regarding the positive trial results and discussed the expected market reaction to the trial results announcement in the context of a potential financing. Taking into account the positive trial results and cash runway considerations, the Board then determined it was in the best interests of Prometheus and its stockholders to prepare for a potential equity financing, and the Board authorized the creation of a pricing committee of the Board, composed of Mark McKenna, Chairman of the Board and Chief Executive Officer at Prometheus, Joseph Papa and Martin Hendrix, both members of the Board, and delegated to the pricing committee the authority to determine and approve the aggregate number of shares to be sold and the price per share for a common stock equity capital raise.

On December 7, 2022, Prometheus publicly announced (i) positive top line results for PRA023 in both its ARTEMIS-UC Phase 2 study and its APOLLO-CD Phase 2a study and its intention to advance PRA023 into

Phase 3 for ulcerative colitis and Crohn’s disease indications and (ii) a proposed $250 million public offering of common stock, with Goldman Sachs, among others, acting as joint bookrunning manager for the offering. The price of a Company Share closed at $36.06 on December 6, 2022 and $95.80 on December 7, 2022 and opened at $103.06 on December 8, 2023.

On December 8, 2022, after approval of the pricing committee of the Board, Prometheus announced the pricing of an upsized common stock offering for gross proceeds, after exercise in full of the underwriters’ over-allotment option, of $550 million at a price of $110.00 per share. The offering closed on December 13, 2022.

Following the announcement of positive trial results and the successful common stock offering, Prometheus management, in consultation with the Board and separately with representatives of Goldman Sachs and Centerview, determined to pause any near-term partnership discussions, and between December 10, 2022 and December 11, 2022, Mr. McKenna contacted each of the previously interested parties to inform them that Prometheus was no longer moving forward with a formal process for potential partnership opportunities and would be shutting down access to the virtual data room.

From December 2022 until late March 2023, members of Prometheus management and representatives of Goldman Sachs and Centerview had regular communications with a number of the previously contacted parties, including Merck, Party V, Party W, Party X, Party Y and Party Z, in order to respond to questions and provide regular updates regarding Prometheus’ business, and members of senior Prometheus management met in person at the J.P. Morgan Annual Healthcare Conference in January 2023 with representatives of Merck, Party V, Party W, Party X and Party Y and subsequently met with Party Z. Throughout these meetings, representatives of Merck, Party V, Party W, Party X, Party Y and Party Z confirmed that they remained interested in a potential strategic transaction with Prometheus but did not make any proposals with respect to a transaction. Over the course of these meetings and upon request, interested parties had their access to the virtual data room restored, with Merck receiving access on January 12, 2023, Party W receiving access on January 23, 2023 and Party X receiving access on March 14, 2023.

As part of the communications described in the immediately preceding paragraph, on January 19, 2023, Sunil Patel, Senior Vice President and Head of Corporate Development & Licensing at Merck, called Mr. McKenna to express continued interest in Prometheus and requested access to certain diligence materials which were subsequently provided by Prometheus to Merck. On February 9, 2023, Mr. Patel again spoke with Mr. McKenna and expressed Merck’s significant interest in a potential strategic transaction between the two companies.

On March 6, 2023, representatives of Goldman Sachs spoke to a representative of Party V who advised that Party V was stopping further evaluation of a potential strategic transaction with Prometheus.

On March 7, 2023, Mr. McKenna met with a representative of Party Z, who indicated that Party Z was unlikely to move forward with a potential acquisition of Prometheus. On the same day, members of the senior management of Prometheus met with representatives of Merck and further discussed Merck’s interest in the transaction.

On March 27, 2023, the Board held a meeting with members of Prometheus management and representatives of Centerview and Latham in attendance. During the meeting, representatives of Centerview gave a presentation on Centerview’s experience with M&A in the pharmaceutical and biotechnology industries and their view with respect to the M&A environment in general, including specific considerations for Prometheus. The Board also discussed with its advisors potential capital raise opportunities in 2023.

On March 31, 2023, Mr. Patel and Rob Davis, Chairman of the Board and Chief Executive Officer at Merck, called Mr. McKenna to inform him that Merck would submit an offer to acquire all of the outstanding Company Shares at $150.00 per share and expressed that Merck wished to move quickly towards executing transaction documents. Later that day, Merck submitted a written non-binding indication of interest to acquire all outstanding Company Shares at $150.00 per share in cash (the “March 31 Offer”), with a targeted signing date of April 21, 2023. During these discussions with Merck and in connection with all other discussions with Merck and all other potential bidders, there was no discussion between representatives of Prometheus and representatives of any other party with respect to post-closing employment or compensation for members of Prometheus management.

Later on March 31, 2023, the Board met, with members of Prometheus management and representatives of Goldman Sachs, Centerview and Latham in attendance, to review and discuss the March 31 Offer. Representatives from Latham reviewed with the Board certain legal aspects involved in a sale transaction, including the Board’s fiduciary duties in assessing the March 31 Offer and a potential sale process. The Board, together with Prometheus management and its financial and legal advisors discussed, among other things, (i) Prometheus’ standalone prospects, including projected capital needs to advance its Phase 3 trials and its upcoming end-of-Phase 2 meeting with the U.S. Food and Drug Administration (the “FDA”), (ii) the price proposed by Merck in the March 31 Offer, (iii) closing certainty and regulatory considerations with respect to the March 31 Offer, (iv) other potential bidders with the ability to consummate a transaction at or above the value of the March 31 Offer, including the closing certainty and regulatory considerations of potentially transacting with any of Party W, Party X or Party Y, and (v) Prometheus’ response to the March 31 Offer. At the conclusion of the discussion, taking into account the topics discussed and the advice of Prometheus management and representatives of Goldman Sachs and Centerview, the Board authorized Prometheus management to reach out to Party W, Party X and Party Y to inform them that an offer to acquire Prometheus had been received and to gauge their level of interest in submitting an offer to acquire Prometheus on an expedited timeline. The Board selected these parties because of their prior interest in Prometheus, their perceived ability to move quickly to enter into and consummate a potential transaction based on the progress of each of their diligence review of Prometheus, and the Board’s belief that they would be capable of making the most competitive offers due to their size and financial capabilities. In addition, the Board discussed and ultimately determined to formally approve the engagement of Centerview as financial advisor due to its familiarity with Prometheus, its reputation as an internationally recognized investment banking firm and its substantial experience in transactions similar to the Merger.

Also on March 31, 2023, Mr. McKenna, at the direction of the Board, spoke to representatives of Party W, Party X, and Party Y to inform them that an offer to acquire Prometheus had been received.

On April 2, 2023, the Board met again, with members of Prometheus management and representatives of Goldman Sachs, Centerview and Latham in attendance, to further discuss the March 31 Offer. Representatives of Prometheus management, Centerview and Goldman Sachs reviewed and discussed with the Board Prometheus management’s preliminary Unaudited Prospective Financial Information, including the material assumptions included therein, and then representatives of each of Centerview and Goldman Sachs presented to the Board regarding selected precedent transactions, public market perspectives and their preliminary illustrative financial analyses. For a detailed discussion regarding the Unaudited Prospective Financial Information, please see “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 61 of this proxy statement. Following the Board’s consideration of the financial analyses and the preliminary Unaudited Prospective Financial Information, the Board directed management and its advisors to continue to engage with each of Merck, Party W, Party X and Party Y and to communicate to Merck that it would need to improve its offer. Following the meeting, Mr. McKenna reached out to Mr. Patel to inform him that Prometheus was willing to provide Merck access to additional diligence materials, but that Merck would need to significantly increase its offer price before Prometheus would be willing to enter into a potential strategic transaction.

Later in the day on April 2, 2023, at the direction of the Board, Mr. McKenna spoke with representatives of Party X to encourage Party X to submit an offer quickly if it was interested in pursuing a potential transaction with Prometheus.

On April 3, 2023, Prometheus executed an engagement letter with Centerview. Also on April 3, 2023, at the direction of the Board, Mr. McKenna spoke with representatives of Party W to encourage Party W to submit an offer quickly if it was interested in pursuing a potential transaction with Prometheus.

On April 4, 2023, Mr. McKenna spoke with representatives of Party Y regarding various diligence items, including Prometheus’ drug candidates and the overall business potential. At this meeting, Mr. McKenna encouraged Party Y to submit an offer quickly if it was interested in pursuing a potential transaction with Prometheus and, following the meeting, Party Y’s access to the virtual data room was restored.

On April 5, 2023, Mr. McKenna met in person with representatives of Party X who conveyed that they remained very interested in a potential strategic transaction with Prometheus and indicated that an acquisition proposal would be submitted to Prometheus early the week of April 10.

On April 6, 2023, Mr. McKenna had calls with representatives of Party W to further discuss their interest in a potential transaction. During the call, representatives of Party W confirmed that they intended to submit a formal offer.

Also on April 6, 2023, representatives of Prometheus management held a meeting with representatives of Party X. During the meeting, representatives of Party X conveyed to Prometheus management that they had made significant progress on their diligence review and were focused on submitting a formal offer.

On April 7, 2023, Prometheus received in advance of a scheduled meeting with the FDA on April 13, 2023 initial feedback from the FDA regarding conclusions from the Phase 2 clinical trials for PRA023 and its future clinical development.

Also on April 7, 2023, representatives of Goldman Sachs had calls with representatives of Party W and Party X during which Goldman Sachs, at the direction of the Board, expressed to the bidders that they would need to make competitive offers quickly and highlighted that Prometheus was focused on all aspects of an offer, including price and the level of closing certainty, including with respect to required regulatory approvals. Following these conversations, Party X confirmed that they intended to make an offer.

From April 6, 2023 through April 14, 2023, at Merck’s and Party X’s request, members of Prometheus management held numerous diligence calls with representatives of Merck and Party X on topics including intellectual property, tax, clinical results and feedback, human resources, license agreements, finance and accounting, commercial launch and legal due diligence.

On April 8, 2023, Mr. McKenna spoke with representatives of Party W during which they confirmed that they intended to submit an offer on April 12, 2023 and requested in-person meetings on April 13 and April 14, 2023.

On April 10, 2023, Mr. McKenna spoke with representatives of Party W, Party X and Party Y to further discuss their interest in a potential transaction, to respond to certain diligence questions and to encourage each of them to make a bid expeditiously.

Also on April 10, 2023, the Board met, with members of Prometheus management and representatives of Goldman Sachs, Centerview and Latham in attendance, to discuss the status of discussions with Merck, Party W, Party X and Party Y, including the indication from Party X that they would not be able to submit an offer without obtaining approval from their board of directors and the lack of indication that Party Y was likely to make a bid. During the meeting, representatives of Latham again discussed with the Board their fiduciary obligations in connection with considering and approving a sale transaction. Following discussion on these topics, the Board reviewed the financial advisor relationships disclosure of each of Centerview and Goldman Sachs with respect to each of Merck, Party W and Party X. At the conclusion of the meeting, the Board authorized Prometheus management and the financial advisors to continue discussions with each party and directed them to seek the highest potential value for Prometheus stockholders.

On April 12, 2023, Party W submitted a non-binding letter of interest to acquire all of the outstanding Company Shares for $167.50 per share, in cash (the “April 12 Offer”), and requested to meet in person with Prometheus management to discuss the terms of the April 12 Offer and a potential transaction.

On April 13 and 14, 2023, representatives of Prometheus management provided an initial draft of the Merger Agreement for review to each of Merck, Party W and Party X, which initial draft, among other things, (1) included seller-friendly provisions with respect to representations, warranties and covenants, (2) proposed a “hell or high water” standard for regulatory efforts with no reverse termination fee, (3) proposed a termination fee of 2.0% of the enterprise value of the potential transaction and (4) did not propose an outside date for a potential transaction.

On April 13, 2023, members of Prometheus management attended an end-of-Phase 2 meeting with the FDA to discuss the results and conclusions of the Phase 2 clinical trials for PRA023 and its future clinical development, which meeting was productive. Later in the day, Prometheus management met with representatives of Party W in person to discuss their April 12 Offer and Party W’s continued interest in a potential acquisition of Prometheus.

Also on April 13, 2023, at the direction of Prometheus management, representatives of Centerview contacted representatives of Merck and Party X to inform them that Prometheus had received another proposal to acquire Prometheus at a significantly higher value than the March 31 Offer. Later in the day, representatives of Merck informed representatives of Centerview that Merck had substantially completed its diligence review and would only continue to engage with Prometheus regarding a potential acquisition if Prometheus provided specific guidance on the terms at which Prometheus would be willing to enter into exclusivity with Merck and move quickly to enter into definitive transaction documents. Representatives of Merck and Mr. McKenna then discussed a path to negotiate transaction documents by April 15, 2023, a transaction price of $200.00 per Company Share and Merck’s desire for exclusivity. Mr. McKenna agreed to discuss these topics with the Board.

On April 14, 2023, members of Prometheus management and representatives of Goldman Sachs and Centerview held diligence calls with representatives of Party W and its financial advisors.

Also on April 14, 2023, the Board met, with members of Prometheus management and representatives of Latham in attendance, to discuss the April 12 Offer and Mr. McKenna’s conversation with representatives of Merck on April 13, 2023. The Board discussed and considered, among other things, (i) the offer price in the April 12 Offer, (ii) closing certainty and any regulatory approvals that would be required in connection with a potential transaction and, in the Board’s estimation, the significantly increased antitrust risk associated with a transaction involving Party W, (iii) the merits of exclusivity and a $200.00 per Company Share transaction and (iv) whether other parties could provide superior offers to what Merck may agree to on the timeline discussed. The Board also discussed the Unaudited Prospective Financial Information prepared by Prometheus management. Following these discussions, the Board approved the Unaudited Prospective Financial Information and directed Prometheus management to inform Merck that Prometheus would agree to a transaction at $200.00 per Company Share, in cash, and that Prometheus was not willing to enter into an exclusivity agreement, but that Prometheus would be willing to move rapidly to negotiate transaction documents at such a price.

Later in the day on April 14, 2023, Mr. McKenna called Mr. Patel to inform him that the Board was willing to proceed to negotiate definitive transaction agreements with Merck on an expedited but non-exclusive basis with a purchase price of $200.00 per Company Share in cash. Mr. Patel subsequently confirmed that Merck was willing to enter into a transaction at $200.00 per Company Share in cash, however, $200.00 per Company Share represented Merck’s “best and final” time-limited offer.

Later in the day on April 14, 2023, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), outside legal counsel to Merck, provided representatives of Latham a revised draft of the Merger Agreement. Shortly thereafter, representatives of Latham met with Prometheus management to discuss the key issues in the revised Merger Agreement, including, among other things, (i) the request that specified Prometheus stockholders execute agreements to vote in favor of the transaction at signing, (ii) the efforts required by Merck to obtain required regulatory approvals, (iii) whether to request from Merck a reverse break fee in connection with the potential failure to obtain required regulatory approvals and the size of any such reverse break fee, (iv) the size of the Prometheus termination fee, which Merck had proposed at 4.25% of the equity value of the potential transaction, (v) the structure of the transaction as a one-step merger as proposed by Merck or a tender offer structure as proposed in the initial draft of the Merger Agreement, and (vi) the appropriate Termination Date. Following discussion, Prometheus management, after consulting with members of the Board, authorized

Latham to revise the Merger Agreement and return an updated draft to Paul Weiss that, among other things, (a) rejected Merck’s request to obtain voting agreements from certain Prometheus stockholders, (b) accepted the efforts covenant proposed by Merck, but added a reverse break fee in connection with a failure to obtain regulatory approvals, (c) reduced the size of the Prometheus termination fee from 4.25% to 3.0% of the equity value of the potential transaction, (d) accepted the Merck proposal to structure the transaction as a one-step merger rather than a tender offer, and (e) proposed a Termination Date of 9 months following the execution of the Merger Agreement by the parties.

Later in the evening on April 14, 2023, representatives of Latham and Paul Weiss held a call to discuss the material open issues in the Merger Agreement and early in the morning on April 15, 2023, Latham sent a revised draft of the Merger Agreement to Paul Weiss reflecting the terms approved by Prometheus management, as well as initial drafts of certain related transaction documents.

On April 15, 2023, Mr. McKenna spoke to a senior representative of Party X and informed him that a transaction with another party could be executed later that day. The representative of Party X reiterated Party X’s interest in Prometheus. Party X did not make an offer to acquire Prometheus. Throughout the day on April 15, 2023, Paul Weiss and Latham traded additional drafts of the Merger Agreement and related ancillary materials and negotiated the material open points.

Later on April 15, 2023, the Board convened along with Prometheus management and representatives of Goldman Sachs, Centerview and Latham. Members of Prometheus management reviewed with the Board the negotiations and discussions leading up to the meeting, including the timeline required by Merck to execute definitive transaction documents, the April 12 Offer, the Board’s assessment, after consultation with its advisors, of the closing certainty of a sale transaction with each of Merck and Party W, and the fact that Party X had not made an offer. Latham then reviewed the proposed final terms of the Merger Agreement with the Board as negotiated with Merck and presented to the Board regarding their fiduciary obligations under Delaware law in connection with considering and approving a sale transaction. Representatives of Centerview and Goldman Sachs then reviewed with the Board Centerview’s and Goldman Sachs’ financial analyses of the Merger Consideration, and the Board discussed with its advisors and Prometheus management, among other things, the terms of the Merger Agreement and the Merger Consideration. At the request of the Board, representatives of Centerview and Goldman Sachs then rendered to the Board oral opinions, which were subsequently confirmed by delivery of written opinions dated April 15, 2023, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing their opinions, the Merger Consideration to be paid to the holders of Company Shares (other than as specified in such opinions) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “—Opinion of Centerview Partners LLC.” For a detailed discussion of Goldman Sachs’ opinion, please see below under the caption “—Opinion of Goldman Sachs & Co. LLC.” Executive management for Prometheus also informed the Board that, based upon, among other things, their views of Prometheus’ prospects on a standalone basis, their consideration of all the alternatives available to Prometheus and the information and advice provided by Goldman Sachs, Centerview and Latham, it was Prometheus executive management’s recommendation that the Board approve the transaction as proposed by Merck upon the terms negotiated by the parties and as set forth in the Merger Agreement. The Board then discussed the various reasons to approve the Merger and certain countervailing factors. For a detailed description of the various reasons considered by the Board, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement. After further discussion, including on the process that led to the proposed Merger, the alternatives available to Prometheus, including remaining as a public company, and the risks and benefits associated with the proposed transaction, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of Prometheus and its stockholders, and declared it advisable for Prometheus to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement, the performance by Prometheus of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders adopt the Merger Agreement at such meeting of Prometheus’ stockholders.

Immediately following the conclusion of the Board meeting, Latham and Paul Weiss finalized all transaction documents and Prometheus, Merck, and Merger Sub executed the Merger Agreement.

On April 16, 2023, Merck and Prometheus issued a joint press release announcing the entry into the Merger Agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Prometheus and its stockholders, and declared it advisable for Prometheus to enter into the Merger Agreement; (ii) approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement, the performance by Prometheus of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein; (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a special meeting of the holders of Company Shares; and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus stockholders.

The Board unanimously recommends that Prometheus stockholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of Prometheus’ senior management, representatives of Prometheus’ legal advisor, Latham & Watkins LLP, and representatives of Prometheus’ financial advisors, Centerview and Goldman Sachs. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance), all of which the Board viewed as supporting its (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Prometheus and its stockholders and its direction that Prometheus enter into the Merger Agreement; (ii) approval and declaration that it is advisable for Prometheus to execute and deliver the Merger Agreement; (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Prometheus’ stockholders at the Special Meeting; and (iv) resolution, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus’ stockholders:

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Premium to Market Price. The Board considered the relationship of the Merger Consideration to the price of the Company Shares immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Company Shares, including the fact that the Merger Consideration represents (i) a premium of approximately 75% to the $114.01 closing price per Company Share on Nasdaq on April 14, 2023, the last trading day prior to the date on which the Merger Agreement was executed; (ii) a premium of approximately 75% to the trailing volume-weighted average price per share of $114.33 for the thirty (30) trading day period ended April 14, 2023; (iii) a premium of approximately 58% to the 52-week high closing trading price per share of $126.29 for the 52-week period ended April 14, 2023; (iv) a premium of approximately 82% to the price per share of $110.00 at which Prometheus last raised capital on December 8, 2022; and (v) a premium of approximately 953% to the price per share of $19.00 at which Prometheus issued Company Shares in its initial public offering on March 16, 2021. The Board believed that the Merger

Consideration represents the highest value reasonably available for the Company Shares for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of Prometheus and the recent historical market price of the Company Shares.

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Certainty of Value. The Board considered the all-cash nature of the Merger Consideration to be received by Prometheus’ stockholders in the Merger, which would provide liquidity and certainty of value to our stockholders while avoiding exposure to Prometheus’ clinical, regulatory, commercialization and other business risks. Taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of Prometheus, the Board weighed the certainty of realizing compelling value for Company Shares by virtue of the Merger against the uncertain prospect that the trading value of Company Shares would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with our business generally, including those described below and those discussed in Prometheus’ public filings with the SEC. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

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Possible Strategic Alternatives. The Board considered the process conducted by Prometheus, with the assistance of representatives of Centerview and Goldman Sachs, to identify whether other potential parties might be interested in pursuing an acquisition of Prometheus, taking into account the expected interest of such parties generally, their financial capability to consummate a transaction of this size, their ability to provide deal certainty, and their ability to move expeditiously and efficiently to enter into a definitive agreement with respect to an acquisition of Prometheus and consummate such transaction. After a thorough review of strategic alternatives and discussions with management and Prometheus’ financial and legal advisors, the Board determined that the Merger Consideration is more favorable to Prometheus stockholders than the potential value that might result from other strategic options available, including, but not limited to, remaining a standalone public company.

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Full and Fair Value. The Board believed that the Merger Consideration of $200.00 per Company Share represents full and fair value for our Company Shares, taking into account the Board’s familiarity with the business strategy, assets and prospects of Prometheus on a standalone basis and the relative certainty of the cash consideration payable in the Merger as compared to the risks and uncertainties of continuing on a standalone basis as an independent public company.

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Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $200.00 per Company Share represents the highest value reasonably obtainable for our Company Shares for the foreseeable future, taking into account the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Prometheus. The Board also considered the progress and the outcome of Prometheus’ negotiations with Merck, including the increase in the consideration offered by Merck from the time of its initial expression of interest to the end of the negotiations, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by Merck that were favorable to Prometheus, Merck’s communications that its offer would be withdrawn if an agreement was not reached expeditiously, and the fact that a number of other strategic parties that had been contacted with respect to a potential acquisition of Prometheus had determined not to engage with Prometheus, had determined that they would not be capable of entering into a strategic transaction with Prometheus at such time, or had otherwise failed to submit a proposal that the Board considered compelling relative to the terms of the Merger and the Merger Consideration of $200.00 per Company Share. Further, the Board believed, based on these negotiations, that the Merger Consideration was the highest price per share that Merck was willing to pay and that the Merger Agreement contained the most favorable terms to Prometheus to which Merck was willing to agree.

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Product Commercialization and Development Risks. The Board considered the fact that Prometheus has limited marketing, sales and distribution experience and capabilities, and, if Prometheus’ product candidates receive regulatory approval, Prometheus would need to develop or access such capabilities within the United States and globally, which it may fail to do successfully or at reasonable cost, along with the risks related to market acceptance and other factors affecting the revenues and profitability of product candidates generally.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the relative likelihood of obtaining required regulatory approvals, the remedies available to Prometheus under the Merger Agreement in the event of various breaches by Merck, including specific performance, and Merck’s reputation in the biopharmaceutical industry and its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with Merck could be completed relatively expeditiously and in an orderly manner.

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Centerview’s and Goldman Sachs’ Respective Opinions and Related Analyses. The Board considered the opinions of Centerview and Goldman Sachs rendered to the Board on April 15, 2023, which were subsequently confirmed by delivery of written opinions dated such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview and Goldman Sachs in preparing their respective opinions, the Merger Consideration to be paid to the holders of Company Shares (other than as specified in such opinions) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the captions “Opinion of Centerview Partners LLC” and “Opinion of Goldman Sachs & Co. LLC.”

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations with the assistance of Prometheus’ advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Prometheus and our stockholders. In particular:

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No Financing Condition. The Board considered the representation of Merck that Merck would have available sufficient funds for the satisfaction of all of its obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Merck or Merger Sub pursuant to the terms of the Merger Agreement, and that the consummation of the Merger is not subject to a financing condition.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit Prometheus to furnish information to, and to engage in discussions with, third parties that make unsolicited Acquisition Proposals meeting certain criteria, permit the Board to change its recommendation to stockholders regarding the Merger Agreement under certain circumstances and permit Prometheus to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal, subject to, among other things, payment of a termination fee to Merck. The Board further considered its ability to change its recommendation to stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Prometheus Termination Fee, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis, (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire Prometheus, and (iv) fair in light of the Merck Termination Fee in the event that the Merger Agreement is terminated due to a failure to effect the Merger prior to the

Termination Date because of an inability to obtain the necessary competition approvals or due to the entry of a final, non-appealable antitrust law or order permanently restraining, enjoining, preventing, or prohibiting or making illegal the Merger.

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Termination Date. The Board considered the fact that the Termination Date under the Merger Agreement, on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time, which could adversely impact operations.

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Enforcement. The Board considered Prometheus’ ability to obtain specific enforcement of the obligations of Merck and Merger Sub under the Merger Agreement, thereby ensuring that Prometheus has an appropriate remedy in the event Merck and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

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Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

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Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied and also provide reasonable flexibility to operate Prometheus’ business during the pendency of the Merger.

The Board, in consultation with members of Prometheus’ senior management, also assessed Prometheus’ prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration given the risks and uncertainties in Prometheus’ business, including, but not limited to, the following (which are not listed in any relative order of importance) and those discussed in Prometheus’ public filings with the SEC (see “Where You Can Find More Information” beginning on page 114 of this proxy statement):

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Prometheus’ approach to the discovery and development of precision medicines based on Prometheus’ Prometheus360TM platform is unproven, and Prometheus does not know whether it will be able to develop any therapeutics or diagnostic products of commercial value, or if competing technological approaches will limit the commercial value of its product candidates and diagnostic candidates or render Prometheus360 obsolete.

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Prometheus’ Enroll360TM platform is also unproven, and Prometheus does not know whether enrolling and profiling patients into Enroll360 will translate into any improvement over traditionally slow enrollment rates or ability to enroll patients into future biomarker-guided clinical trials who are more likely to respond to Prometheus’ therapeutic candidates.

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Prometheus is early in its development efforts and all of its development programs are in the clinical, preclinical or discovery stage and if Prometheus is unable to successfully develop, obtain regulatory approval and ultimately commercialize product candidates and related diagnostic candidates, or experience significant delays in doing so, Prometheus’ business will be materially harmed.

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Preclinical and clinical development involves a lengthy and expensive process with an uncertain outcome, and the results of preclinical studies and early clinical trials are not necessarily predictive of future results and Prometheus’ product candidates may not have favorable results in clinical trials, if any, or receive regulatory approval on a timely basis, if at all.

•	Any difficulties or delays in the commencement or completion, or termination or suspension, of Prometheus’ ongoing or planned clinical trials, including as a result of Prometheus never having completed a Phase 3 registrational program, could result in increased costs to Prometheus, delay or limit Prometheus’ ability to generate revenue and adversely affect Prometheus’ commercial prospects.

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Prometheus’ limited operating history, the fact that Prometheus has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future, and the fact that Prometheus may not be able to generate sufficient revenue to achieve and maintain profitability.

•	In the near term, Prometheus’ ability to generate revenue will depend primarily on collaboration revenue.

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Prometheus has entered into, and may in the future seek to enter into, collaborations, licenses and other similar arrangements and may not be successful in doing so, and even if successful, Prometheus may relinquish valuable rights and may not realize the benefits of such relationships.

•	Prometheus relies on third parties to conduct many of its preclinical studies and clinical trials and to manufacture its product candidates, and these third parties may not perform satisfactorily.

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Prometheus faces significant competition, and if Prometheus’ competitors develop technologies or product candidates more rapidly than Prometheus does or their technologies or product candidates are more effective, Prometheus’ ability to develop and successfully commercialize products may be adversely affected.

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If Prometheus is unable to obtain and maintain patent protection for its therapeutic and diagnostic programs, products and other proprietary technologies it may develop, or if the scope of the patent protection obtained is not sufficiently broad, Prometheus’ competitors could develop and commercialize products and technology similar or identical to Prometheus’, and Prometheus’ ability to successfully commercialize its therapeutic and diagnostic programs, products and other proprietary technologies it may develop may be adversely affected.

•	Prometheus may not be able to protect its intellectual property and proprietary rights throughout the world.

•	Prometheus depends on intellectual property licensed from third parties, and its licensors may not always act in Prometheus’ best interests.

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If Prometheus fails to comply with its obligations under its intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, Prometheus could lose significant rights that are important to its business.

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Prometheus will require substantial additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force Prometheus to delay, limit, reduce or terminate its development programs, commercialization efforts or other operations.

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The current state of the U.S. and global economies, including the recent downward trend in the biopharmaceutical financial markets, increased volatility resulting from escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required with respect to Prometheus’ therapeutic and diagnostic products or product candidates that may become approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of Prometheus’ pipeline programs.

In the course of its deliberations, the Board, in consultation with members of Prometheus’ senior management and representatives of Prometheus’ outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

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No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as a cash transaction means that, if the Merger is consummated, our stockholders will not participate in future earnings or growth of Prometheus and will not benefit from any appreciation in the value of Prometheus’ business, the success of any of Prometheus’ product candidates or any appreciation in the shares of the surviving corporation.

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Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within our control, including receipt of the necessary regulatory clearances and approvals and that no Company Material Adverse Effect with respect to Prometheus has occurred that is continuing. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by our stockholders. The Board considered the fact that if the Merger is not consummated (i) Prometheus will have incurred significant transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business relationships, (ii) the trading price of the Company Shares may be adversely affected, and (iii) the market’s perceptions of our prospects could be adversely affected.

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Interim Operating Covenants. The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Prometheus from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Prometheus’ management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect our business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes Prometheus and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, alternative acquisition proposals, and requires Prometheus to pay to Merck the Prometheus Termination Fee if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by Prometheus to enter into a definitive agreement for a Superior Proposal, as described in “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement. The Board also considered, but did not consider preclusive, the fact that the right afforded to Merck under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Prometheus. The Board also considered that the amount of the termination fee, as compared to termination fees in transactions of a similar size, in the opinion of the Board, was reasonable and would not likely deter competing bids. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the termination fee were required by Merck as conditions to entering into the Merger Agreement.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement, including effects on our stock price and operations, including our relationships with suppliers, distributors, vendors, collaborators and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the possibility of a suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

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Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement) for United States federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that Prometheus’ directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Prometheus’ stockholders generally. See “The Merger—Interests of the Directors and Executive Officers of Prometheus in the Merger” beginning on page 64 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of our senior management and representatives of our outside financial advisors and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Prometheus outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36 of this proxy statement.

Opinion of Centerview Partners LLC

On April 15, 2023, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated April 15, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and other transactions contemplated by the Merger Agreement and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of Company Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any Prometheus stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Merger Agreement dated April 15, 2023 (the “Draft Merger Agreement”);

•	Annual Reports on Form 10-K of Prometheus for the years ended December 31, 2022 and December 31, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Prometheus;

•	certain publicly available research analyst reports for Prometheus;

•	certain other communications from Prometheus to its stockholders; and

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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Prometheus, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Unaudited Prospective Financial Information”, and are described further below under the section entitled “—Certain Unaudited Prospective Financial Information”, and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of Prometheus regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data for Prometheus. Centerview also compared certain of the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Prometheus’ consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Prometheus’ direction, that the Internal Data (including, without limitation, the Unaudited Prospective Financial Information) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Prometheus as to the matters covered thereby and Centerview relied, at Prometheus’ direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Prometheus’ direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Prometheus and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Prometheus. Centerview assumed, at Prometheus’ direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Prometheus’ direction, that the Merger will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Prometheus, or the ability of Prometheus to pay its obligations when they come due, or as to the impact of the Merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Prometheus’ underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to Prometheus or in which Prometheus might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the Company Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Merger, including, without limitation, the fairness of the Merger or any other term or aspect of the Merger to, or any consideration to be received in connection therewith by, or the impact of the Merger on, the holders of any other class of securities, creditors or other constituencies of Prometheus or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Prometheus or any party, or class of such persons in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders of the Company Shares (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any Prometheus stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and other transactions contemplated by the Merger Agreement. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated April 15, 2023. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Prometheus. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Prometheus or any other parties to the Merger. None of Prometheus, Merck, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Prometheus do not purport to be appraisals or reflect the prices at which Prometheus may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 14, 2023 (the last trading day before the public announcement of the Merger) and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Prometheus based on the Unaudited Prospective Financial Information. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of per Company Share equity values by (a) discounting to present value as of March 31, 2023 using discount rates ranging from 12.0% to 13.5% (reflecting Centerview’s analysis of Prometheus’ weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Prometheus over the period beginning April 1, 2023 and ending on December 31, 2044, utilized by Centerview as set forth in Unaudited Prospective Financial Information, (ii) an implied terminal value of Prometheus, calculated by Centerview by assuming that unlevered free cash flows would decline in perpetuity after December 31, 2044 at a rate of free cash flow decline of 50% year over year (except for platform, overhead general and administrative and unallocated research and development), (iii) tax savings from usage of Prometheus’ estimated federal net operating losses of approximately $164 million as of December 31, 2022 and future losses, as reflected in the Unaudited Prospective Financial Information, (b) adding to the foregoing results Prometheus’ net estimated cash and cash equivalents of $715 million as of March 31, 2023, as provided by Prometheus management, and (c) subtracting from the foregoing results the present value of the impact of assumed equity raises of $500 million in 2025 and $400 million in 2026, as set forth in the Unaudited Prospective Financial Information. Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding Company Shares (determined using the treasury stock method and taking into account the dilutive impact of outstanding in-the-money options and restricted stock units) as of April 13, 2023, based on the Unaudited Prospective Financial Information, resulting in a range of implied equity values per Company Share of $128.60 to $152.35 rounded to the nearest $0.05. Centerview then compared the results of the above analysis to the $200.00 per Company Share value of the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Board certain additional factors solely for informational purposes, including, among other things, the following:

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Historical Stock Price Trading Analysis. Centerview reviewed historical closing trading prices of the Company Shares during the 52-week period ended April 14, 2023 (the last trading day before the public announcement of the Merger), which reflected low and high stock closing prices for Prometheus during such period of approximately $22.39 to $126.29 per Company Share, rounded to the nearest $0.01.

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Analyst Price Target Analysis. Centerview reviewed stock price targets for the Company Shares in recently published, publicly available Wall Street research analyst reports as of April 14, 2023 (the last trading day before the public announcement of the Merger), which indicated low and high stock price targets for Prometheus ranging from $138.00 to $225.00 per Company Share.

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Premiums Paid Analysis. Centerview performed an analysis of premiums paid in selected transactions involving publicly traded biopharmaceutical companies for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction (excluding any contingent consideration) to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on such analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 50% to 80% to Prometheus’ closing stock price on April 14, 2023 (the last trading day before the public announcement of the Merger) of $114.01, which resulted in an implied price range of approximately $171.00 to $205.20 per Company Share, rounded to the nearest $0.05.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or Prometheus Management with respect to the Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between Prometheus and Merck and was approved by the Board. Centerview provided advice to Prometheus during these negotiations. Centerview did not, however recommend any specific amount of consideration to Prometheus or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s current engagement, Centerview had not been engaged to provide financial advisory or other services to Prometheus, and Centerview did not receive any compensation from Prometheus during such period. In the two years prior to the date of its written opinion, Centerview provided financial advisory services unrelated to Prometheus, to Merck, including in connection with Merck’s spin-off of Organon & Co. in 2021 and other strategic matters, and Centerview received between $15 million and $25 million in aggregate compensation from Merck during such period. Centerview may provide financial advisory and other services to or with respect to Prometheus or Merck or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Prometheus, Merck or any of their respective affiliates, or any other party that may be involved in the Merger.

The Board selected Centerview as its financial advisor in connection with the Merger based on Centerview’s familiarity with Prometheus, their reputation as an internationally recognized investment banking firm and their substantial experience in transactions similar to the Merger. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

In connection with Centerview’s services as the financial advisor to the Board, Prometheus has agreed to pay Centerview an aggregate fee of $70.5 million, $2.0 million of which was payable upon the earlier to occur of

(i) the date on which Centerview advised the Board that it was prepared to render its opinion and (ii) the rendering of the opinion and $68.5 million of which is payable contingent upon consummation of the Merger. In addition, Prometheus has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion to the Board that, as of April 15, 2023, and based upon and subject to the factors and assumptions set forth therein, the $200.00 in cash per Company Share to be paid to the holders (other than Merck and its affiliates) of Company Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders of Company Shares.

The full text of the written opinion of Goldman Sachs, dated April 15, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger and other transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company Shares should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Prometheus for the two fiscal years ended December 31, 2022;

•	Prometheus’ Registration Statement on Form S-1, including the prospectus contained therein dated March 11, 2021 relating to Prometheus’ initial public offering, dated February 19, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Prometheus;

•	certain other communications from Prometheus to its stockholders;

•	certain publicly available research analyst reports for Prometheus; and

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certain internal financial analyses and forecasts for the Company and certain forecasts related to the expected utilization by the Company of certain net operating loss carryforwards, in each case, as prepared by the management of Prometheus and approved for our use by Prometheus (referred to in this section of the proxy statement as the “Unaudited Prospective Financial Information”, and which are summarized in the section entitled “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 61 of this proxy statement).

Goldman Sachs also held discussions with members of the senior management of Prometheus regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of Prometheus; reviewed the reported price and trading activity for the Company Shares; compared certain financial and stock market information for Prometheus with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharma industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with Prometheus’ consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Prometheus’ consent that the Unaudited Prospective Financial Information were reasonably prepared on a basis reflecting the best then currently available estimates and judgments of the management of Prometheus. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Prometheus and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Prometheus to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Prometheus; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Merck and its affiliates) of Company Shares, as of the date of the opinion, of the $200.00 in cash per Company Share to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Prometheus; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Prometheus, or class of such persons, in connection with the Merger, whether relative to the $200.00 in cash per Company Share to be paid to the holders (other than Merck and its affiliates) of Company Shares pursuant to the Merger Agreement or otherwise. Goldman Sachs is not expressing any opinion as to the prices at which the Company Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on Prometheus, Merck or the Merger, or as to the impact of the Merger on the solvency or viability of Prometheus or Merck or the ability of Prometheus or Merck to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and opinion are provided for the information and assistance of the Board in connection with its consideration of the Merger and other transactions contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to how any holder of Company Shares should vote with respect to such Merger or any other matter. The opinion has been approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 14, 2023, the last trading day before the public announcement of the Merger, and is not necessarily indicative of current market conditions.

Summary of Financial Analyses

Implied Premia Analysis. Goldman Sachs calculated and compared certain implied premia described below based on the consideration to be paid to holders (other than Merck and its affiliates) of Company Shares pursuant to the Merger Agreement.

Goldman Sachs calculated the implied premia represented by the consideration to be paid to holders (other than Merck and its affiliates) of Company Shares pursuant to the Merger Agreement relative to:

•	$114.01, the closing price per Company Share as of April 14, 2023 (which is referred to in this section of the proxy statement as the “Unaffected Share Price”);

•	$129.60, the highest intra-day trading price of Company Shares over the 52-week period ended April 14, 2023 (which is referred to in this section of the proxy statement as the “52-week High”); and

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$114.33, the volume weighted average price (which is referred to in this section of the proxy statement as “VWAP”) of Company Shares over the 30-trading-day time period ended April 14, 2023 (which is referred to in this section of the proxy statement as the “30-day VWAP”).

The results of these calculations and comparisons were as follows:

Common Stock Reference Price	Implied Premium Represented by $200.00 in Cash per Company Share
Unaffected Share Price of $114.01	75.4%
52-week High of $129.60	54.3%
30-day VWAP of $114.33	74.9%

Illustrative Discounted Cash Flow Analysis. Using the Unaudited Prospective Financial Information, Goldman Sachs performed an illustrative discounted cash flow analysis on Prometheus to derive a range of illustrative present values per Company Share. Using the mid-year convention for discounting cash flows and discount rates ranging from 11.5% to 13.5%, reflecting estimates of Prometheus’ weighted average cost of capital (“WACC”), Goldman Sachs discounted to present value as of March 31, 2023 (i) estimates of unlevered free cash flow for Prometheus for the second, third and fourth quarters of fiscal year 2023 through the fiscal year ending December 31, 2044 as reflected in the Unaudited Prospective Financial Information and (ii) a range of illustrative terminal values for Prometheus, which were calculated by applying perpetuity growth rates ranging from 0.0% to 2.0% to a terminal year estimate of the unlevered free cash flow to be generated by Prometheus, as reflected in the Unaudited Prospective Financial Information. In addition, using a mid-year convention and discount rate of 11.5% to 13.5%, reflecting an estimate of Prometheus’ WACC, Goldman Sachs discounted to present value as of March 31, 2023 the estimated benefits of Prometheus’ net operating losses (“NOLs”) for the second, third and fourth quarters of fiscal year 2023 through fiscal year 2044 as reflected in the Unaudited Prospective Financial Information. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Unaudited Prospective Financial Information and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Prometheus’ target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Prometheus, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Prometheus by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived, the amount of Prometheus’ net cash balance as of March 31, 2023, and the net present value of the $500 million in financing with a 6% gross spread expected in 2025 and $400 million in financing with a 6% gross spread expected in 2026, as set forth in the Unaudited Prospective Financial Information and in each case, as provided by and approved for Goldman Sachs’ use by the management of Prometheus, to derive a range of illustrative equity values for Prometheus. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Company Shares, as provided by and approved for Goldman Sachs’ use by the management of Prometheus, using the treasury stock method, to derive a range of illustrative present values per Company Share ranging from $129.78 to $161.59.

Premia Paid Analysis—Undisturbed Closing Stock Price. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for select transactions announced in the 10 years preceding April 14, 2023 involving a public company in the biopharmaceutical industry based in the United States as the target where the disclosed enterprise values for the transaction were between $5 billion and $15 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 23 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 62% across the period. This analysis also indicated a 25th percentile premium of 48% and 75th percentile premium of 77% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 48% to 77% to the undisturbed closing price per Company Share of $114.01 as of April 14, 2021 and calculated a range of implied equity values per Company Share of $168.51 to $201.57.

Premia Paid Analysis—52-Week Intraday High Stock Price. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for select transactions announced in the 10 years preceding April 14, 2023 involving a public company in the biopharmaceutical industry based in the United States as the target where the disclosed enterprise values for the transaction were between $5 billion and $15 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 23 transactions relative to the target’s 52-week intraday high price prior to announcement of the transaction. This analysis indicated a median premium of 28% across the period. This analysis also indicated a 25th percentile premium of 19% and 75th percentile premium of 56% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 19% to 56% to the 52-week intraday high per Company Share of $129.60 as of April 14, 2021 and calculated a range of implied equity values per Company Share of $154.28 to $202.51.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Prometheus or Merck or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view of the $200.00 in cash per Company Share to be paid to the holders (other than Merck and its affiliates) of Company Shares pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Prometheus, Merck, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between Prometheus and Merck and was approved by the Board. Goldman Sachs provided advice to Prometheus during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Prometheus or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described herein, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Prometheus, Merck any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to Prometheus in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Merger Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Prometheus and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as acted as bookrunner to Prometheus in connection to a follow-on equity raise in December 2022. During the two-year period ended April 15, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Prometheus and/or its affiliates of approximately $13 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Merck and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Merck in connection to its acquisition of Acceleron Pharma Inc. in November 2021, as joint bookrunner to Merck with respect to its offering of certain notes in December 2021, as joint lead arranger and joint bookrunner to Organon & Co., a subsidiary of Merck, with respect to its offering of certain term loans and other secured and unsecured debt in June 2021, and as letter of credit issuer to Organon & Co. in connection to a revolving credit facility in June 2021. During the two-year period ended April 15, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Merck and/or its affiliates of approximately $32 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Prometheus, Merck and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated September 27, 2022 (as amended), Prometheus engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between Prometheus and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $70.5 million, $1 million of which became payable at announcement of the Merger, and the remainder of which is contingent upon consummation of the Merger. In addition, Prometheus has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities that may arise out of its engagement, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information

We do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods. However, Prometheus’ management regularly prepares and reviews with the Board estimates regarding the success and timing of the development of, regulatory filings and approvals for and the commercialization of our products and product candidates. In connection with our strategic planning process and the Board’s evaluation of the Merger, as described further in the section captioned “The Merger—Background of the Merger” beginning on page 39 of this proxy statement, Prometheus’ management prepared and reviewed with the Board certain unaudited prospective financial information of Prometheus as an independent company for the fiscal years 2023 through 2044, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information”).

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Board for the purposes of considering, analyzing and evaluating the Merger. The Unaudited Prospective Financial Information was also provided to, approved by Prometheus for use by, and relied upon by, Centerview and Goldman Sachs, Prometheus’ financial advisors, for the purposes of Centerview’s and Goldman Sachs’s financial analyses and fairness opinions in connection with the Merger (as described in more detail in the sections captioned “The Merger—Opinion of Centerview Partners LLC” and “The Merger—Opinion of Goldman Sachs & Co. LLC” beginning on pages 52 and 57 of this proxy statement, respectively), and were the only financial projections with respect to the Company used by Centerview and Goldman Sachs in performing such financial analyses. The Unaudited Prospective Financial Information was not provided to Merck or any other prospective bidder. The Unaudited Prospective Financial Information includes estimates of Prometheus’ financial performance on a risk-adjusted basis. With Prometheus’ consent, Centerview and Goldman Sachs each assumed that the Unaudited Prospective Financial Information was reasonably prepared on bases reflecting the best then available estimates and judgments of our management as to our future financial performance, and relied on Prometheus’ assessments as to the validity of, and risks associated with, our products and product candidates.

The Unaudited Prospective Financial Information was developed based on Prometheus’ management’s knowledge of and assumptions with respect to Prometheus’ business, including with respect to the commercialization of Prometheus’ PRA023 pipeline drug candidate for the treatment of immune-mediated diseases including ulcerative colitis (“UC”), Crohn’s Disease, and systemic sclerosis-associated interstitial lung disease and Prometheus’ PRA052 pipeline drug candidate for the treatment of UC. The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to Prometheus’ operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Unaudited Prospective Financial Information, (2) expressed any opinion or any other form of assurance on such information or the achievability of the Unaudited Prospective Financial Information or (3) assumed any responsibility for the Unaudited Prospective Financial Information.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information will be affected by, among other factors, our ability to achieve our goals for the development, regulatory approval and commercialization of our products and product candidates, including on the timeline assumed for purposes of the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36 of this proxy statement, and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information” beginning on page 114 of this proxy statement. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. Prometheus has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to Prometheus’ periodic filings with the SEC for information on Prometheus’ actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board, Centerview or Goldman Sachs. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, Prometheus or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Prometheus that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board, Centerview, and Goldman Sachs. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Prometheus stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others (1) revenue estimates based on various assumptions, including with respect to addressable patient population, United States and EU commercial launch years, market penetration, time to peak sales, peak sales, inflationary factors and pricing and exclusivity, and potential outcomes with respect thereto for the commercialization of the PRA023, PRA052 and other potential pipeline drug candidates, (2) the probability of success in obtaining regulatory approval of Prometheus’ drug candidates, (3) the entry into partnerships for the development and commercialization of certain product candidates outside of the United States and EU with various upfront, milestone and royalty payments assumptions, (4) assumptions with respect to cost of goods sold and estimated sales, marketing and distribution expenses, with certain of such assumptions estimated on a product-by-product basis, (5) estimated royalty and milestone expenses payable by and to Prometheus based on the terms of Prometheus’ existing and future potential partner relationships, (6) variable research and development expenses estimated based on the phase of each product’s development and launch, (7) estimated benefits of Prometheus’ net operating losses of approximately $164 million as of December 31, 2022 and estimated future losses, (8) the impact of $500 million in financing expected in 2025 and $400 million in financing expected in 2026, and (9) corporate general and administrative expenses generally.

The following table presents estimates of Prometheus’ net revenue, gross profit, EBIT, net income and unlevered free cash flow, in each case, for the fiscal years 2023 through 2044, as reflected in the Unaudited Prospective Financial Information, as approved by Prometheus management.

Projected Non-GAAP

($ in millions, Unaudited)

	Fiscal Year Ending December 31,
	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Net Revenue	$4	—	$100	$158	$403	$848	$1,770	$2,948	$4,233	$5,640	$6,300
Gross Profit	$4	—	$100	$145	$367	$772	$1,609	$2,676	$3,836	$5,105	$5,691
EBIT(1)	$(209)	$(301)	$(142)	$(506)	$(197)	$128	$918	$1,545	$2,242	$3,060	$3,424
Net Income	$(190)	$(293)	$(137)	$(483)	$(177)	$142	$913	$1,392	$1,863	$2,562	$2,916
Unlevered Free Cash Flow(2)	$(209)	$(301)	$(142)	$(529)	$(232)	$36	$590	$1,050	$1,585	$2,214	$2,614

	Fiscal Year Ending December 31,
	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044
Net Revenue	$6,547	$6,788	$7,025	$7,254	$7,486	$7,706	$7,932	$8,162	$4,238	$2,406	$1,492
Gross Profit	$5,906	$6,116	$6,321	$6,518	$6,718	$6,907	$7,099	$7,296	$3,924	$2,221	$1,372
EBIT(1)	$3,587	$3,757	$3,904	$4,062	$4,189	$4,308	$4,428	$4,551	$2,471	$1,399	$867
Net Income	$3,121	$3,337	$3,540	$3,757	$3,955	$4,150	$4,352	$4,561	$3,019	$2,247	$1,882
Unlevered Free Cash Flow(2)	$2,798	$2,933	$3,050	$3,176	$3,276	$3,371	$3,465	$3,562	$2,496	$1,380	$822

(1)	“EBIT” refers to Prometheus’ gross profit less total operating expenses.
(2)	“Unlevered Free Cash Flow” refers to EBIT, less tax expenses, less capital expenditures, plus depreciation and amortization, less changes in net working capital.

Interests of the Directors and Executive Officers of Prometheus in the Merger

Members of the Board and Prometheus’ executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Prometheus stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that Prometheus stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Equity Awards

Each of our directors and executive officers hold outstanding Prometheus equity awards. The Prometheus equity awards held by our directors and executive officers immediately prior to the Effective Time will be treated in the Merger in the same manner as Prometheus equity awards held by employees generally. At the Effective Time, outstanding Prometheus equity awards held by our directors and executive officers will be treated as follows:

•

Each Prometheus stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such Prometheus stock option by (ii) an amount equal to the Merger Consideration less the applicable per share exercise price of such Prometheus stock option; and

•

Each Prometheus RSU award that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such Prometheus RSU award by (ii) the Merger Consideration.

The following table sets forth, for each of Prometheus’ directors and executive officers, (i) the number and value of Company Shares subject to vested Prometheus stock options, (ii) the number and value of Company Shares subject to unvested Prometheus stock options, (iii) the number and value of unvested Prometheus RSUs (which, in the case of each of Prometheus’ non-employee directors, reflects the Prometheus RSUs to be granted to such director as his or her annual award on May 19, 2023) and (iv) the total value of Company Shares subject to Prometheus stock options and unvested RSUs, in each case, held by such director or executive officer as of May 9, 2023. All such amounts actually payable to each of Prometheus’ directors and executive officers will be less any required withholding taxes and without interest. No director or executive officer held any Prometheus Restricted Shares as of May 9, 2023. Except as noted above, these amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the Effective Time following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by Prometheus’ directors and executive officers may materially differ from the amounts set forth below. This table also does not include any outstanding rights to purchase shares under the ESPP held by our executive officers. For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)(1)	Unvested RSUs (#)(2)	Value of Unvested RSUs ($)(3)	Total Value of Outstanding Stock Options and Unvested RSUs ($)(4)
Non-Employee Directors
Helen C. Adams	17,958	3,439,203	34,651	6,217,578	2,162	432,400	10,089,181
Fred Hassan	26,096	4,769,716	35,458	6,238,838	2,111	422,200	11,430,754
Martin Hendrix, Ph.D.	27,777	4,930,973	32,723	5,674,917	2,059	411,800	11,017,690
James D. Laur	27,777	4,930,973	32,723	5,674,917	2,059	411,800	11,017,690
Joseph C. Papa	41,993	8,140,381	47,715	8,768,730	2,265	453,000	17,362,111
Judith L. Swain, M.D.	16,875	3,261,938	33,625	6,042,153	2,059	411,800	9,715,891
Mary Szela	28,888	5,228,728	31,612	5,516,362	2,059	411,800	11,156,890

Executive Officers
Mark C. McKenna	1,072,535	206,647,761	1,077,443	184,629,465	37,113	7,422,600	398,699,826
Keith W. Marshall, Ph.D.	249,593	47,639,599	346,102	58,407,457	9,811	1,962,200	108,009,256
Mark Stenhouse	199,923	38,154,897	271,115	45,553,298	9,811	1,962,200	85,670,395

(1)

For purposes of this table, the value of each Prometheus stock option is equal to the product obtained by multiplying (A) the number of Company Shares underlying the vested or unvested portion, as applicable, of such Prometheus stock option by (B) the excess of (i) $200.00 over (ii) the exercise price of such Prometheus stock option.

(2)

The actual number of Prometheus RSUs to be granted to each director on May 19, 2023 will be determined by dividing the aggregate total dollar value of each director’s annual cash retainer and, if applicable, additional committee retainers ($420,000 for Ms. Adams, $410,000 for Mr. Hassan, $400,000 for Dr. Hendrix, $400,000 for Mr. Laur, $440,000 for Mr. Papa, $400,000 for Dr. Swain, and $400,000 for

Ms. Szela) by the closing price of the Company Shares on May 18, 2023. The amounts in the table represent an estimated number of Prometheus RSUs to be granted pursuant to such awards, determined by dividing the aggregate total dollar value of each director’s annual cash retainer and, if applicable, additional committee retainers (as set forth above) by the closing price of the Company Shares on May 8, 2023 ($194.22).
(3)	For purposes of this table, the value of each Company Share underlying the Prometheus RSU awards is equal to $200.00.
(4)	See page 110 of this proxy statement for additional information regarding shares beneficially owned by directors and executive officers of Prometheus and their affiliates.

Stock Ownership

Certain non-employee directors and executive officers hold Company Shares. For additional information, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 110 of this proxy statement.

Change in Control Severance Benefits in Executive Officer Employment Arrangements

Each of Prometheus’ executive officers has entered into an employment letter agreement with Prometheus, pursuant to which the executive officer is entitled to severance benefits upon a qualifying termination of employment, including after a change in control (which will include the Merger).

Employment Letter Agreement with Mr. McKenna

Prometheus previously entered into an employment letter agreement with Mr. McKenna, which governs the terms of his employment with us as our President and Chief Executive Officer. In the event Prometheus terminates Mr. McKenna without “cause” or he resigns for “good reason” within 24 months following a change in control, subject to his execution and non-revocation of a release of claims and his continued compliance with post-termination obligations, Mr. McKenna will be entitled to (i) continuation of his base salary for 18 months, (ii) his target bonus, payable in a lump sum, (iii) payment of the COBRA premiums for him and his eligible dependents for the 18 months following his termination of service, and (iv) accelerated vesting of any unvested time-based vesting equity awards. In addition, pursuant to his employment letter agreement, Mr. McKenna is also eligible to receive a gross-up payment for any excise taxes payable under Section 280G and 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) as a result of a change in control transaction (plus an additional amount necessary to put him in the same after-tax position as if no excise tax had been imposed).

For purposes of Mr. McKenna’s employment letter agreement, “cause” means his (i) conviction of a felony, plea of guilty or no contest to a felony, or confession of guilt to a felony; (ii) act or omission which constitutes willful misconduct or gross negligence that results in loss, damage or injury to us or our prospects, including, but not limited to (a) dishonesty or a breach of fiduciary duty to us or our stockholders, or (b) theft, fraud, embezzlement or other illegal conduct; (iii) continued failure, refusal or unwillingness to perform, to the reasonable satisfaction of the Board determined in good faith, any material duty or responsibility assigned to him, which failure of performance continues for a period of more than 30 days after written notice thereof has been provided by our board of directors, setting forth in reasonable detail the nature of such failure of performance; or (iv) the material breach of any of the provisions of his employment letter agreement or any other written agreement between him and us.

For purposes of Mr. McKenna’s employment letter agreement, “good reason” means a resignation that occurs following the occurrence of any of the following without his written consent: (i) a material change in the geographic location at which he must perform his duties (with a relocation outside a 35-mile radius of his principal place of employment prior to such relocation considered material for this purpose); (ii) a material reduction of his base compensation, target bonus and/or benefits; (iii) any action or inaction that constitutes a material breach of his employment letter agreement by us; or (iv) a material reduction in his authority, duties or responsibilities (including a requirement to report to any person or entity other than the Board, or following a change in control, the board of directors (or similar governing body) of the ultimate parent company of the surviving entity in such change in control that has at least one class of publicly traded securities listed on a national stock exchange).

Employment Letter Agreements with Dr. Marshall and Mr. Stenhouse

Prometheus previously entered into employment letter agreements with each of Dr. Marshall and Mr. Stenhouse, which govern the terms of their employment with us as our Chief Financial Officer and Chief Operating Officer, respectively. In the event Prometheus terminates Dr. Marshall or Mr. Stenhouse without “cause” or they resign for “good reason,” Dr. Marshall and Mr. Stenhouse will be entitled to (i) continuation of their base salary for 12 months, (ii) their target bonus, payable in a lump sum, (iii) payment of the COBRA premiums for them and their eligible dependents for the 12 months following their termination of service, and (iv) accelerated vesting of any unvested time-based vesting equity awards. For purposes of Dr. Marshall and Mr. Stenhouse’s employment letter agreements, the terms “cause” and, for Dr. Marshall, “good reason” generally have the same meanings as given to such terms in Mr. McKenna’s employment letter agreement described above, except that for Dr. Marshall, the parenthetical in clause (iv) of the definition instead reads “(including a requirement to report to any person or entity other than the president and chief executive officer of [Prometheus], or following a change in control, the chief executive officer of the ultimate parent company of the surviving entity in such change in control that has at least one class of publicly traded securities listed on a national stock exchange).” For purposes of Mr. Stenhouse’s employment letter agreement “good reason” means a resignation that occurs following the occurrence of any of the following without his written consent: (i) a material reduction of his base compensation, target bonus and/or benefits; (ii) any action or inaction that constitutes a material breach of his employment letter agreement by us; or (iii) a material reduction in his authority, duties or responsibilities. Dr. Marshall and Mr. Stenhouse’s entitlement to these severance benefits are subject to their execution and non-revocation of a release of claims and their continued compliance with post-termination obligations.

2023 Bonus Awards

Those employees of Prometheus (including executive officers) who are eligible to receive an annual cash bonus under an employment letter agreement or under the Annual Incentive Plan will receive such bonus for the year ending December 31, 2023 at two hundred percent (200%) of the target level of performance as set forth in the applicable employment letter agreements or the Annual Incentive Plan, as applicable; provided, however, that if an employee’s employment is terminated prior to the payment of the 2023 bonus awards under circumstances that would give rise to severance under Prometheus’ Severance Plan, such employee (including executive officers) will be entitled to receive his or her 2023 bonus, prorated for the portion of 2023 that elapsed prior to the date of termination if such termination occurs prior to December 31, 2023. For fiscal year 2023, Mr. McKenna has a target bonus of 80% of his base salary ($650,000) and each of Dr. Marshall and Mr. Stenhouse has a target bonus of 40% of their base salaries ($480,000).

Transaction and Retention Bonus Pool

The Board has approved a cash transaction and retention bonus pool (the “Retention Pool”) in an aggregate amount not to exceed $10.0 million, pursuant to which certain employees of Prometheus (including executive officers) may be allocated awards to recognize and reward extraordinary efforts related to the consummation of the Merger, which will be payable no earlier than the closing of the Merger. As of the date of this proxy statement, no awards under the Retention Pool have been allocated to any Prometheus employees (including any executive officers).

New Merck Arrangements

Certain of Prometheus’ executive officers may continue to provide employment or other services to Merck after the Effective Time and may enter into new agreements, arrangements or understandings with Merck to set forth the terms and compensation of such post-Effective Time service. As of the date of this proxy statement, no such agreements, arrangements or understandings with Merck exist.

280G Mitigation Actions

If the Effective Time is not reasonably anticipated to occur by December 31, 2023, under the Merger Agreement, Prometheus may, in consultation with Merck, implement strategies before the Effective Time to mitigate the possible impact of Sections 280G and 4999 of the Code. Pursuant to his employment letter agreement, Mr. McKenna is entitled to receive a gross-up payment equal to any excise taxes imposed under Sections 280G and 4999 of the Code (plus any taxes resulting from such additional payment) as a result of any compensatory payments made to him in connection with a change in control transaction (including the Merger).

Indemnification of Directors and Officers; Insurance

Directors and officers of Prometheus are also entitled to indemnification and covered by insurance in certain circumstances. For a detailed description of these requirements, please see “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 95 of this proxy statement.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by Merck. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $10.8 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding equity awards of Prometheus pursuant to the Merger Agreement.

We understand that Merck expects to fund amounts needed for the acquisition of Prometheus under the Merger Agreement through the use of cash on hand, commercial paper or existing or new credit facilities. Merck and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Merck or Merger Sub pursuant to the terms of the Merger Agreement.

Closing and Effective Time of the Merger

The closing of the Merger will take place by electronic exchange of signatures and documents at 9:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), and in any event no later than one business day thereafter, or at such other location, date and time as Prometheus and Merck shall mutually agree upon in writing.

On the Closing Date, Merck, Prometheus and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Prometheus and Merck and specified in the certificate of merger).

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Prometheus and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Prometheus’ notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your Company Shares, you must satisfy each of the following conditions: you must deliver to Prometheus a written demand for appraisal of your Company Shares prior to the

Special Meeting, which must (i) reasonably inform us of the identity of the holder of record of Company Shares who intends to demand appraisal of his, her or its Company Shares (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Prometheus and to be set forth on the Chancery List) and (ii) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold or beneficially own, as applicable, your Company Shares continuously through the effective date; and you must comply with the other applicable requirements of Section 262.

A Prometheus stockholder who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, CA 92121

Attention: Corporate Secretary

Within ten (10) days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each stockholder of any class or series of stock of Prometheus who is entitled to appraisal rights that the Merger was approved and that appraisal rights are available for any or all shares of such class or series of stock.

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the Company Shares held by all persons that have demanded appraisal. There is no present intent on the part of Prometheus or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that Prometheus and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of Company Shares. Accordingly, persons who desire to have their Company Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

At any time within sixty (60) days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that person’s Company Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the person within sixty (60) days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s Company Shares determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

In addition, within one hundred twenty (120) days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of Company Shares not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such Company Shares. Such statement must be given within ten (10) days after the written request therefor has been received by the surviving corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Company Shares and with whom the surviving corporation has not reached agreements as to the value of such Company Shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their Company Shares and who hold Company Shares represented by certificates to submit their certificates of Company Shares to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of Company Shares taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the Company Shares as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid at that time.

When the fair value of the Company Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although Prometheus believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the surviving corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Company Shares is less than the Merger Consideration.

In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all Company Shares entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any Company Shares subject to such demand or to receive payment of dividends or other distributions on such Company Shares, except for dividends or distributions payable to Prometheus stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

•

holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies” or certain former citizens or long-term residents of the United States;

•	holders holding their Company Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to sell their Company Shares under the constructive sale provisions of the Code;

•	holders that received their Company Shares in compensatory transactions;

•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Merck or the surviving corporation;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”; or

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of the Company Shares (by vote or value).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR

TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares who or that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares.

Payments made to a U.S. Holder in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and return to the exchange agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•

Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Prometheus’ status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Prometheus believes it is not a USRPHC. Because the determination of whether Prometheus is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Prometheus is not a USRPHC. Even if Prometheus is a USRPHC, gain arising from the sale or other taxable disposition of Prometheus common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Prometheus common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Prometheus common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Prometheus and Merck each file a notification and report form with the

FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Prometheus and Merck filed their respective HSR Act notifications on April 21, 2023. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on May 22, 2023. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

General

Subject to the terms of the Merger Agreement, Prometheus, Merck and Merger Sub have agreed to take any and all actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any foreign antitrust laws as soon as practicable (and in any event by the date that is at least five (5) business days before the Effective Time), and to avoid any impediment to the consummation of the Merger under any antitrust laws, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Prometheus, (2) amending any venture or other arrangement of Prometheus and (3) cooperating with each other and using their respective reasonable best efforts to oppose, contest and resist fully and vigorously any legal proceeding, including by defending through litigation, pursing vigorously all available avenues of administrative and judicial appeal and seeking to have vacated, lifted, reversed or overturned any order that may result from such legal proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, in each case, as may be required in order to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably practicable (and in any event no later than the Termination Date) and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated hereby, including the Merger; provided, however, that (x) Merck and its affiliates shall not be obligated to take the foregoing actions contemplated by this sentence (A) with respect to Merck, its affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein or any venture or other arrangement; nor (B) with respect to Prometheus, to the extent such actions would have any more than an immaterial effect on the business, operations or financial condition of Prometheus and (y) Prometheus may not take any of the foregoing actions without Merck’s prior written consent. Further, and for the avoidance of doubt, without the written consent of Prometheus, Merck will not extend any waiting period under the HSR Act (by pull and refile, or otherwise) or enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement without the written consent of Prometheus, which shall not be unreasonably withheld.

Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger

On May 9, 2023, two lawsuits were filed in the United States District Court for the Southern District of New York against Prometheus and the members of the Board: O’Dell v. Prometheus Biosciences, Inc., Case No. 23-cv-3862, and Wang v. Prometheus Biosciences, Inc., Case No. 23-cv-03875. The lawsuits allege that the preliminary proxy statement filed by Prometheus on April 28, 2023 with the SEC in connection with the Merger omits material information with respect to the transactions contemplated by the Merger Agreement, rendering it false and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiffs seek, among other things, injunctive relief, rescission, declaratory relief and unspecified monetary damages. Prometheus believes these lawsuits are wholly without merit. Additional lawsuits regarding the Merger may be filed.

Delisting and Deregistration of Company Shares

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Prometheus contained in this proxy statement or in Prometheus’ public reports filed with the SEC may supplement, update or modify the factual disclosures about Prometheus contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Prometheus and Merck were qualified and subject to important limitations agreed to by Prometheus and Merck in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure letter delivered by Prometheus to Merck in connection with the Merger Agreement (the “Disclosure Letter”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Prometheus or Merck with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Prometheus, Merck or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Prometheus may be found elsewhere in this proxy statement and Prometheus’ other public filings. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place by electronic exchange of signatures and documents at 9:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), and in any event no later than one business day thereafter, or at such other location, date and time as Prometheus and Merck shall mutually agree upon in writing.

On the Closing Date, Merck, Prometheus and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Prometheus and Merck and specified in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Prometheus and the separate corporate existence of Merger Sub will cease. Prometheus will continue as the surviving corporation and as a wholly owned subsidiary of Merck. At the Effective Time, the certificate of incorporation of Prometheus will be amended and restated in its entirety as set forth on Annex A of the Merger Agreement and such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended. At the Effective Time, Prometheus, Merck and Merger Sub will take all necessary action such that the bylaws of the Company will be amended and restated in their entirety to read in their entirety as set forth on Annex B of the Merger Agreement, and as so amended and restated, will be the bylaws of the surviving corporation until thereafter amended as provided therein, pursuant to the terms of the certificate of incorporation of the surviving corporation or in accordance with applicable law.

Effect of the Merger on Company Shares

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will be canceled and extinguished and automatically cease to exist and will be converted into the right to receive the Merger Consideration.

At the Effective Time, each Canceled Company Share will be canceled and extinguished, without any conversion thereof or consideration paid therefor at the Effective Time.

If applicable, the Merger Consideration and any other amount payable pursuant the Merger Agreement (including consideration payable in respect of Prometheus stock options or restricted stock units) will be equitably adjusted to reflect the effect of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of Company Shares or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date occurring on or after April 15, 2023 and prior to the Effective Time.

Treatment of Equity Awards and the ESPP

Options. Under the Merger Agreement, each Prometheus stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be canceled and terminated and converted into the right to receive as promptly as practicable after the Effective Time (and in no event later than the next regularly scheduled payroll date at least five business days after the closing of the Merger), an amount in cash (without interest) equal to the product obtained by multiplying (i) the aggregate number of Company Shares subject to such Prometheus stock option immediately prior to the Effective Time by (ii) an amount equal to the Merger Consideration less the applicable per share exercise price of such Prometheus stock option (such aggregate amount, the “Option Consideration”), less any applicable withholding taxes or other amounts required by applicable law to be withheld.

Restricted Stock Units. Under the Merger Agreement, each Prometheus RSU award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and terminated and converted into the right to receive, as promptly as practicable (and in no event later than the next regularly scheduled payroll date at least five business days after the closing of the Merger) after the Effective Time, an amount in cash (without interest) equal to the product obtained by multiplying (i) the aggregate number of Company Shares subject to such Prometheus RSU award immediately prior to the Effective Time by (ii) the Merger Consideration (such aggregate amount, the “RSU Consideration”), less any applicable withholding taxes or other amounts required by applicable law to be withheld. Any payment in respect of any Prometheus RSU that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such RSU if required in order to comply with Section 409A of the Code.

Restricted Shares. Under the Merger Agreement, each Prometheus Restricted Share that is outstanding immediately prior to the Effective Time will vest in full and be treated the same as all other Company Shares and be cancelled and converted into the right to receive the Merger Consideration.

ESPP. The Merger Agreement provides that the Board (or, if appropriate, the committee of the Board administering the ESPP) must take all actions reasonably necessary to terminate the ESPP and all outstanding rights thereunder as of the day immediately prior to the Closing Date, contingent upon the occurrence of the closing of the Merger. From and after April 15, 2023, (i) no new participants have been or will be permitted to participate in the ESPP, (ii) participants have not been and will not be permitted to increase their payroll deductions or purchase elections from those in effect on April 15, 2023 and (iii) except for the Final Offering Periods, no offering or purchase period has been or will be authorized, continued or commenced. If the Effective Time occurs (A) during one or more of both of the Final Offering Periods, (w) the final exercise date under the ESPP will be such date as Prometheus determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time), and (x) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase whole Company Shares in accordance with the terms of the ESPP as of such final exercise date, which Company Shares, to the extent outstanding immediately prior to the Effective Time, will be canceled at the Effective Time in exchange for the right to receive the Merger Consideration; or (B) after the end of the Final Offering Period, all amounts allocated to each participant’s account under the ESPP at the end of each of the Final Offering Periods shall thereupon be used to purchase whole Company Shares under the terms of the ESPP for such offering period, which Company Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration. As promptly as practicable following the purchase of Company Shares in accordance with the preceding clauses (A) or (B), Prometheus is required to return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Dissenting Company Shares

The Merger Agreement provides that Dissenting Company Shares will not be converted into, or represent the right to receive, the Merger Consideration, but instead at the Effective Time will be converted into such consideration as may be determined to be due to the holders thereof in respect of such Dissenting Company Shares pursuant to Section 262. If any holder of Dissenting Company Shares fails to perfect, withdraws or otherwise loses or forfeits the right to appraisal of the fair value of such Dissenting Company Shares under Section 262, such Dissenting Company Shares will cease and will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without interest, the Merger Consideration.

Payment for Company Shares

Prior to the Closing Date, Merck will deposit, or cause to be deposited, with a paying agent designated by Merck that is reasonably acceptable to Prometheus, for payment to and for the sole benefit of holders of Company Shares pursuant to the provisions of the Merger Agreement, cash in an amount equal to the aggregate Merger Consideration to which Prometheus stockholders are entitled under the Merger Agreement (which such amount does not include the Option Consideration or RSU Consideration).

As soon as practicable after the Effective Time (and in any event not later than the third business day thereafter), Merck or the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by Certificates, which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal in customary form reasonably acceptable to Merck and Prometheus, which (A) will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the paying agent, (B) will have a customary release of all claims against Merck, Merger Sub and Prometheus arising out of or related to such holder’s ownership of Company Shares and (C) will otherwise be in such form as Merck and the paying agent reasonably agree on and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Prometheus prior to the Effective Time.

Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the paying agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the Company Shares represented by such Certificates as of immediately prior to the Effective Time will be entitled to receive the Merger Consideration for each such Company Share represented by such Certificate (subject to any required tax withholdings), and any Certificate so surrendered will forthwith be canceled.

No holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) will be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed letter of transmittal to the paying agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms of the Merger Agreement. In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration will upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the paying agent of an “agent’s message” (or such other evidence of transfer or surrender as the paying agent may reasonably request)) and such other procedures as agreed by Prometheus, Merck, the paying agent and The Depository Trust Company, be entitled to receive, and Merck will cause the paying agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required tax withholdings) and such Book-Entry Shares of such holder will forthwith be canceled.

As soon as practicable after the Effective Time (and in no event later than five business days after the Effective Time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a letter of transmittal and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Prometheus prior to the Effective Time. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time will be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required tax withholdings), and such Book-Entry Shares so surrendered will forthwith be canceled.

Until paid or surrendered as contemplated, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by the Merger Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which will be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Prometheus, Merck and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

•

the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, applicable requirements of Nasdaq, and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations pending against the parties;

•	matters relating to information to be included in required filings with the SEC, including this proxy statement, in connection with the Merger; and

•	the absence of any fees owed by Prometheus to investment bankers or brokers in connection with the Merger, other than those specified in the Disclosure Letter.

The Merger Agreement also contains representations and warranties of Prometheus (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•

the qualification and good standing of Prometheus as a foreign corporation or other entity authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary;

•	the absence of any subsidiaries of Prometheus and that Prometheus does not own any capital stock or equity interest in any other person;

•	the capitalization of Prometheus, including the authorized and outstanding Company Shares, Prometheus Restricted Shares and Company Shares held by Prometheus in its treasury;

•	all Company Shares having been, or being when issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•	outstanding Prometheus stock options and RSU awards, Company Shares reserved for issuance under Prometheus’ equity incentive plans and Company Shares reserved for issuance under the ESPP;

•	the exercise price of each Prometheus stock option as compared to fair market value and the exemption of all such Prometheus stock options under Section 409A of the Code;

•

except as otherwise disclosed, the absence of (i) outstanding securities of Prometheus convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in Prometheus, (ii) options, warrants, rights or other agreements or commitments requiring Prometheus to issue any capital stock, voting securities or other ownership interests in Prometheus, (iii) obligations requiring Prometheus to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in Prometheus (clauses (i), (ii) and (iii), together with the capital stock of Prometheus, being referred to collectively as “Company Securities”) and (iv) obligations by Prometheus to make any payments based on the price or value of the Company Shares;

•

as of two business days prior to the date of the Merger Agreement, (i) the absence of outstanding obligations requiring Prometheus to purchase, redeem or otherwise acquire any Company Securities, (ii) the absence of voting trusts or other agreements or understandings to which Prometheus is a party with respect to the voting of capital stock of Prometheus and (iii) that all outstanding securities of Prometheus were offered and issued in compliance with all applicable securities laws;

•	that, assuming the due authorization, execution and delivery of the Merger Agreement by Merck and Merger Sub, the Merger Agreement constitutes a legal, valid and binding obligation of Prometheus;

•

the Board’s (i) determination that the Merger Agreement and Merger are advisable, fair and in the best interests of Prometheus and its stockholders and that it is advisable for Prometheus to enter into the Merger Agreement, (ii) approval and declaration that was is advisable for Prometheus to execute and deliver the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Prometheus stockholders and (iv) resolution, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Prometheus stockholders;

•

the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon as the only vote of any holders of any class or series of the Company’s capital stock necessary under applicable law and Prometheus’ certificate of incorporation and bylaws to adopt the Merger Agreement and approve the Merger;

•

the timeliness and accuracy of Prometheus’ filings with the SEC, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002;

•	the absence of outstanding or unresolved comments received from the SEC staff with respect to Prometheus’ SEC filings;

•	Prometheus’ disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain undisclosed liabilities of Prometheus;

•

the absence of certain changes from March 31, 2023 through the date of the Merger Agreement, including the conduct of the business of Prometheus in the ordinary course consistent with past practice, and the absence of a Company Material Adverse Effect;

•	the compliance as to form of the proxy statement with the applicable requirements of the Exchange Act and the accuracy of the information provided in such proxy statement;

•	Prometheus’ employee benefit plans and other agreements with its employees;

•	labor matters;

•	the payment of taxes, filing of tax returns, absence of tax audits or proceedings and other tax matters;

•	the compliance by Prometheus with applicable laws and the possession by Prometheus of all permits necessary to conduct its business;

•	environmental matters, including compliance with environmental laws by Prometheus;

•	Prometheus’ intellectual property rights;

•	the compliance by Prometheus with data privacy and protection laws and the absence of material failures of Prometheus information technology systems;

•	real property leased by Prometheus;

•	certain categories of specified material contracts;

•

certain regulatory matters, including with respect to regulatory approvals from the FDA, and the compliance with various applicable rules of the FDA and health care laws applicable to the conduct of the business of Prometheus;

•	insurance policies maintained by Prometheus;

•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;

•	transactions with affiliates of Prometheus;

•	the receipt by the Board of opinions of each of Centerview and Goldman Sachs as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Shares; and

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger.

The Merger Agreement also contains representations and warranties of Merck and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the absence of any ownership by Merck, Merger Sub or any of their respective affiliates of Company Shares or securities convertible into or exchangeable for Company Shares;

•

the availability to Merck and Merger Sub, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date;

•	actions of Merger Sub prior to the Closing Date;

•	the solvency of Merck and Merger Sub; and

•

the absence of certain arrangements between Merck, Merger Sub or any of their respective affiliates and any stockholder, director, officer, employee or other affiliate of Prometheus relating to the Merger Agreement, the Merger or the surviving corporation, pursuant to which (a) any holder of Company Shares would be entitled to receive consideration other than the Merger Consideration or (b) such stockholder, director, officer, employee or other affiliate of Prometheus has agreed to provide equity investment to Merck, Merger Sub or Prometheus to finance any portion of the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Prometheus, taken as a whole; provided, however, that no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a Company Material Adverse Effect, and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a Company Material Adverse Effect has occurred to the extent such Effects do not disproportionately and adversely affect Prometheus in any material respect relative to other similarly situated companies operating in any industry or industries in which Prometheus operates in the events of articles (i) through (vi) below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a Company Material Adverse Effect):

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

•

conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions (or changes in such conditions) in the life sciences, pharmaceutical or biotechnology industry;

•

political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current dispute involving the Russian Federation and Ukraine);

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), cyberattacks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•

actual or proposed changes in Law or other legal or regulatory conditions (or the interpretation thereof), any COVID-19 measures or any change in any COVID-19 measures (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof);

•

the announcement of, or the compliance with, the Merger Agreement, or the pendency or consummation of the transactions contemplated hereby (provided, that this clause shall not apply with respect to any representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of the Merger Agreement, the performance of a party’s obligations under the Merger Agreement or the consummation of the transactions contemplated thereby), including (A) the identity of Merck, Merger Sub or their affiliates, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, licensors, suppliers, distributors or other business partners, and (C) any other negative development (or potential negative development) in Prometheus’ relationships with any of its customers, licensors, suppliers, distributors or other business partners;

•

(A) any results, outcomes, data, adverse events, side effects or safety observations arising from any clinical trials being conducted by or on behalf of Prometheus or any competitor of Prometheus (or the announcements thereof) (but not, if the underlying cause thereof is the willful misconduct of Prometheus), (B) results of meetings with the FDA or other governmental authority (including any communications from any governmental authority in connection with such meetings), (C) the determination by, or the delay of a determination by, the FDA or any other governmental authority, or any panel or advisory body empowered or appointed thereby, with respect to the clinical hold, acceptance, filing, designation, approval, clearance, non-acceptance, hold, refusal to file, refusal to designate, non-approval, disapproval or non-clearance of any of Prometheus’ or any competitor’s product candidates, (D) FDA approval (or other clinical or regulatory developments), market entry or threatened market entry of any product competitive with or related to certain products of Prometheus (as set forth in the Merger Agreement, “Company Product”) or product candidates, or any guidance, announcement or publication by the FDA or other governmental authority relating to any product candidates of Prometheus or any competitor, or (E) any manufacturing or supply chain disruptions or delays affecting product candidates of Prometheus or developments relating to reimbursement, coverage or payor rules with respect to any product candidates of Prometheus or the pricing of products;

•

any recommendations, statements or other pronouncements published or proposed by professional medical organizations or any governmental authority, or any panel or advisory body empowered or appointed thereby, relating to Company Products or product candidates of Prometheus or any of its competitors;

•

any failure by Prometheus to obtain or maintain any issued patent in any country, any patent expiry, or loss of or expiration of any market exclusivity which would result in a reduction of anticipated revenue from any Company Product;

•

any actions taken or failure to take action, in each case, by Merck or any of its controlled affiliates, or to which Merck has consented, or which Merck has requested or approved, or the taking of any action required by the Merger Agreement, or the failure to take any action prohibited by the Merger Agreement;

•

any departure or termination of any officers, directors, employees or independent contractors of Prometheus (but not, in each case, the underlying cause of such departure or termination, unless such departure or termination would otherwise be excepted from this definition of a Company Material Adverse Effect);

•

changes in Prometheus’ stock price or the trading volume of Prometheus’ stock, in and of itself, or any failure by Prometheus to meet any estimates or expectations of Prometheus’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Prometheus to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect); or

•

any legal proceedings made or brought by any of the current or former Prometheus stockholders (on their own behalf or on behalf of Prometheus) against Prometheus arising out of the Merger or in connection with any other transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that except (a) as set forth in the Disclosure Letter, (b) as required by applicable law (including any COVID-19 measures or such reasonable actions after notice has been provided to Merck or Merck’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine), (c) as consented to in writing by Merck (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as required or expressly provided for by the Merger Agreement, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, Prometheus is required to (a) use commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, (b) use commercially reasonable efforts to preserve intact its business organization and to preserve the present relationships with those persons having significant business relationships with it (provided that during any period of full or partial suspension of operations related to COVID-19 or any COVID-19 measures, Prometheus may, in connection with COVID-19 or any COVID-19 measures, take such actions as are reasonably necessary (i) to protect the health and safety of Prometheus’ employees and other individuals having business dealings with Prometheus or (ii) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 measures); provided, further, that Prometheus may take such reasonable actions after notice has been provided to Merck or Merck’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine, and (c) without limiting the generality of the foregoing, not:

•	adopt any amendments to its certificate of incorporation or bylaws;

•

issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any securities of Prometheus, other than (A) any Company Shares issuable (x) with respect to the exercise, vesting or settlement of stock awards of Prometheus outstanding as of the date of the Merger Agreement or granted in compliance with the Merger Agreement, or (y) pursuant to Prometheus’ 2021 Employee Stock Purchase Plan or (B) the issuance or grant of stock awards of Prometheus to directors of Prometheus in accordance with Prometheus’ Amended and Restated Non-Employee Director Compensation Program in effect on the date of the Merger Agreement;

•

acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any securities of Prometheus, other than (A) as provided by any stock plan of Prometheus, or (B) the satisfaction of exercise price and/or tax withholding obligations in connection with the vesting, exercise and/or settlement of any stock awards of Prometheus;

•	split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock;

•

(A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any business, assets or securities (other than, in each case, capital expenditures in accordance with subclause (xiii) below and any acquisition of assets, including active pharmaceutical ingredients and other supplies, in the ordinary course of business consistent with past practice) for consideration in excess of $10,000,000, individually or in the aggregate, (B) sell, lease, or otherwise dispose of any assets of Prometheus with a fair market value in excess of $10,000,000, individually or in the aggregate, except (1) pursuant to contracts or commitments existing as of the date of the Merger Agreement, (2) sales of products or services in the ordinary course of business consistent with past practice, (3) incidental contracts, (4) non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (5) dispositions of marketable securities in the ordinary course of business consistent with past practice, and (6) dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

•

sell, license, sublicense, assign, fail to maintain in the ordinary course of business, abandon or otherwise dispose of, grant any covenant-not-to-sue under or disclose any trade secrets in any material Prometheus intellectual property (or any Prometheus intellectual property relating to the 360 Platform or PRA023, PRA052 and PRA578 and any complementary or companion diagnostics therefor), except for (A) incidental contracts and (B) non-exclusive licenses entered into in the ordinary course of business consistent with past practice to contract manufacturers or contract research organizations;

•

incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money, except for (A) indebtedness incurred in the ordinary course of business consistent with past practice or (B) other borrowings in an amount not to exceed $10,000,000 in the aggregate;

•

assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in an amount not to exceed $10,000,000 in the aggregate;

•

make any loans, advances (other than for ordinary course business expenses or pursuant to Prometheus’ governing documents or existing indemnification obligations) or capital contributions to, or investments in, any other person in excess of $10,000,000, except for advancement of expenses (A) under any indemnification agreement or (B) the certificate of incorporation or bylaws of Prometheus;

•	change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable law;

•

change any annual tax accounting period or make or change any material tax election, settle any material tax proceeding or surrender any claim to a material tax refund, file any material tax return other than in a manner consistent with past practice or file any amended tax return in each case, other than as required by applicable law or in the ordinary course of business;

•

except as required by applicable law or required by a plan in effect on the date of the Merger Agreement, (A) grant any change in control, retention, severance or termination pay or stock awards of Prometheus, (B) grant any material increases in, or accelerate the vesting or payment of, the compensation or benefits payable to its employees, consultants, officers or directors, (C) adopt, enter into, materially amend or terminate any material plan or (D) hire, promote or terminate (other than for “cause”) the employment or services of any employee or consultant, other than an employee below the level of vice president;

•	enter into any collective bargaining or similar labor contract;

•

make or authorize any material capital expenditure or incur any obligations, liabilities or indebtedness in respect thereof, except for (A) those contemplated by the capital expenditure budget for the relevant fiscal year, which capital expenditure budget has been provided or made available to Merck prior to the date of the Merger Agreement and (B) any unbudgeted capital expenditure, in an amount not to exceed, in any year, in the aggregate, $10,000,000;

•

settle any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.11 of the Merger Agreement or a settlement solely for monetary damages (net of insurance proceeds received) not in excess of $5,000,000 individually or $10,000,000 in the aggregate;

•

except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any subclause of Section 5.1 of the Merger Agreement, (A) enter into any contract that would, if entered into prior to the date of the Merger Agreement, be a material contract, except for any statement of work issued under an existing material contract, in each case not in excess of $5,000,000 individually; or (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any material contract or waive, release or assign any material rights or material claims thereunder;

•	enter into any contract that by its terms would purport to bind Merck or its affiliates (other than, following the closing of the Merger, Prometheus);

•

unless mandated by any governmental authority, (A) make any material change to, discontinue, terminate or suspend any ongoing research program relating to a PRA023, PRA052 and PRA578 (and any complementary or companion diagnostics therefor) and any other ongoing material research program, or (B) commence, alone or with any third party, any research program that has not been disclosed to Merck prior to the date of the Merger Agreement; or

•	offer, agree or commit, in writing or otherwise, to take any of the foregoing actions.

In furtherance and not in limitation of any other provision of the Merger Agreement, to the extent permitted by applicable law, Prometheus shall keep Merck informed on a reasonably current basis of any material developments (including the occurrence of any serious adverse event and any material governmental inquiries or investigations), discussions or negotiations relating to the Company Products between or with the FDA or the European Medicines Agency (the “EMA”). Without limiting the generality of the foregoing, to the extent permitted by applicable law, Prometheus (i) (A) shall promptly inform Merck, as reasonably in advance as practicable under the circumstances, of any material meetings, filings, submissions or correspondence to be made by or on behalf of Prometheus between or with the FDA or the EMA relating to any Company Product, and shall provide Merck with copies of any such filings, submissions or correspondence and (B) shall not carry out or agree to carry out any of the foregoing activities or communications without prior consultation with Merck, and (ii) (A) shall promptly inform Merck of any material change to any research program protocol, adding any new research programs, making any material change to a manufacturing plan or process, making any material change to a development timeline or initiating, or making any material change to any Company Product and (B) shall not carry out or agree to carry out any such change without prior consultation with Merck.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give Merck or Merger Sub, directly or indirectly, the right to control or direct the business or operations of Prometheus at any time prior to the Effective Time. Prior to the Effective Time, Prometheus shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its business and operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, Prometheus must, as promptly as practicable after the date of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Prometheus Stockholder Approval. Prometheus is permitted to postpone or adjourn the Special Meeting if, and only if, (i) Prometheus is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary to obtain a quorum of its stockholders and Prometheus will use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Board has determined in good faith (after consultation with outside legal counsel) that such delay is required by (A) applicable law to comply with comments made by the SEC with respect to this proxy statement or (B) to allow for the dissemination of any supplement or amendment to this proxy statement that is required to be filed and disseminated under applicable law or (iii) Prometheus is required to do so by a court of competent jurisdiction in connection with any legal proceeding commenced after the date of the Merger Agreement against Prometheus (and/or any of its directors in their capacity as such) by any Prometheus stockholders relating to the Merger Agreement or transactions contemplated thereby. Except to the extent a Company Board Recommendation Change (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement) has been effected, the Board will include the Company Board Recommendation in the proxy statement and Prometheus will use its reasonable best efforts to solicit votes of the Prometheus stockholders in favor of obtaining Prometheus Stockholder Approval.

Subject to Prometheus’ right to effect a Company Board Recommendation Change and to terminate the Merger Agreement in accordance with its terms, Prometheus’ obligations related to the Special Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Prometheus or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event.

Access and Information

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Prometheus will (i) afford Merck and its representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of Prometheus (provided, however, that (A) Prometheus may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable law (including any COVID-19 measures) requires Prometheus to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of Prometheus with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under or give a third party the right to terminate or accelerate an obligation under any then-effective contract to which Prometheus is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of the Merger Agreement, the transactions contemplated thereby or, subject to the terms of the Merger Agreement, an Acquisition Proposal or a Superior Proposal, and (B) in each case, access may be limited to the extent Prometheus reasonably determines, in light of COVID-19 or any COVID-19 measures, that such access would jeopardize the health and safety of any employee of Prometheus. In the event that Prometheus does not provide access or information in reliance on any of the foregoing provisos in clause (A), it shall use its reasonable best efforts to communicate the applicable information to Merck in a way that would not violate any applicable law, contract or obligation or waive such a privilege and, with respect to access limited in respect of COVID-19 or COVID-19 measures, Prometheus shall use its reasonable best efforts to communicate the applicable information to Merck in a way that Prometheus reasonably determines would not jeopardize the health and safety of any Prometheus employee).

Any investigations conducted pursuant to the access contemplated by the Merger Agreement (A) must be conducted in a manner that does not unreasonably interfere with the conduct of the business of Prometheus or create a risk of damage or destruction to any property or assets of Prometheus, (B) will be subject to Prometheus’ reasonable security measures and insurance requirements and (C) shall not include the right to perform invasive testing without Prometheus’ prior written consent, in its sole discretion.

The terms and conditions of the confidentiality agreement between Merck and Prometheus apply to any information obtained by Merck or any of its representatives in connection with any investigation conducted pursuant to the access contemplated by the Merger Agreement.

Nothing in the Merger Agreement will be construed to require Prometheus or its representatives to prepare any reports, analyses, appraisals, opinions or other information.

No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Prometheus will not, and will cause its directors and officers not to, nor will it authorize or knowingly permit any of its other representatives to, and will direct and use its reasonable best efforts to cause such other representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than Merck, Merger Sub or any designees or representatives of Merck or Merger Sub), or any representative thereof, any information, or afford to any person (other than Merck, Merger Sub or any designees or representatives of Merck or Merger Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of Prometheus or any of its subsidiaries, in any such case with the intent to facilitate the making, submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person, or any representative thereof, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of the Merger Agreement);

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

In addition, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Prometheus must, and must cause its directors and officers to, and must direct its other representatives to, cease and cause to be terminated, and must not authorize or knowingly permit any of its other representatives to continue, any and all discussions or negotiations with any person (other than Merck, Merger Sub and their representatives), or any representative thereof, conducted prior to the date of the Merger Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, Prometheus and its representatives may (i) participate in discussions only to the extent necessary to clarify and understand the terms and conditions of any inquiry or proposal made by any person solely to determine whether such inquiry or proposal constitutes or is reasonably likely to lead to a Superior Proposal and (ii) inform a person that has made or is considering making an Acquisition Proposal of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Prometheus must, as promptly as practicable, and in any event within one business day following receipt of an Acquisition Proposal, or request for information or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (i) provide Merck with written notice of such Acquisition Proposal, request for information, inquiry, proposal or offer, and

(ii) communicate to Merck the material terms and conditions of such Acquisition Proposal, request for information, inquiry, proposal or offer (including any subsequent amendment thereto) and the identity of the person making such Acquisition Proposal, request for information, inquiry, proposal or offer. Prometheus must keep Merck reasonably informed on a reasonably prompt basis with respect to the status of any discussions or negotiations regarding, and of any changes to the material terms and conditions of, any such Acquisition Proposal, request for information or inquiry, proposal or offer, and must, as promptly as practicable (and in any event within one business day of receipt thereof), provide Merck with unredacted copies of all writings or media containing any material terms or conditions of any such proposals and any proposed transaction agreements (including all schedules, exhibits and attachments thereto) relating to any such Acquisition Proposal, request for information, inquiry, proposal or offer and any financing commitments relating thereto.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, if at any time prior to the Prometheus Stockholder Approval, Prometheus or any of its representatives has received a bona fide, written Acquisition Proposal from any person or group of persons that did not result from a material breach of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement, then if the Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Prometheus and any of its representatives may enter into an Acceptable Confidentiality Agreement with such person or group of persons, engage in discussions to clarify the terms and conditions of, or furnish information with respect to Prometheus to, the person or group of persons making such Acquisition Proposal (provided that Prometheus must concurrently provide or make available to Merck any information concerning Prometheus that is provided to such person or group of persons and which was not previously provided or made available to Merck and Prometheus must have entered into an Acceptable Confidentiality Agreement with such person or group of persons) and participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal. Within one business day of such determination of the Board, and in any event, prior to or substantially concurrently with Prometheus first taking any of the actions described in the immediately preceding sentence with respect to an Acquisition Proposal, Prometheus must provide written notice to Merck of the determination of the Board (or a committee thereof) relating to such Acquisition Proposal.

Subject to limited exceptions as described herein, neither the Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to Merck or Merger Sub the Company Board Recommendation, (ii) publicly approve or recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the proxy statement when disseminated to Prometheus stockholders, (iv) if any Acquisition Proposal is structured as a tender offer or exchange offer for the outstanding Company Shares and is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Merck or an affiliate of Merck), fail to recommend, within ten business days after such commencement, against acceptance by Prometheus stockholders of such tender offer or exchange offer, or (v) publicly propose to do any of the foregoing (each of clauses (i), (ii), (iii), (iv) and (v), a “Company Board Recommendation Change”); provided that notwithstanding the foregoing, a “stop, look and listen” communication by the Board or any committee thereof to Prometheus stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or the taking and disclosure to Prometheus stockholders of a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or any substantially similar communication to either of the foregoing will not be deemed a Company Board Recommendation Change or prohibited under the terms of the Merger Agreement (provided that any such disclosure by Prometheus shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in accordance with the terms of the Merger Agreement).

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, at any time prior to the receipt of the Prometheus Stockholder Approval, the Board (or a committee thereof) may (i) in response to the receipt of a bona fide, written Acquisition Proposal received after the date of the Merger Agreement that did not result from a material breach of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement, or the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to a bona fide, written Acquisition Proposal received after the date of the Merger Agreement that did not result in a material breach of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement, provided that (a) the Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (b) in the case of receipt of an Acquisition Proposal, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal or, in the case of an Intervening Event, that an Intervening Event has occurred, (c) Prometheus provides written notice to Merck at least three business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”), (d) prior to effecting such Company Board Recommendation Change or terminating the Merger Agreement, Prometheus must, and must cause its representatives to, be reasonably available to negotiate with Merck in good faith (to the extent Merck desires to negotiate) during such three business day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement and (e) no earlier than the end of such three business day period, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, after considering any amendments to the terms and conditions of the Merger Agreement proposed by Merck in a binding written offer irrevocably made by Merck during such three business day period, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the terms or conditions of such Acquisition Proposal, Prometheus must provide a new Change of Recommendation Notice to Merck, and any Company Board Recommendation Change or termination of the Merger Agreement following delivery of such new Change of Recommendation Notice must again be subject to clause (c) and clause (d) of the immediately preceding sentence for a period of two business days.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, nothing in the Merger Agreement prohibits Prometheus or the Board (or a committee thereof) from (i) taking and disclosing to Prometheus stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to Prometheus stockholders if the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to Prometheus stockholders under applicable law, provided that any such disclosure by Prometheus states that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with the terms of the Merger Agreement.

For purposes of the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to Prometheus that (i) contains confidentiality provisions that are not, in the aggregate, materially less favorable to Prometheus than the terms of the confidentiality agreement Prometheus entered into with an affiliate of Merck, and does not contain any exclusivity provision or other term that would restrict, in any manner, Prometheus’ ability to comply with the terms of the Merger Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, or (ii) was entered into prior to the date of the Merger Agreement.

•	“Acquisition Proposal” means any indication of interest, offer or proposal (other than an offer or proposal by Merck or Merger Sub) to engage in an Acquisition Transaction.

•

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) resulting in: (a) any acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than 25% of the outstanding voting securities of Prometheus or any tender offer or exchange offer that if consummated would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than 25% of the outstanding voting securities of Prometheus; (b) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving Prometheus (i) pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than Prometheus stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than 25% of the voting power of the surviving entity or (ii) as a result of which Prometheus stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than 75% of the voting power of the surviving entity after giving effect to the consummation of such transaction; (c) any sale, license or disposition of tangible or intangible assets or businesses that constitute or represent more than 25% of the total revenue, net income, EBITDA or total assets (measured on a fair market value basis as of the date thereof) of Prometheus; or (d) any liquidation or dissolution of Prometheus; provided, however, the Merger and the transactions contemplated thereby shall not be deemed an Acquisition Transaction in any case.

•

“Intervening Event” means an effect that (a) was not known to the Board as of the date of the Merger Agreement or, if known, the material consequences of which were not reasonably foreseeable by the Board as of the date of the Merger Agreement and (b) does not relate to an Acquisition Proposal, provided that in no event shall any change in the price or trading volume of Company Shares or any other securities of Prometheus constitute an Intervening Event (provided that the underlying cause of such changes may constitute or be taken into account in determining whether there has been an Intervening Event).

•

“Superior Proposal” means a written, bona fide Acquisition Proposal that did not result from a material breach of Prometheus’ obligations relating to non-solicitation as set forth in the Merger Agreement for a transaction or series of related transactions contemplated by clauses (a), (b) or (c) of the definition of “Acquisition Transaction” on terms that the Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), taking into account all financial, legal, regulatory, timing and other aspects of such Acquisition Proposal, to be more favorable to Prometheus stockholders, from a financial point of view, than the Merger (including any adjustment to the terms and conditions proposed by Merck in response to such proposal); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than 25%” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority” and (b) “less than 75%” shall be deemed to be references to “less than a majority.”

The Merger Agreement provides that nothing will prevent Prometheus from (i) complying with its disclosure obligations under Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal and (ii) issuing “stop, look and listen” communications or similar communications of the type contemplated by Section 14d-9(f) under the Exchange Act. However, the Board may only make an Adverse Recommendation Change as otherwise permitted in the Merger Agreement.

Employee Matters

For the 18-month period following the Effective Time, Merck will provide, or will cause the surviving corporation to provide, to each continuing employee (during such employee’s employment) with:

•

base salary or base wages and an annual target cash bonus opportunity (excluding retention and change in control bonuses) that, in each case, is no less than those provided to such continuing employee immediately prior to the Effective Time;

•	severance pay no less favorable than the severance benefits provided to such continuing employee immediately prior to the Effective Time; and

•

other benefits that are substantially comparable in the aggregate to those offered by Prometheus to the continuing employees as of immediately prior to the Effective Time (other than any equity or equity-based and change in control or transaction-based compensation or benefits or post-employment health or welfare benefits).

With respect to certain employee benefit plans maintained by Merck or any of its subsidiaries, in each case, in which any continuing employee will participate on or after the Effective Time, Merck is required to, and to cause the surviving corporation to, recognize all service with Prometheus rendered prior to the Effective Time by such continuing employee for purposes of vesting, eligibility and entitlement to benefits under the terms of such employee benefit plan. However, Merck is not required to recognize service with Prometheus rendered prior to the Effective Time for purposes of benefit accrual (other than for purposes of severance or vacation) or to the extent that doing so would result in the duplication of benefits. In addition, Merck is required to use commercially reasonable efforts to (i) ensure that each continuing employee is immediately eligible to participate, without any waiting time, in any Merck employee benefit plan, compensation plan, or severance arrangement to the extent the Merck plans replace coverage under a comparable Prometheus plan in which such continuing employee participates immediately before the Effective Time, (ii) waive, or cause to be waived, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements, and actively-at-work or similar requirements to the same extent such limitations are waived under any comparable plan of Prometheus applicable to such continuing employee prior to the Effective Time, (iii) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by a continuing employee in the calendar year in which the Effective Time occurs, and (iv) ensure that the accounts of such continuing employees under any new Merck plan that is a flexible spending plan are credited with any unused balance in the account of such continuing employee under the prior Prometheus plan.

Prior to the Effective Time, Prometheus will take all actions reasonably necessary or appropriate to terminate Prometheus’ equity incentive plans, effective as of, and contingent upon, the closing of the Merger.

Efforts to Consummate the Merger

Each of Prometheus and Merck must use their reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including (i) to cause the conditions to the other party’s obligation to close to be satisfied as promptly as practicable after the date of this Agreement, (ii) subject to the terms of the Merger Agreement, obtaining, as promptly as practicable after the date of this Agreement, and maintaining all necessary actions or non-actions and consents from governmental authorities and making all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the Merger, (iii) resisting, contesting, appealing and removing any legal proceeding and vacating, lifting, reversing or overturning any order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by the Merger Agreement and (iv) upon writing request of Merck and Merger Sub, obtaining all necessary or appropriate consents under material contracts to which Prometheus is a party in connection with the Merger Agreement and the consummation of the transactions contemplated thereby, and (v) reasonably cooperate with the other party or parties with respect to any of the foregoing.

Subject to the terms of the Merger Agreement, Prometheus, Merck and Merger Sub have agreed to take any and all actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any foreign antitrust laws as soon as practicable (and in any event by the date that is at least five (5) business days before the Effective Time), and to avoid any impediment to the consummation of the Merger under any antitrust laws, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Prometheus, (2) amending any venture or other arrangement of Prometheus and (3) cooperating with each other and using their respective reasonable best efforts to oppose, contest and resist fully and vigorously any legal proceeding, including by defending through litigation, pursing vigorously all available avenues of administrative and judicial appeal and seeking to have vacated, lifted, reversed or overturned any order that may result from such legal proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, in each case, as may be required in order to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably practicable (and in any event no later than the Termination Date) and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated hereby, including the Merger; provided, however, that (x) Merck and its affiliates shall not be obligated to take the foregoing actions contemplated by this sentence (A) with respect to Merck, its affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein or any venture or other arrangement; nor (B) with respect to Prometheus, to the extent such actions would have any more than an immaterial effect on the business, operations or financial condition of Prometheus and (y) Prometheus may not take any of the foregoing actions without Merck’s prior written consent. Further, and for the avoidance of doubt, without the written consent of Prometheus, Merck will not extend any waiting period under the HSR Act (by pull and refile, or otherwise) or enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement without the written consent of Prometheus, which shall not be unreasonably withheld.

To the extent permitted by applicable law, each of Merck and Prometheus must (among other things) (i) keep the other party reasonably apprised with respect to any substantive oral communications with any governmental authority regarding the Merger and cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, (ii) promptly inform the other party of any substantive communication from any governmental regarding any of the transactions contemplated by the Merger Agreement in connection with any filings or investigations with, by or before any governmental authority relating to the Merger agreement or the transactions contemplated thereby, including any proceedings initiated by a private party, and (iii) provide the other party a reasonable advance opportunity to review all written communication with a governmental authority regarding the Merger, and give each other an opportunity to participate in each of such substantive meetings and substantive conference calls.

Indemnification of Directors and Officers; Insurance

Merck and the surviving corporation must (and Merck is required to cause the surviving corporation to) (i) honor and fulfill in all respects the obligations of Prometheus under (a) certain indemnification agreements entered into between Prometheus, on the one hand, and any of its current and former officers and directors and any person who becomes a director or officer of Prometheus, on the other hand and (b) certain indemnification agreements entered into between Prometheus or any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, on the one hand, and any person serving or who served as a director, officer, member, trustee or fiduciary of any of the foregoing at the request of Prometheus, in each case, prior to the Effective Time, on the other hand ((a) and (b) collectively, the “Indemnified Persons”), and (c) the indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws in effect on the date of the Merger Agreement, and (ii) during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”) to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as a director, officer, employee or agent of Prometheus or other affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of Prometheus or its affiliates or at the request of Prometheus as such (including as a fiduciary with respect to any employee benefit plan) of another person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (ii) any of the transactions contemplated by the Merger Agreement or (iii) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under the Merger Agreement. In addition, for six years after the Effective Time, the surviving corporation is required to (and Merck shall cause the surviving corporation to) cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification, exculpation and advancement of expenses that are no less favorable to the Indemnified Persons than the corresponding provisions in the certificate of incorporation and bylaws of the Company as of the date of the Merger Agreement, and during such six-year period, such provisions cannot be repealed, amended or otherwise modified in any manner adverse to such Indemnified Persons, except as required by applicable law.

For six years after the Effective Time and to the fullest extent permitted by applicable law, Merck and the surviving corporation shall (and Merck shall cause the surviving corporation to) advance, prior to the final disposition of any Indemnified Proceeding for which indemnification may be sought under the Merger Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such Indemnified Proceeding upon receipt of an undertaking by such Indemnified Person, to the extent required by law, to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under the Merger Agreement.

For six years after the Effective Time, Merck is required to, and shall cause the surviving corporation to, maintain for the benefit of the directors and officers of Prometheus, as of the date of the Merger Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (“D&O Insurance”) that is substantially equivalent to and in any event provides coverage not less favorable to the insured persons than. Prometheus’ equivalent insurance policies in effect as of the date of the Merger Agreement. However, in no event will the surviving corporation be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium amount paid by Prometheus prior to the date of the Merger Agreement. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by Prometheus prior to the Effective Time. The surviving corporation will (and Merck shall cause the surviving corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder for six years after the Effective Time.

If any Indemnified Person notifies the surviving corporation on or prior to the sixth anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made against such Indemnified Person, the indemnification provisions of the Merger

Agreement shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

In the event that Merck or the surviving corporation (or any of its successor or assigns) consolidates with or merges into any other person and is not the continuing entity of such consolidation or merger, or engages in any division transaction or transfers, coneys or otherwise disposes of all or substantially all of its properties and assets to any person, then, in each case, proper provision shall be made so that the successors and assigns of Merck and the surviving corporation shall assume all of the obligations set forth in the indemnification section of the Merger Agreement.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Prometheus, Merck and Merger Sub relating to, among other matters:

•	the filing by Prometheus of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

•	reporting requirements under Section 16 of the Exchange Act;

•	the delisting of the Company Shares from Nasdaq and the deregistration of Company Shares under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions; and

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any litigation against Prometheus and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

Conditions to the Merger

The respective obligations of Prometheus, Merck and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Merck, Merger Sub and Prometheus, to the extent permitted by applicable law:

•	the Prometheus Stockholder Approval shall have been obtained;

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(i) the expiration or termination of any applicable waiting period under the HSR Act and (ii) all other waivers, approvals and waiting periods under certain other specified antitrust laws have been obtained, terminated or expired; and

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the absence of any law that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal and the absence of any injunction, order or decree that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in the United States or in certain specified jurisdictions, or, in each case, that otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of Merck and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Merck and Merger Sub, to the extent permitted by applicable law:

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the representations and warranties made by Prometheus in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

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except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Prometheus in the Merger Agreement with respect to the capitalization of Prometheus being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Prometheus in the Merger Agreement with respect to corporate organization and qualification, stockholder approval and brokers’ and certain expenses (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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except where any failures of any such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Prometheus in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•	Prometheus having performed in all material respects the agreements or covenants required to be performed, or complied with, by it under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect that is continuing as of the Effective Time; and

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the delivery by Prometheus of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Prometheus certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of Prometheus to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

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the representations and warranties of Merck or Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Merck or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

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Merck and Merger Sub having performed in all material respects the agreements or covenants required to be performed, or complied with, by them under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by Merck of a certificate signed on behalf of Merck by an officer certifying that the conditions described in the preceding two bullets have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written agreement of Prometheus and Merck;

•	by either Prometheus or Merck, if:

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the Effective Time has not occurred on or before the Termination Date, provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the failure of the Effective Time to occur on or before the Termination Date;

•

a court of competent jurisdiction or other governmental authority of competent jurisdiction has issued any order or law permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal prior to the Effective Time, the consummation of the transactions contemplated by the Merger Agreement that becomes final and non-appealable (except that the party seeking to terminate the Merger Agreement as described in this bullet must have used reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and each of the other transactions contemplated by the Merger Agreement, including to resist, contest, appeal and remove any legal proceeding and have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by the Merger Agreement and, if applicable, taking any and all actions as required by the Merger Agreement to obtain antitrust approvals as more fully described under “The Merger Agreement—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 94 of this proxy statement) prior to asserting the right to terminate arising pursuant to this bullet; or

•	the Special Meeting has been held and the Prometheus Stockholder Approval was not obtained at any adjournment or postponement thereof;

•	by Merck, if:

•

Prometheus breaches or fails to perform any of its covenants or agreements or other obligations set forth in the Merger Agreement, which breach or failure to perform would cause any of the conditions to Merck’s and Merger Sub’s obligations to consummate the Merger not to be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of the Company set forth in the Merger Agreement become inaccurate such that the closing conditions with respect to the Company’s representations and warranties are not capable of being satisfied at the Effective Time, and such breach, failure to perform or inaccuracy is incapable of being cured by the Termination Date or is not cured by Prometheus within twenty business days following Merck’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy, except that Merck will not have the right to terminate the Merger Agreement as described in this bullet if Merck or Merger Sub are in breach of the Merger Agreement, such that Prometheus has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

a Company Board Recommendation Change occurs or a tender or exchange offer constituting an Acquisition Proposal has been publicly commenced by a person who is not an affiliate or representative of Merck and Prometheus fails to publicly reaffirm the Company Board Recommendation within ten business days following the receipt of a written request from Merck to do so.

•	by Prometheus, if:

•

Merck or Merger Sub breaches or fails to perform any of their respective covenants and agreements, or other obligations under the Merger Agreement, or any of the representations or warranties set forth in the Merger Agreement become inaccurate, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, such that they would reasonably be expected to prevent, materially impede or materially delay the ability of Merck or Merger Sub to consummate the transactions contemplated by the Merger Agreement (including the Merger), and such breach, failure to perform or inaccuracy of Merck and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty business days following Prometheus’

delivery of written notice to Merck of such breach, failure to perform or inaccuracy, except that Prometheus will not have the right to terminate the Merger Agreement as described in this bullet if Prometheus is in breach of the Merger Agreement, such that Merck has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to obtaining the Prometheus Stockholder Approval, Prometheus accepts a Superior Proposal and enters into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal, except that the right to terminate the Merger Agreement as described in this bullet is only available if (i) Prometheus has materially complied with its obligations related to non-solicitation and as more fully described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Prometheus Acquisition Proposals; Company Board Recommendation Change” beginning on page 90 of this proxy statement and (ii) Prometheus pays to Merck the termination fee as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Any party terminating the Merger Agreement pursuant to the foregoing shall give prompt written notice of such termination to the other party or parties to the Merger Agreement, as applicable.

Termination Fee; Certain Expenses

Prometheus must pay to Merck the Prometheus Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Merck in the event that the Merger Agreement is terminated:

•

by either Prometheus or Merck because (i) the Merger has not been consummated by the Termination Date or (ii) the Prometheus Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof), and in each case:

•	following the execution and delivery of the Merger Agreement and prior to the Special Meeting, an Acquisition Proposal had been publicly announced or had otherwise become publicly disclosed; and

•

within twelve months after such termination, (1) Prometheus enters into a definitive agreement with any third party with respect to any Acquisition Proposal or (2) any Acquisition Proposal is consummated (provided that for purposes of this provision, each reference to “twenty-five percent (25%)” and “seventy-five percent (75%)” in the definition of Acquisition Proposal is a reference to “50%”);

•

by Prometheus at any time prior to obtaining the Prometheus Stockholder Approval, in order to accept a Superior Proposal and enter into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal; or

•

by Merck if a Company Board Recommendation Change occurred or a tender or exchange offer constituting an Acquisition Proposal was publicly commenced by a person who is not an affiliate or representative of Merck and Prometheus failed to publicly reaffirm the Company Board Recommendation within 10 business days following the receipt of a written request from Merck to do so.

Merck must pay to Prometheus the Merck Termination Fee by wire transfer of immediately available funds to an account or accounts designed in writing by Prometheus in the event that:

•	the Merger Agreement is terminated:

•

by Prometheus because (x) the Merger has not been consummated by the Termination Date or (y) any order or law permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time the consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable;

•	by Merck because the Merger has not been consummated by the Termination Date at a time when the Merger Agreement was terminable by Prometheus for the same reason; or

•

by Merck because any order or law permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable at a time when the Merger Agreement was terminable by Prometheus for the same reason; and

•

at the time of such termination, all mutual conditions to the closing of the Merger and all conditions to the closing of the Merger required to be satisfied by Prometheus have been satisfied (or, if any such conditions are by their nature to be satisfied at the closing of the Merger, would have been capable of being satisfied on the date of such termination) or waived other than (i) the expiration or termination of any applicable waiting period under the HSR Act and the receipt of all other waivers, approvals and waiting periods under certain other antitrust laws or (ii) the effectiveness, as of immediately prior to the Effective Time, of (x) any law making the Merger or the acquisition of shares of Prometheus by Merck or Merger Sub illegal or which has the effect of prohibiting or otherwise preventing the consummation of the acquisition of shares of Prometheus by Merck or Merger Sub or the Merger or (y) any order which has the effect of making the Merger illegal in the United States or any relevant jurisdiction which has the effect of prohibiting or otherwise preventing the consummation of the Merger, solely to the extent that such law or order arises under the HSR Act or any antitrust laws.

In no event shall either party be required to pay the Prometheus Termination Fee or the Merck Termination Fee, as applicable, on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that in the event Prometheus or Merck fails to pay any termination fee that becomes due pursuant to, and within the time frame provided in, the Merger Agreement, and Prometheus or Merck commences a legal proceeding resulting in a judgment against Prometheus or Merck, as applicable, for any portion of the fees or expenses due, Prometheus or Merck, as applicable, will be required to pay to Prometheus or Merck, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in prosecuting such legal proceeding, together with interest on the amount of the applicable termination fee for the date such payment was required to be made until the date that payment was actually received.

Other than in the case or fraud or a willful breach of the Merger Agreement, any termination fee payable by Prometheus or Merck will be the sole and exclusive remedy of Prometheus, Merck, and Merger Sub, and their related parties, as applicable. In the event Merck receives the Prometheus Termination Fee in circumstances in which it is payable by Prometheus, Prometheus will have no further liability to Merck or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Prometheus receives the Merck Termination Fee in circumstances in which it is payable by Merck, Merck will have no further liability to Prometheus under the Merger Agreement except in certain limited circumstances.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger is consummated, Prometheus, Merck and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to seek an injunction to prevent breaches of the Merger Agreement and to seek to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Governing Law and Jurisdiction

The Merger Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Merger Agreement, or the negotiation, execution or performance thereof or the transactions contemplated thereby, is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Any action or lawsuit seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) is required to be brought in the Delaware Court of Chancery or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 78 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 38 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement, after considering various factors described in such section, the Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Prometheus and our stockholders. The Board has unanimously approved and declared advisable the execution and delivery by Prometheus of the Merger Agreement and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, and the Board unanimously recommends that you vote “FOR” the Merger Proposal.

Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE MERGER COMPENSATION PROPOSAL

The Merger Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Prometheus is required to submit a proposal to Prometheus stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Prometheus that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below, including the footnotes to the table. This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Merger Compensation Proposal.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, May 9, 2023.

Please note that the amounts indicated below are estimates based on the material assumptions described in the assumptions and notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. For purposes of this disclosure, “single-trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double-trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Furthermore, for purposes of calculating such amounts, we have assumed:

•	a Closing Date of May 9, 2023 (which is the latest practicable date prior to the filing of this proxy statement);

•

the employment of each named executive officer is terminated by Prometheus without “cause” or by the named executive officer for “good reason” (each, a “qualifying termination”), in either case, immediately following the consummation of the Merger;

•

the named executive officer’s base salary and target bonus will remain unchanged from those applicable as of May 9, 2023, which target bonus amount is 80% of base salary, in the case of Mr. McKenna, and 40% of base salary for the other named executive officers;

•	each named executive officer’s outstanding Prometheus equity awards are those that are outstanding and unvested as of May 9, 2023;

•	each named executive officer will receive reimbursement or payment of COBRA premiums, as applicable, for the maximum eligible period;

•	a price per Company Share equal to the Merger Consideration of $200.00;

•	no portion of the Retention Pool has been allocated to any of the named executive officers as of May 9, 2023; and

•	no reduction will be necessary to mitigate the impact of Sections 280G and 4999 of the Internal Revenue Code.

Quantification of Potential Payments and Benefits to Prometheus’ Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Mark C. McKenna	1,859,712	192,052,065	60,115	26,039,295	220,011,187
Keith W. Marshall, Ph.D.	806,663	60,369,657	40,077	—	61,216,397
Mark Stenhouse	806,663	47,515,498	28,164	—	48,350,325

(1)	Amounts in this column reflect cash severance that each named executive officer would be eligible to receive under their respective employment letter agreements, plus a prorated 2023 bonus payout.

Under the employment letter agreement with Mr. McKenna, if Mr. McKenna experiences a qualifying termination within 24 months following a change in control, Mr. McKenna would be entitled to (i) continuation of his base salary for 18 months and (ii) his target bonus, payable in a lump sum. These cash payments are “double-trigger” benefits in that they will only be paid following the Merger if Mr. McKenna experiences a qualifying termination of employment during the period described above.

Under the employment letter agreements with Dr. Marshall and Mr. Stenhouse, if Prometheus terminates Dr. Marshall or Mr. Stenhouse without cause or they resign for good reason, Dr. Marshall and Mr. Stenhouse would be entitled to (i) continuation of their base salary for 12 months, and (ii) their target bonus, payable in a lump sum. These cash payments are “double-trigger” benefits in that they will only be paid following the Merger if Dr. Marshall and Mr. Stenhouse experience a qualifying termination of employment.

If a named executive officer is terminated prior to the payment of his fiscal year 2023 bonus under circumstances that would give rise to severance under such named executive officer’s employment letter agreement, then such named executive officer will receive a bonus for fiscal year 2023 at two hundred percent (200%) of the target level of performance; provided, however, if such named executive officer’s employment is terminated prior to December 31, 2023, such bonus payout will be prorated based on the portion of 2023 that elapsed prior to their date of termination. The payment of any such prorated bonus is in addition to the severance under his employment letter agreement, as described above. The named executive officers are eligible to receive a fiscal year 2023 bonus irrespective of the occurrence of a change in control, but the accelerated pro-rated portion of the 200% of target payout level reflected in the table above can be considered a “double-trigger” benefit in that such acceleration only becomes due if the named executive officers experience a qualifying termination of employment prior to the payment of the fiscal year 2023 bonus awards.

The receipt of the cash severance and 2023 bonus payments described above are subject to the named executive officers’ execution and non-revocation of a general release of claims in favor of Prometheus and continued compliance with certain restrictive covenants.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column.

Name	Base Salary Severance ($)	Bonus Severance ($)	2023 Prorated Bonus ($)	Total ($)
Mark C. McKenna	975,000	520,000	364,712	1,859,712
Keith W. Marshall, Ph.D.	480,000	192,000	134,663	806,663
Mark Stenhouse	480,000	192,000	134,663	806,663

This table does not include any allocable portion of the Retention Pool which may be allocated to all or some of the Prometheus named executive officers after the filing of this proxy statement. In the event such allocation is made, such payments would be considered a “single-trigger” benefit that will be received solely because of the Merger.

(2)

As described in the section entitled “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement, amounts in this column reflect the value of Prometheus stock options and RSUs held by each named executive officer that would accelerate upon the Closing.

This table does not include any outstanding rights to purchase Company Shares under the ESPP held by our named executive officers. For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Given that all outstanding equity awards held by the named executive officers as of May 9, 2023 will accelerate at the closing of the Merger without regard to any termination of employment, the amounts listed in the columns entitled “Value of Accelerated Stock Options” and “Value of Accelerated RSUs” are “single-trigger” benefits.

Name	Accelerated Stock Options (#)	Value of Accelerated Stock Options ($)	Accelerated RSUs (#)	Value of Accelerated RSUs ($)	Total ($)
Mark C. McKenna	1,077,443	184,629,465	37,113	7,422,600	192,052,065
Keith W. Marshall, Ph.D.	346,102	58,407,457	9,811	1,962,200	60,369,657
Mark Stenhouse	271,115	45,553,298	9,811	1,962,200	47,515,498

(3)

Amounts in this column represent the cost of COBRA continuation coverage for a period of 18 months (in the case of Mr. McKenna) or 12 months (for the other named executive officers) following the date of termination. The amount is based upon the type of insurance coverage the Company carried for each named executive officer as of May 9, 2023 and is valued at the premiums in effect on such date. These COBRA continuation coverage payments are “double-trigger” benefits in that they will only be paid following the Merger if the named executive officer experiences a qualifying termination of employment.

(4)

Amount in this column represents the estimated tax gross-up payment payable to Mr. McKenna pursuant to his employment letter agreement, based on the assumptions noted above and taking into account any and all applicable federal, state, and local excise, income, or other taxes that would be payable on such gross-up payment at the highest applicable rates. The portion of such tax gross-up payment related solely to the equity award acceleration ($24,582,163) is a “single-trigger” benefit that will be received solely because of the Merger and regardless of whether Mr. McKenna’s employment is terminated. The portions of any tax gross-up payment related to Mr. McKenna’s severance payments, 2023 pro-rated bonus and subsidized COBRA continuation coverage ($1,457,132) are a “double-trigger” benefit in that they will only be paid following the Merger if Mr. McKenna experiences a qualifying termination of employment in accordance with his employment letter agreement. The estimates of “excess parachute payments” for purposes of this calculation do not take into account any mitigation for payments which could be shown (under the facts and circumstances) not to be contingent on a change in control or for any payments deemed to be reasonable compensation.

Vote Required

The Board unanimously recommends that the stockholders of Prometheus approve the following resolution:

“BE IT RESOLVED THAT:

the compensation that may be paid or become payable to Prometheus’ named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section entitled “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal—The Merger Compensation Proposal—Quantification of Potential Payments and Benefits to Prometheus’ Named Executive Officers” beginning on page 105 of the proxy statement dated May 16, 2023, including the tables, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Compensation Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Compensation Proposal. If a Prometheus stockholder abstains from voting, it will not be considered to be a vote cast on the Merger Compensation Proposal and will have no effect on the Merger Compensation Proposal. If a Prometheus stockholder fails to vote, it will have no effect on the Merger Compensation Proposal. Broker non-votes, if any, will have no effect on the Merger Compensation Proposal.

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Prometheus or Merck. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Prometheus’ stockholders on the Merger Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those Company Shares to change their votes to vote in favor of the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our amended and restated bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Prometheus’ right to adjourn or postpone the Special Meeting, and the number of times that Prometheus may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions” beginning on page 88 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Prometheus does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of Prometheus and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Prometheus stockholder abstains from voting, it will not be considered to be a vote cast on the Adjournment Proposal and will have no effect on the Adjournment Proposal. If a Prometheus stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Company Shares are listed on Nasdaq under the symbol “RXDX.”

As of May 15, 2023, there were 47,813,238 Company Shares issued and outstanding, held by approximately 13 stockholders of record.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Merck, any cash dividends on our capital stock in the foreseeable future.

On April 14, 2023, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for the Company Shares as reported on Nasdaq were $115.97 and $110.66 per share, respectively. The closing price of the Company Shares on Nasdaq on April 14, 2023 was $114.01 per share.

On May 15, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $194.43 per share. You are encouraged to obtain current market quotations for Company Shares.

Upon the consummation of the Merger, there will be no further market for Company Shares and, as promptly as practicable thereafter, the Company Shares will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of the Company Shares on May 9, 2023 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of the Company Shares.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Company Shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 47,811,727 Company Shares issued and outstanding as of May 9, 2023. In computing the number of Company Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be issued and outstanding all Company Shares subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of May 9, 2023. We did not deem these shares issued and outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Prometheus Biosciences, Inc., 3050 Science Park Road, San Diego, California 92121.

	Beneficial Ownership
	Number	Percentage
Name of Beneficial Owner
5% or Greater Stockholders
Entities affiliated with Cedars Sinai Intellectual Property Company(1)	4,001,132	8.4%
Entities affiliated with Nestlé S.A.(2)	3,730,841	7.8%
Entities affiliated with RTW Investments(3)	3,354,303	7.0%
BlackRock, Inc.(4)	2,807,704	5.9%
Entities affiliated with Point72 Biotech Private Investments, LLC(5)	3,114,107	6.5%

	Beneficial Ownership
	Number	Percentage
Name of Beneficial Owner
Named Executive Officers and Directors
Mark C. McKenna(6)	1,162,919	2.4%
Keith W. Marshall, Ph.D.(7)	270,096	*
Mark Stenhouse(8)	229,752	*
Joseph C. Papa(9)	82,252	*
Helen C. Adams, CPA(10)	41,234	*
Fred Hassan(11)	49,331	*
Martin Hendrix, Ph.D.(12)	50,500	*
James Laur(13)	50,500	*
Judith L. Swain, M.D.(14)	38,625	*
Mary Szela(15)	51,611	*
All executive officers and directors as a group (10 persons)	2,026,820	4.1%

*	Less than 1%.
(1)

Based on the Amendment No. 2 to Schedule 13G filed with the SEC on March 8, 2023. Consists of 4,001,132 Company Shares held by Cedars Sinai Intellectual Property Company (“CSIPC”), a wholly-owned subsidiary of Cedars-Sinai Medical Center (“CSMC”). CSMC is deemed to share voting and dispositive power with respect to the Company Shares held by CSIPC. Thomas M. Priselac, the President and Chief Executive Officer of CSMC, and David M. Wrigley, the Executive Vice President and Chief Financial Officer of CSMC, are deemed to share voting and dispositive power with respect to the Company Shares held by CSIPC. The address of CSIPC, CSMC, Mr. Priselac and Mr. Wrigley is c/o Cedars-Sinai Medical Center, 8700 Beverly Boulevard, Los Angeles, California 90048.

(2)

Based on the Schedule 13G filed with SEC on February 14, 2022. Consists of (i) 2,085,841 Company Shares held by Nestlé Health Science US Holdings, Inc. (“NHS”) and (ii) 1,645,000 Company Shares held by Société des Produits Nestlé S.A. (“SPN”). Each of (a) SPN, an indirect parent of NHS, (b) NIMCO US, Inc. (“ NIMCO”), the direct parent of NHS, (c) Nestlé US Holdco, Inc. (“Nestlé US Holdco”), an indirect parent of NHS, and (d) Nestlé S.A., a publicly traded company and the ultimate parent of each of NHS, NIMCO, Nestlé US Holdco and SPN, has shared voting power and shared dispositive power with respect to the 2,085,841 Company Shares held by NHS. Each of (x) SPN and (y) Nestlé S.A. has shared voting power and shared dispositive power with respect to the 1,645,000 Company Shares held by SPN. The principal executive office of NHS, NIMCO and Nestlé US Holdco is 1812 North Moore Street, Arlington, VA 22209 and the principal executive office of SPN and Nestlé S.A. is Avenue Nestlé 55, CH-1800, Vevey Switzerland.

(3)

Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2023 by RTW Investments, LP (the “Adviser”) and Roderick Wong. Consists of 3,354,303 Company Shares held in the aggregate by one or more private funds (together the “RTW Funds”) managed by the Adviser. The Adviser, in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of all Company Shares held by the RTW Funds. Accordingly, the Adviser may be deemed to beneficially own an aggregate of 3,354,303 Company Shares. Roderick Wong is the Managing Partner and Chief Investment Officer of the Adviser and as such shares voting and investment control over such Company Shares. The address of the Adviser, RTW Funds and Mr. Wong is 40 10th Avenue, Floor 7, New York, New York 10014.

(4)

Based on the Schedule 13G filed with the SEC on February 3, 2023, BlackRock, Inc. has the sole power to vote or direct the vote of an aggregate of 2,774,595 Company Shares, and has the sole power to dispose or direct the disposition of an aggregate of 2,807,704 Company Shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)	Based on the Amendment No. 2 to Schedule 13G filed with SEC on February 14, 2023. Consists of (i) 1,848,024 Company Shares held by Point72 Biotech Private Investments, LLC (“Point72 Biotech”) and

(ii) 1,266,083 Company Shares held an investment fund managed by Point72 Asset Management, L.P. (“Point72 Asset Management”). Differentiated Ventures Investments, LLC (“DVI”) is the managing member of Point72 Biotech and may be deemed to share beneficial ownership over the 1,848,024 Company Shares held by Point72 Biotech. 72 Investment Holdings, LLC (“72 IH”) is the sole member of DVI and may be deemed to share beneficial ownership over the 1,848,024 Company Shares of which DVI may be deemed the beneficial owner. Point72 Asset Management is the manager to a private investment fund and pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to securities held by such private investment fund and, as a result, may be deemed to share beneficial ownership over the 1,266,083 Company Shares held by such private investment fund. Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the 1,266,083 Company Shares of which Point72 Asset Management may be deemed the beneficial owner. Steven A. Cohen is the sole member of 72 IH and Point72 Capital Advisors and may be deemed to beneficially own both the 1,848,024 Company Shares of which 72 IH may be deemed the beneficial owner and the 1,266,083 Company Shares of which Point72 Capital Advisors may be deemed the beneficial owner. The address of Point72 Biotech, Point72 Asset Management, DVI, 72 IH, Point72 Capital Advisors and Mr. Cohen is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902.
(6)

Consists of (i) 18,392 Company Shares held by Mr. McKenna and (ii) 1,144,527 Company Shares underlying options held by Mr. McKenna that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.

(7)	Consists of 270,096 Company Shares underlying options held by Dr. Marshall that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.
(8)

Consists of (i) 16,897 Company Shares held by Mr. Stenhouse and (ii) 212,855 Company Shares underlying options held by Mr. Stenhouse that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.

(9)

Consists of (i) 15,000 Company Shares held by Mr. Papa and (ii) 67,252 Company Shares underlying options held by Mr. Papa that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.

(10)

Consists of (i) 500 Company Shares held by Ms. Adams and (ii) 40,734 Company Shares underlying options held by Ms. Adams that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.

(11)	Consists of 49,331 Company Shares underlying options held by Mr. Hassan that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.
(12)	Consists of 50,500 Company Shares underlying options held by Dr. Hendrix that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.
(13)	Consists of 50,500 Company Shares underlying options held by Mr. Laur that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.
(14)	Consists of 38,625 Company Shares underlying options held by Dr. Swain that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.
(15)	Consists of 51,611 Company Shares underlying options held by Ms. Szela that are exercisable as of May 9, 2023 or that will become exercisable within 60 days after such date.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2023 only if the Merger is not consummated.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Secretary at our offices at 3050 Science Park Road, San Diego, California 92121 in writing not later than December 2, 2022, which is 120 days prior to the one-year anniversary of the mailing date of Prometheus’ proxy statement for its annual meeting of stockholders held on May 19, 2022, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Stockholders intending to present a proposal at the 2023 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must have received notice of such a proposal or nomination for the 2023 annual meeting of stockholders no earlier than the close of business on January 19, 2023 and no later than the close of business on February 18, 2023. The notice must contain the information required by the amended and restated bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2023 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of our 2022 annual meeting of stockholders, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the 90th day prior to the 2023 annual meeting and the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Prometheus’ nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023, which is 60 days prior to the one-year anniversary of the preceding year’s annual meeting, unless the date of the 2023 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2022 annual meeting of stockholders, in which case, notice must be provided by the later of 60 days prior to the date of the 2023 annual meeting of stockholders or the 10th day following the date on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Prometheus filings with the SEC are incorporated by reference:

•

Prometheus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and Prometheus’ Amendment No. 1 to such Annual Report on Form 10-K, filed with the SEC on April 28, 2023, respectively;

•	Prometheus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023; and

•	Prometheus’ Current Report on Form 8-K filed with the SEC on April 17, 2023 (other than the portions of such document not deemed to be filed).

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Prometheus through the SEC’s website, www.sec.gov, or through the Investors section of our website, www.prometheusbiosciences.com, and the “Financials: SEC Filings” section therein.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, CA 92121

Attention: Corporate Secretary

Call: (858) 422-4300

If you would like to request documents from us, please do so by June 2, 2023, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, www.prometheusbiosciences.com, and the “Financials: SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, CA 92121

Attn: Corporate Secretary

Call: (858) 422-4300

MISCELLANEOUS

Prometheus has supplied all information relating to Prometheus, and Merck has supplied, and Prometheus has not independently verified, all of the information relating to Merck and Merger Sub contained in “Summary—The Companies” beginning on page 13 of this proxy statement and “The Companies” beginning on page 27 of this proxy statement.

If you hold any certificates representing Company Shares, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 16, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

PROMETHEUS BIOSCIENCES, INC.,

SPLASH MERGER SUB, INC.

and

MERCK & CO., INC.

Dated as of April 15, 2023

a-i

(Continued)

a-ii

(Continued)

Annexes

A – Certificate of Incorporation of the Surviving Corporation

B – Bylaws of the Surviving Corporation

a-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 15, 2023, by and among Merck & Co., Inc., a New Jersey corporation (“Parent”), Splash Merger Sub, Inc. a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Prometheus Biosciences, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each Company Share (as defined below) that is outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will thereupon be canceled and converted into the right to receive cash in an amount equal to the Merger Consideration, and the Company will survive the Merger as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders, and (iv) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that this Agreement be adopted by the Company Stockholders;

WHEREAS, (i) the Board of Directors of each of Parent and Merger Sub have (A) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement, and (B) approved the execution and delivery by Parent and Merger Sub, respectively, of this Agreement, the performance by Parent and Merger Sub of their respective covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (ii) the Board of Directors of Merger Sub has recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement by written consent in lieu of a meeting effective immediately following the execution and delivery of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“360 Platform” means the Company’s proprietary precision medicine platform known to the parties hereto as “Prometheus360”, which includes a gastrointestinal bioinformatics database and sample biobank, Inflammatory Bowel Disease biospecimens, detailed metadata, and a data analytics platform.

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (i) contains confidentiality provisions that are not, in the aggregate, materially less favorable to the Company than the terms of the Confidentiality Agreement, and does not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to comply with the terms of this Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, or (ii) was entered into prior to the date of this Agreement.

“Acquisition Proposal” shall mean any indication of interest, offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) resulting in: (a) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than twenty-five percent (25%) of the outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than twenty-five percent (25%) of the outstanding voting securities of the Company; (b) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving the Company (i) pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than twenty-five percent (25%) of the voting power of the surviving entity or (ii) as a result of which the Company Stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than seventy-five percent (75%) of the voting power of the surviving entity after giving effect to the consummation of such transaction; (c) any sale, license or disposition of tangible or intangible assets or businesses that constitute or represent more than twenty-five percent (25%) of the total revenue, net income, EBITDA or total assets (measured on a fair market value basis as of the date thereof) of the Company; or (d) any liquidation or dissolution of the Company; provided, however, the Merger and the transactions contemplated hereby shall not be deemed an Acquisition Transaction in any case.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Antitrust Law” shall mean the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company ESPP” shall mean the Company’s 2021 Employee Stock Purchase Plan.

“Company Intellectual Property Rights” shall mean all Intellectual Property Rights owned by or purported to be owned by (solely or jointly) or exclusively licensed to the Company.

“Company Material Adverse Effect” shall mean any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, Liabilities, financial condition or results of operations of the Company, taken as a whole; provided, however, that no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a “Company Material Adverse Effect” has occurred to the extent such Effects do not disproportionately and adversely affect the Company in any material respect relative to other similarly situated companies operating in any industry or industries in which the Company operates in the events of articles (i) through (vi) below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a “Company Material Adverse Effect”):

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions (or changes in such conditions) in the life sciences, pharmaceutical or biotechnology industry;

(iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current dispute involving the Russian Federation and Ukraine);

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), cyberattacks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) actual or proposed changes in Law or other legal or regulatory conditions (or the interpretation thereof), any COVID-19 Measures or any change in any COVID-19 Measures (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof);

(vii) the announcement of, or the compliance with, this Agreement, or the pendency or consummation of the transactions contemplated hereby (provided, that this clause (vii) shall not apply with respect to any representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a party’s obligations hereunder or the consummation of the transactions contemplated hereby), including (A) the identity of Parent, Merger Sub or their Affiliates, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, licensors, suppliers, distributors or other business partners, and (C) any other negative development (or potential negative development) in the Company’s relationships with any of its customers, licensors, suppliers, distributors or other business partners;

(viii) (A) any results, outcomes, data, adverse events, side effects or safety observations arising from any clinical trials being conducted by or on behalf of the Company or any competitor of the Company (or the announcements thereof) (but not, if the underlying cause thereof is the willful misconduct of the Company), (B) results of meetings with the FDA or other Governmental Authority (including any communications from any Governmental Authority in connection with such meetings), (C) the determination by, or the delay of a determination by, the FDA or any other Governmental Authority, or any panel or advisory body empowered or appointed thereby, with respect to the clinical hold, acceptance, filing, designation, approval, clearance, non-acceptance, hold, refusal to file, refusal to designate, non-approval, disapproval or non-clearance of any of the Company’s or any competitor’s product candidates, (D) FDA approval (or other clinical or regulatory developments), market entry or threatened market entry of any product competitive with or related to any Company Product or product candidates, or any guidance, announcement or publication by the FDA or other Governmental Authority relating to any product candidates of the Company or any competitor, or (E) any manufacturing or supply chain disruptions or delays affecting product candidates of the Company or developments relating to reimbursement, coverage or payor rules with respect to any product candidates of the Company or the pricing of products;

(ix) any recommendations, statements or other pronouncements published or proposed by professional medical organizations or any Governmental Authority, or any panel or advisory body empowered or appointed thereby, relating to Company Products or product candidates of the Company or any of its competitors;

(x) any failure by the Company to obtain or maintain any issued patent in any country, any patent expiry, or loss of or expiration of any market exclusivity which would result in a reduction of anticipated revenue from any Company Product;

(xi) any actions taken or failure to take action, in each case, by Parent or any of its controlled Affiliates, or to which Parent has consented, or which Parent has requested or approved, or the taking of any action required by this Agreement, or the failure to take any action prohibited by this Agreement;

(xii) any departure or termination of any officers, directors, employees or independent contractors of the Company (but not, in each case, the underlying cause of such departure or termination, unless such departure or termination would otherwise be excepted from this definition of a Company Material Adverse Effect);

(xiii) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect); or

(xiv) any Legal Proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company arising out of the Merger or in connection with any other transactions contemplated by this Agreement.

“Company Option” shall mean an option to purchase Company Shares granted under a Company Stock Plan.

“Company Preferred Stock” shall mean the preferred stock, par value $0.0001 per share, of the Company.

“Company Product” shall mean any pharmaceutical product, medical device, or diagnostic assay that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company and that is owned by, licensed to, or otherwise used in the business of, the Company, or for which the Company has the right to receive payment.

“Company Registered Intellectual Property Rights” shall mean all of the Registered Intellectual Property Rights owned or purported to be owned by the Company, co-owned by the Company, or exclusively licensed by the Company.

“Company Restricted Shares” shall mean any Company Shares issued under a Company Stock Plan that are subject to vesting or forfeiture conditions.

“Company RSU Award” shall mean any award of restricted stock units (including deferred stock units) with respect to Company Shares granted under a Company Stock Plan that is, at the time of determination, subject to vesting or forfeiture conditions.

“Company Share” shall mean each outstanding share of common stock, par value $0.0001 per share, of the Company.

“Company Stock Awards” shall mean the Company Options, the Company RSU Awards, the Company Restricted Shares and the Company Warrants.

“Company Stock Plans” shall mean the 2021 Incentive Award Plan and the 2017 Equity Incentive Plan, in each case, as amended.

“Company Stockholders” shall mean holders of Company Shares prior to the Effective Time in their capacity as such.

“Company Warrant” shall mean any warrant to purchase or otherwise acquire Company Shares that is, at the time of determination, unexercised.

“Consent” shall mean any approval, consent, license, ratification, permission, waiver, order or authorization (including from any Governmental Authority).

“Continuing Employees” shall mean all employees of the Company who, as of the Closing, continue their employment with the Company.

“Contract” shall mean any legally binding contract, subcontract, agreement, obligation, license, sublicense, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, and Families First Coronavirus Response Act, as may be amended.

“Data Protection Laws” shall mean any Laws applicable to the Company relating to the Processing of data (including Personal Information), data privacy, data security and data breach notification.

“Data Protection Requirements” shall mean (a) all applicable Data Protection Laws, (b) the Company’s published and posted policies relating to the Company’s Processing of Personal Information and (c) the terms of any Contracts binding on the Company concerning the Processing of Personal Information.

“DOJ” shall mean the United States Department of Justice or any successor thereto.

“Environmental Law” shall mean all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Substances, or to human health and safety, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute, as each has been amended and the regulations promulgated pursuant thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“FDA” shall mean the United States Food and Drug Administration or any successor thereto.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” shall mean generally accepted accounting principles, as applied in the United States.

“Governmental Authority” shall mean (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of (a) through (d) whether supranational, national, federal, state, county, municipal, provincial, and whether local, domestic or foreign. For the avoidance of doubt, Governmental Authority includes the FDA and any other domestic or foreign entity that regulates or has jurisdiction over the quality, identity, strength, purity, safety, efficacy, testing, manufacturing, marketing, distribution, sale, storage, pricing, import or export of any Company Product.

“Hazardous Substance” shall mean any material, substance or waste that is defined, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, silica, chlorofluorocarbons, and all other ozone-depleting substances.

“Health Care Laws” shall mean the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), in each case, as amended and the regulations promulgated thereunder.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Incidental Contracts” shall mean (a) shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available software or services, (b) material transfer agreements, (c) Contracts that are ancillary to a sale of products or services to customers or the purchase or use of software, services, equipment, reagents or other materials, and (d) non-disclosure agreements, in each case, entered into in the ordinary course of business consistent with past practice.

“Intellectual Property” shall mean all intellectual property, regardless of form, including: (a) published and unpublished works of authorship, including audiovisual works, collective works, computer software, compilations, databases, derivative works, literary works and mask works (“Works of Authorship”); (b) inventions and discoveries, including articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); (c) words, names, symbols, devices, designs, slogans, logos, trade dress and other designations, and combinations of the preceding items, used to identify or distinguish the origin of a business, good, group, product, or service or to indicate a form of certification (“Trademarks”); (d) improvements, derivatives, modifications, enhancements, revisions and releases relating to any of the foregoing; (e) instantiations of any of the foregoing in any form and embodied in any media; and (f) Internet domain names that are registered with any domain name registrar (“Domain Names”).

“Intellectual Property Rights” shall mean all U.S. and foreign common Law and statutory rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including (a) rights in, arising out of, or associated with Works of Authorship, including rights granted under the U.S. Copyright Act or analogous foreign common Law or statutory regime; (b) rights in, arising out of, or associated with Inventions, including rights granted under the U.S. Patent Act or analogous foreign common Law or statutory regime, including patents, utility models and inventors’ certificates and all disclosures, applications reissues, divisionals, re-examinations, renewals, substitutions, revisions, extensions, provisionals, continuations and continuations-in-part thereof; (c) rights in, arising out of, or associated with Trademarks, including rights granted under the Lanham Act or analogous foreign common Law or statutory regime; (d) rights granted under the Uniform Trade Secrets Act or analogous foreign common Law or statutory regime; and (e) all U.S. and foreign common Law and statutory rights to sue or recover and retain damages, costs or attorneys’ fees for past, present or future infringement, misappropriation or other violation of any of the foregoing. For the avoidance of doubt, Intellectual Property Rights include Registered Intellectual Property Rights.

“Intervening Event” shall mean an Effect that (a) was not known to the Company Board as of the date of this Agreement or, if known, the material consequences of which were not reasonably foreseeable by the Company Board as of the date of this Agreement and (b) does not relate to an Acquisition Proposal; and provided that in no event shall any change in the price or trading volume of Company Shares or any other securities of the

Company constitute an Intervening Event (provided that the underlying cause of such changes may constitute or be taken into account in determining whether there has been an Intervening Event).

“IRS” shall mean the United States Internal Revenue Service or any successor thereto.

“IT Systems” shall mean the computer systems, networks, hardware, digital storage media, applications and software of the Company.

“Knowledge” shall mean, (a) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1(a) of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge of the executive officers of Parent.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any (a) civil, criminal or administrative actions, or (b) litigations, arbitrations or other proceedings, in each of (a) and (b), before any Governmental Authority.

“Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance or other restriction of similar nature (including any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

“NASDAQ” shall mean The Nasdaq Global Select Market.

“Order” shall mean any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Permit” shall mean franchises, grants, authorizations, establishment registrations, licenses, permits, easements, variances, exceptions, Consents, certificates, approvals and Orders of any Governmental Authority.

“Permitted Liens” shall mean any of the following: (a) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings; (b) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, landlords’ or other Liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default for a period greater than sixty (60) days or that are being contested in good faith by appropriate proceedings; (c) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Authorities, in each case, that do not materially and adversely impact the current use of the affected property; (d) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 or the Company’s subsequent Quarterly Reports on Form 10-Q; (e) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company, taken as a whole; (f) Liens arising under any lines of credit or other credit facilities or arrangements of the Company in effect on the date hereof (or any replacement facilities thereto permitted pursuant to Section 5.1); (g) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; and (h) with respect to leased or licensed personal property or Intellectual Property, the terms and conditions of the lease or license applicable thereto.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” shall have the same meaning as “personal data,” “personal information,” “protected health information,” or “personally identifiable information” under applicable Data Protection Laws.

“PRA023” means the humanized IgG1 monoclonal antibody known to the parties hereto as “PRA023”, which targets cytokine TL1A.

“PRA052” means the fully human monoclonal antibody known to the parties hereto as “PRA052”, which targets CD30 ligand (CD30L).

“PRA578” means the fully human monoclonal antibody known to the parties hereto as “PRA578”, which targets IL-18RAP.

“Process” or “Processing” shall mean, with respect to data, the access, use, collection, treatment, processing, storage, hosting, recording, organization, adaption, alteration, transfer, retrieval, transmittal, consultation, disclosure, disposal or combination of such data.

“Registered Intellectual Property Rights” shall mean all Domain Names and all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

“Release” shall mean any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

“Representative” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other authorized agent or representative retained by such Person.

“Research Program” shall mean all research and development programs, pre-clinical and clinical trials, pre-clinical and clinical studies and the results therefrom, including, without limitation, those involving any Company Product.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Specified Compounds” means PRA023, PRA052 and PRA578 and any complementary or companion diagnostics therefor.

“Subsidiary” of any Person shall mean (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Superior Proposal” shall mean a written, bona fide Acquisition Proposal that did not result from a material breach of Section 5.2 for a transaction or series of related transactions contemplated by clauses (a), (b) or (c) of the definition of “Acquisition Transaction” on terms that the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), taking into account all financial, legal, regulatory, timing and other aspects of such Acquisition Proposal, to be more favorable to the Company Stockholders, from a financial point of view, than the Merger (including any adjustment to the terms and conditions proposed by Parent in response to such proposal); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than twenty-five percent (25%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority” and (b) “less than seventy-five percent (75%)” shall be deemed to be references to “less than a majority.”

“Tax” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax or similar charge imposed by any Governmental Authority, including any interest, penalty or addition to tax imposed by such Governmental Authority.

“Tax Return” shall mean any report, declaration, return, information return or statement filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Willful Breach” shall mean a material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such action could reasonably cause or constitute a material breach of this Agreement.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Book-Entry Shares	2.8(c)(ii)
Canceled Company Shares	2.7(a)(ii)
Capitalization Date	3.2(a)
Certificate of Merger	2.2
Certificates	2.8(c)(i)
Change of Recommendation Notice	5.3(b)
Closing	2.3
Closing Date	2.3
COBRA	3.12(d)
Company	Preamble
Company Board	Recitals
Company Board Recommendation Change	5.3(a)
Company Disclosure Letter	Article III
Company Financial Advisor	3.11
Company SEC Reports	3.7(a)
Company Securities	3.2(a)
Company Termination Fee	8.3(c)
Confidentiality Agreement	9.4
D&O Insurance	6.8(c)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
Domain Names	1.1
Effect	1.1
Effective Time	2.2
Effects	1.1
Enforceability Exceptions	3.3
Exchange Fund	2.8(b)
FDA Permits	3.21(b)
Final Exercise Date	2.7(g)
Final Offering Periods	2.7(g)
Foreign Antitrust Laws	3.6
Indemnified Persons	6.8(a)
Indemnified Proceeding	6.8(b)
Inventions	1.1
Letter of Transmittal	2.8(c)(i)
Material Contract	3.20
Merger	Recitals
Merger Consideration	2.7(a)(i)
Merger Sub	Preamble
New Plans	6.9(c)
Old Plans	6.9(c)
Option Consideration	2.7(d)
Parent	Preamble
Paying Agent	2.8(a)
Payor	2.8(e)
Plans	3.12(a)
Real Property Leases	3.19(b)

RSU Consideration	2.7(e)
Solvent	4.10
Surviving Corporation	2.1
Termination Date	8.1(b)(i)
Trademarks	1.1
Transfer Taxes	8.3(b)
Works of Authorship	1.1

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable, and all references herein to “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the section or subsection in which the reference occurs. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(g) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(h) References to “$” and “dollars” are to the currency of the United States of America.

(i) Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a Company Material Adverse Effect under this Agreement.

(j) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(k) Except as otherwise specified, (i) references to any statute or Law shall be deemed to refer to such statute or Law as amended from time to time and to any rules or regulations promulgated thereunder, (ii) references to any Person include the successors and permitted assigns of that Person, and (iii) references from or through any date mean from and including or through and including, respectively.

(l) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(m) Where used with respect to information, the phrases “delivered” or “made available” means that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives including, in the case of “made available” to Parent or Merger Sub or its Representatives, material that has been posted in the “data room” (virtual or otherwise) established by the Company at least one day prior to the date hereof.

(n) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and as a Subsidiary of Parent (the “Surviving Corporation”). The Merger shall be governed by and effected pursuant to the applicable provisions of the DGCL as soon as practicable following the Effective Time.

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, and shall take such further actions as may be required to make the Merger effective on the Closing Date. The Merger shall become effective at the time and day of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger (such time and date being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place by electronic exchange of signatures and documents (the “Closing”) at 9:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second Business Day after the satisfaction (or waiver, if permitted by applicable Law) of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), and in any event no later than one (1) Business Day thereafter, or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, except as provided by the DGCL.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.8(a), by virtue of the Merger and without necessity of further action by the Company or any other Person, the certificate of incorporation of the Company shall be amended and restated in its entirety to read in its entirety as set forth on Annex B hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.8(a), the parties hereto shall take all necessary action such that the bylaws of the Company shall be amended and restated in their entirety to read in their entirety as set forth on Annex C hereto, and as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or in accordance with applicable Law.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the Company and the Surviving Corporation shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time, or such other individuals designated by Parent as of the Effective Time, shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) Officers. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, or such other individuals designated by Parent as of the Effective Time, shall be the officers of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Shares. Each Company Share that is issued and outstanding immediately prior to the Effective Time (excluding (A) Canceled Company Shares, and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $200.00 (the “Merger Consideration”), without interest thereon and subject to any applicable withholding Tax pursuant to Section 2.8(e), upon compliance with the procedures set forth in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) Excluded Company Shares. Each Company Share owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time (“Canceled Company Shares”), shall be canceled and extinguished, without any conversion thereof or consideration paid therefor, at the Effective Time.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value of $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value of $0.001 per share, of the Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub immediately prior to the Effective Time shall thereafter be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Adjustment to the Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, at any time occurring on or after the date of this Agreement until the Effective Time, any change in the outstanding equity interests of the Company shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date during such period, the Merger Consideration and any other similarly dependent items (including the Option Consideration and the RSU Consideration), as the case may be, will be equitably adjusted to reflect such change and provide the holders of each Company Share, Company Option and Company RSU Award the same economic effect as contemplated by this Agreement prior to such event.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding and held by Company Stockholders (or held in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Company Shares) as of immediately prior to the Effective Time who are entitled to demand and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but instead such Person will be entitled to receive such consideration as may be determined to be due to such Person in respect of such Dissenting Company Shares pursuant to Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders (or beneficially owned by a beneficial owner that made an appraisal demand with respect thereto) who shall have failed to perfect or who shall have effectively withdrawn or otherwise lost or forfeited their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, and subject to any applicable withholding Tax pursuant to Section 2.8(e), upon the terms and conditions hereof, including the surrender of the certificate or certificates evidencing such Company Shares in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL in respect of Dissenting Company Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of the proposed material strategy and other material decisions with respect to demands for appraisal pursuant to Section 262 of the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not (or could not reasonably be expected to be) undermined or otherwise affected in any respect), and Parent may offer comments or suggestions with respect to such demands (which may be rejected in the sole discretion of the Company) but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

(d) Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company Option (the “Option Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Surviving Corporation by the holder of a Company Option), subject to any applicable withholding Taxes pursuant to Section 2.8(e); provided, however, that any such Company Option with respect to which the applicable per share exercise price of such Company Option is greater than the Merger Consideration shall be canceled without consideration therefor. On the Closing Date, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to each of the holders of Company Options the applicable Option Consideration (subject to any applicable withholding Taxes pursuant to Section 2.8(e)) as promptly as practicable (and in no event later than the next regularly scheduled payroll date at least five Business Days after the Closing) thereafter.

(e) Company RSU Awards. Effective as of immediately prior to the Effective Time, each Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “RSU Consideration”), subject to any applicable withholding Taxes pursuant to Section 2.8(e). Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to each holder of Company RSU Awards the applicable RSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.8(e)) as promptly as practicable (and in no event later than the next regularly scheduled payroll date at least five Business Days after the Closing) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Award if required in order to comply with Section 409A of the Code.

(f) Company Restricted Shares. Effective as of immediately prior to the Effective Time, each Company Restricted Share that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be automatically fully vested and, at the Effective Time, shall be treated the same as all other Company Shares converted into the right to receive the Merger Consideration in accordance with Section 2.7(a).

(g) Company ESPP. The Company Board (or, if appropriate, the committee administering the Company ESPP) will pass such resolutions and take all actions reasonably necessary with respect to the Company ESPP to provide that (i) except for the offering periods under the Company ESPP in effect on the date hereof (the “Final Offering Periods”), no new offering period will commence following the date hereof unless and until this Agreement is terminated; and (ii) from and after the date hereof, no new participants will be permitted to participate in the Company ESPP and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on date of this Agreement. If the Effective Time occurs: (i) during one or more of the Final Offering Periods, (A) the final exercise date(s) under the Company ESPP shall be such date as the Company determines in its sole discretion (provided that such date shall be no later than the date that is five (5) days prior to the Effective Time) (the “Final Exercise Date”), and (B) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase whole Company Shares in accordance with the terms of the Company ESPP as of the Final Exercise Date, which Company Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.7(a); or (ii) after the end of both of the Final Offering Periods, all amounts allocated to each participant’s account under the Company ESPP at the end of each of the Final Offering Periods shall thereupon be used to purchase whole Company Shares under the terms of the Company ESPP for such offering period, which Company Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.7(a). As promptly as practicable following the purchase of Company Shares in accordance with the foregoing clauses (i) or (ii), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.

2.8 Payment for Company Securities; Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall designate and appoint a nationally recognized, reputable U.S. bank or trust company (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) to act as the paying agent for the Company Stockholders entitled to receive Merger Consideration pursuant to this Article II (the “Paying Agent”).

(b) Exchange Fund. Prior to the Closing Date, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to and for the sole benefit of the Company Stockholders pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which Company Stockholders are entitled under this Article II (which, for the avoidance of doubt, shall not include the Option Consideration or RSU Consideration) (such cash amount being referred to herein as the “Exchange Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation in accordance with Section 2.8(g). No investment or losses thereon shall affect the consideration to which holders of Company Shares are entitled under this Article II and to the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the amount required to promptly pay in full the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make in full such payments contemplated this Article II. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Agreement. The Exchange Fund shall be invested by the Paying Agent as directed by Parent or Merger Sub, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Company Shares as of immediately prior to the Effective Time; provided that, unless otherwise agreed by Parent and the Company prior to the Closing, any such investments shall be in obligations of, or guaranteed by, the United States government or any agency or instrumentality thereof, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Earnings from such investments shall be the sole and exclusive property of Parent or Merger Sub, and no part of such earnings shall accrue to the benefit of holders of Company Shares as of immediately prior to the Effective Time.

(c) Payment Procedures.

(i) As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), Parent or the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall be in a customary form reasonably acceptable to the Company and Parent prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall have a customary release of all claims against Parent, Merger Sub and the Company arising out of or related to such holder’s ownership of Company Shares and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree upon (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the Company Shares represented by such Certificates as of immediately prior to the Effective Time shall be entitled to receive the Merger Consideration for each such Company Share formerly represented by such Certificates (subject to any required Tax withholdings as provided in Section 2.8(e)), and any Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any Transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder in whose name the Certificate so surrendered is registered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Certificates representing any Dissenting Company Shares, which shall represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL, or any Canceled Company Shares.

(ii) Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed Letter of Transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms hereof. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration shall upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.8(e)) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Effective Time (and in no event later than five (5) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time shall be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.8(e)), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered immediately prior to the Effective Time. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this

Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares.

(d) Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Book-Entry Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Book-Entry Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the Person in whose name such Certificate is registered or the registered holder of such Book-Entry Shares, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation (each, a “Payor”) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Company Shares, Company Options, Company Restricted Shares and Company RSU Awards such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws; provided, however, that except for payments to current or former employees of the Company with respect to Company Options and Company RSU Awards or other compensatory payments, before making any such deduction or withholding, Parent shall use commercially reasonable efforts to provide to the Company written notice of any applicable Payor’s intention to make such deduction or withholding and such notice shall include the authority, basis and method of calculation for the proposed deduction or withholding and shall be given at least ten (10) days before such deduction or withholding is required in order for the Company to obtain reduction of or relief from such deduction or withholding from the applicable Governmental Authority and/or execute and deliver to or file with such Governmental Authority and/or Parent such affidavits, certificates and other documents as may reasonably be expected to afford to the Company and its stockholders reduction of or relief from such deduction or withholding. Parent shall reasonably cooperate with the Company to obtain such reduction of or relief from such deduction or withholding. To the extent that such amounts are so deducted and withheld, each such Payor shall take all action as may be necessary to ensure any such amounts so withheld are timely and properly remitted to the appropriate Governmental Authority. Any amounts deducted and withheld under this Agreement that are timely and properly remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or any other party hereto shall be liable to a holder of Company Shares as of immediately prior to the Effective Time for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the Company Stockholders on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any Company Stockholders who have not theretofore surrendered their Certificates that represented Company Shares or Book-Entry Shares that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.8(g) shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares formerly represented by such Certificates or such Book-Entry Shares solely to Parent or the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such Company Stockholders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed with respect to the Company Shares outstanding prior to the Effective Time, and thereafter there shall be no further recording or registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of the issued and outstanding Company Shares represented by Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of this Article II, or Certificates representing, and Book-Entry Shares that constitute, Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares. The Merger Consideration paid to such Company Stockholders in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares, except for Certificates representing and Book-Entry Shares that constitute Dissenting Company Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL. Notwithstanding the foregoing, if, after the Effective Time, Certificates or any other valid evidence of ownership of Company Shares that have not previously been surrendered are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Agreement.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, in customary form reasonably acceptable to Parent, of that fact by the holder thereof, the Merger Consideration payable in respect thereof; provided, however, that the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11 Further Actions. As of the Effective Time, the officers and directors of the Surviving Corporation and Merger Sub shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or Liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”), or (ii) as disclosed in any Company SEC Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding any disclosure under the heading “Risk Factors” or “Forward-Looking Statements and Market Data” (and other disclosures to the extent predictive, cautionary or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification.

(a) The Company is duly organized and validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to have such power that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has heretofore made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws as currently in effect for the Company.

(c) The Company does not have any Subsidiaries. The Company does not own any capital stock of, or any other equity interest of, or any equity interest of any nature in, any other Person.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 400,000,000 Company Shares and 40,000,000 shares of Company Preferred Stock. At the close of business on April 13, 2023 (the “Capitalization Date”), (i) 47,772,698 Company Shares were issued and 47,771,663 Company Shares were outstanding (including 2,189 Company Restricted Shares); (ii) no shares of Company Preferred Stock were issued and outstanding; and (iii) 1,035 Company Shares were held by the Company in its treasury. From the Capitalization Date to the execution of this Agreement, the Company has not issued any Company Shares except pursuant to the exercise of the purchase rights under the Company ESPP, the exercise of Company Options, the settlement of Company RSU Awards or the exercise of Company Warrants outstanding as of the Capitalization Date in accordance with their terms. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights.

(b) As of the close of business on the Capitalization Date, (i) 7,000,181 Company Shares were subject to issuance pursuant to outstanding Company Options, (ii) 270,002 Company Shares were subject to issuance pursuant to outstanding Company RSU Awards, (iii) no Company Shares were subject to issuance pursuant to outstanding Company Warrants, (iv) 4,161,759 Company Shares were reserved for future issuance under the Company Stock Plans, and (v) 1,152,346 Company Shares were reserved for future issuance under the Company ESPP. Section 3.2(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the Capitalization Date, of all Company Stock Awards, indicating as applicable, with respect to each Company Stock Award then outstanding, the name of the holder of the Company Stock Award, the type of Company Stock Award, the number of Company Shares subject to such Company Stock Award, the grant date for such Company Stock Award, the exercise or purchase price and expiration date of such Company Stock Award (as applicable), and the vesting schedule for such Company Stock Award. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities Laws or exemptions therefrom and all requirements set forth in the applicable Company Stock Plan and applicable award agreements. The exercise price of each Company Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a Company Share on the date of grant of such Company Option and all such Company Options are exempt from Section 409A of the Code.

(c) Except for the Company Stock Awards, as of the close of business on the Capitalization Date, there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations requiring the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company (or, in each case, the economic equivalent thereof), (iii) obligations requiring the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”) or (iv) obligations by the Company to make any payments based on the price or value of the Company Shares.

(d) As of the close of business on the Capitalization Date, (i) there were no outstanding obligations requiring the Company to purchase, redeem or otherwise acquire any Company Securities; (ii) there were no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company; and (iii) all outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.

3.3 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.6 and, with respect to the Merger, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.6 and, with respect to the Merger, subject to obtaining the Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby. Assuming the accuracy of the representation set forth in the first sentence of Section 4.6, this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (collectively, the “Enforceability Exceptions”).

3.4 Company Board Approval. The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the

Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders, and (iv) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that this Agreement be adopted by the Company Stockholders (the matters described in clauses (i) through (iv), the “Company Board Recommendation”), which resolutions, except to the extent expressly permitted by Section 5.3, have not been rescinded, modified or withdrawn in any way.

3.5 Stockholder Approval. Assuming the accuracy of the representation set forth in the first sentence of Section 4.6, the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock that would have been necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and approve the Merger.

3.6 Consents and Approvals; No Violation. Assuming the accuracy of the representation set forth in the first sentence of Section 4.6, neither the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company, (b) require any Permit of, or filing with or notification to, any Governmental Authority except (i) as may be required under the HSR Act or any applicable foreign antitrust or competition Laws (“Foreign Antitrust Laws”), (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NASDAQ, (c) violate, conflict with, or result in a breach of any provisions of, or require any Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract, (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of the Company (other than Permitted Liens or a Lien created by Parent or Merger Sub) or (e) violate any Law or Order applicable to the Company or by which any of its assets are bound (assuming receipt of the Stockholder Approval), except, in the case of clauses (b) through (e), inclusive, as have not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.7 Reports; Financial Statements.

(a) Since January 1, 2023, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (as amended or supplemented since the time of filing, the “Company SEC Reports”), all of which have complied as of their respective filing dates or, if amended, supplemented or superseded by a subsequent filing, as of the date of the last such amendment, supplement or superseding filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. As of their respective dates (to the extent that information contained in such Company SEC Report has been amended or supplemented by a later filed Company SEC Report prior to the date of this Agreement, as of the date of such amendment or supplement) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports.

(b) The audited and unaudited consolidated financial statements, including the related notes and schedules thereto, of the Company included (or incorporated by reference) in the Company SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) applied on a consistent basis throughout the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Company as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments).

(c) The Company maintains, and at all times since January 1, 2023, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, that assessment concluded that those controls were effective.

(d) The Company maintains and since January 1, 2023, has maintained “disclosure controls and procedures” as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

3.8 No Undisclosed Liabilities. Other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company does not have any Liabilities, except for (a) liabilities disclosed on the Company’s audited balance sheet as of December 31, 2022, including the footnotes thereto, including in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022, (b) for liabilities incurred in the ordinary course of business since January 1, 2023, (c) for performance obligations on the part of the Company pursuant to the terms of any Material Contract (other than liabilities or obligations due to breaches thereunder) and (d) for liabilities arising out of or in connection with this Agreement and the transactions contemplated hereby.

3.9 Absence of Certain Changes. Since March 31, 2023 until the date of this Agreement, (a) the Company has not suffered any Company Material Adverse Effect, and (b) the Company has conducted its businesses in the ordinary course of business in all material respects and in a manner consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement.

3.10 Proxy Statement.

(a) The Proxy Statement, when filed with the SEC, at the time of any amendment of or supplement thereto, at the time of any publication, distribution or dissemination thereof, at the time of the Proxy Statement is first mailed to Company Stockholders and at the time of the Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub or any of their Representatives.

(b) None of the information provided or to be provided in writing by or on behalf of the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.11 Brokers; Certain Expenses. Except for the advisor set forth on Section 3.11 of the Company Disclosure Letter (the “Company Financial Advisors”), whose fees and expenses shall be paid by the Company, no broker, finder, investment banker, or financial advisor is or would be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its officers, directors or employees.

3.12 Employee Benefit Matters/Employees.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a complete list as of the date of this Agreement of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus, incentive or other compensatory plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, life insurance plans, or fringe benefit plans, in each case, sponsored, maintained or contributed to by the Company and under which the Company has any material obligation or Liability, excluding (x) any plan or program that is sponsored solely by a Governmental Authority to which the Company or any of its Affiliates contributes pursuant to applicable Law and (y) any Multiemployer Plan (collectively, the “Plans”), other than any Plan that is an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than ninety (90) days’ notice without further Liability (or such other period provided by applicable law) and does not provide any retention, change in control or severance payments or benefits. With respect to the Plans listed on Section 3.12(a) of the Company Disclosure Letter, to the extent applicable, correct and complete copies of the following have been made available to Parent by the Company: (A) the written Plan document, if applicable, including amendments thereto; (B) the most recent annual report on Form 5500 filed with respect to each Plan for which a Form 5500 filing is required by applicable Law; (C) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; and (D) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Plan.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, (ii) each Plan and any related trust complies and has been maintained and administered in compliance with ERISA, the Code and other applicable Laws and (iii) as of the date hereof, other than routine claims for benefits, there are no Legal Proceedings, governmental audits or investigations that are pending against or involving any Plan or asserting any rights to or claims for benefits under any Plan.

(c) No Plan is a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code.

(d) No Plan provides for post-retirement or other post-employment welfare benefits other than (i) statutory liability for providing group health care continuation coverage as required by Section 4980B of the Code or any similar state Law (“COBRA”) or ERISA or any other applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) under an employment agreement or severance agreement, plan or policy requiring the Company to pay or subsidize COBRA premiums or other post-employment welfare benefits for a terminated employee or the employee’s beneficiaries following such employee’s termination.

(e) Except as otherwise required under this Agreement or as set forth in Section 3.12(e) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events): (i) entitle any current or former employee, consultant or director of the Company to any material payment of compensation or benefits; (ii) materially increase the amount of compensation or benefits due to any such employee, consultant or director or (iii) accelerate the vesting, funding or time of payment of any material compensation, equity award or other material benefit to any such employee, consultant or director. No person is entitled to any gross-up or other payment from the Company in respect of any Tax imposed under Section 4999 or 409A of the Code.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (i) the Company is not the subject of any pending Legal Proceeding alleging that the Company has engaged in any unfair labor practice under any Law and (ii) there is no pending labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company. As of the date hereof, the Company is not a party to any collective bargaining agreement, and there are no labor unions or other organizations representing any employee of the Company.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company is in compliance with all applicable Laws relating to employment, including Laws relating to discrimination, hours of work and the payment of wages or overtime wages.

3.13 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation, audit, inquiry or action pending or, to the Knowledge of the Company, threatened against the Company that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The Company is not subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

3.14 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) (i) The Company has timely filed all Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns) and (ii) all such Tax Returns are complete and accurate in all respects. The Company has paid all Taxes reflected as due and owing on such Tax Returns or for which the Company is otherwise liable (including as a transferee or successor, or by contract or pursuant to Treasury Regulations Section 1.1502-6 (or similar provision of state, local or foreign Tax Law)) and has established an adequate reserve on the Company SEC Reports for all Taxes due through the date thereof in accordance with GAAP.

(b) To the Knowledge of the Company, (i) there are no pending or threatened audits, examinations, assessments or other proceedings in respect of Taxes of the Company, and (ii) the Company has not received written notice of any audits or proceedings.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

(d) The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code within the past two (2) years.

(e) No Liens for Taxes exist with respect to any assets or properties of the Company, except for Permitted Liens.

(f) Parent and Merger Sub agree and acknowledge that this Section 3.14 and Sections 3.7, 3.8, and 3.12 constitute all of the representations and warranties with respect to Taxes, and no other representation or warranty in this Agreement shall be construed to apply to any matter relating to Taxes. Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub agree and acknowledge that the Company does not make any representations or warranties in respect of the existence, amount or usability of any Tax attributes of the Company, including, but not limited to, net operating losses, capital loss carryforwards, Tax credit carryforwards, asset bases and depreciation periods.

3.15 Compliance with Law; Permits. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company is not, and since January 1, 2022, has not been, in conflict with, in default with respect to or in violation of any Laws applicable to the Company or by which any property or asset of the Company is bound or affected; (b) the Company has all Permits required to conduct its businesses as currently conducted and such Permits are valid and in full force and effect; (c) the Company has not since January 1, 2022 received any written notice from any Governmental Authority threatening to revoke or suspend any such Permit; and (d) the Company is in compliance with the terms of such Permits.

3.16 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) the Company is, and at all times since January 1, 2022, has been, in compliance with all applicable Environmental Laws;

(b) there is no Legal Proceeding or Order relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any real property currently operated or leased by the Company that remains open or unresolved;

(c) the Company has not since January 1, 2022 received any written notice of or entered into or assumed (by Contract or operation of Law or otherwise), any Liability for the Company relating to or arising under Environmental Laws; and

(d) since January 1, 2022, there have been no Releases of Hazardous Substances on properties currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company that would reasonably be expected to form the basis of any Legal Proceeding or Order relating to or arising under Environmental Laws involving the Company.

3.17 Intellectual Property.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all material Company Registered Intellectual Property Rights, together with the name of the current owner(s), the applicable jurisdictions and the application or registration numbers. Except as otherwise indicated, the Company is the exclusive owner, a co-owner, or a licensee of all material Company Registered Intellectual Property Rights set forth in Section 3.17(a) of the Company Disclosure Letter, free and clear of any Liens other than Permitted Liens.

(b) To the Knowledge of the Company, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any material Intellectual Property owned (or purported to be owned) by the Company has executed a valid agreement containing an assignment to the Company of such employee’s or contractor’s rights to such material Intellectual Property.

(c) To the Knowledge of the Company, all material Company Registered Intellectual Property Rights that have been issued or that have completed registration are valid and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, the Company has not received written notice from any third party challenging the validity, enforceability or ownership of any Company Intellectual Property Rights, nor is the Company currently a party to any proceeding relating to any such challenge, except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Company Registered Intellectual Property Rights.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and to the Knowledge of the Company, since January 1, 2022 until the date hereof, the Company has not received any written notice from any third party, and, to the Knowledge of Company, there is no other assertion or threat from any third party, that the operation of the business of Company as is currently conducted, or the Company Products, infringe or misappropriate the Intellectual Property Rights of any third party. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of the Company Products has infringed upon or misappropriated (or will infringe upon or misappropriate, upon the commercialization or use of any Company Products as such Company Products currently exist), the valid and enforceable Intellectual Property Rights of any third party.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company has taken reasonable measures to maintain the confidentiality of the trade secrets included in the Company Intellectual Property, and (ii) to the Knowledge of the Company, such trade secrets included in the Company Intellectual Property have not been disclosed to any Person except pursuant to written non-disclosure agreements.

(f) To the Knowledge of the Company, except for any infringements or misappropriations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no third party is currently infringing or misappropriating any material Company Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company is not currently a party to any proceeding (i) challenging the validity, enforceability or ownership of any third party Intellectual Property Rights or (ii) asserting that the operation of the business of any third party, or any third party products or services, infringes or misappropriates any Company Intellectual Property Rights.

(g) To the Knowledge of the Company, except as stated in patents and patent applications of the Company Registered Intellectual Property Rights that a particular invention was made with government support awarded by a federal agency, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no funding of any Governmental Authority was used in the development of any Company Intellectual Property.

3.18 Data Privacy and Security.

(a) Since January 1, 2022, (i) the IT Systems have not suffered any material failures and (ii) the Company has implemented commercially reasonable administrative and technical safeguards designed to protect the integrity, security and confidentiality of Personal Information stored in the IT Systems. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the

Knowledge of the Company, since January 1, 2022, there have been no unauthorized intrusions or breaches of the security of the IT Systems.

(b) The Company is, and since January 1, 2022 has been, in compliance with applicable Data Protection Requirements, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, to the Knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Information maintained by the Company that would require notification of individuals, law enforcement or any Governmental Authority under any applicable Data Protection Law. Since January 1, 2022 until the date hereof, the Company has not received written communication or claim from any Governmental Authority that alleges that the Company is not in compliance with any Data Protection Laws, and no such claim is pending, except as would not reasonably be expected to be material to the Company.

3.19 Real Property.

(a) The Company does not own any real property.

(b) The Company has heretofore made available to Parent true, correct and complete copies of all material leases, subleases, licenses, occupancy agreements and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (including all material modifications, amendments, supplements, waivers and side letters thereto) (the “Real Property Leases”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Real Property Lease is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) all rent and other sums and charges payable by the Company as the tenant thereunder are current, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or, to the Knowledge of the Company, the landlord thereunder, exists under any Real Property Lease, (iv) the Company has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens and (v) the Company has not received written notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation with respect to any property leased pursuant to any of the Real Property Leases.

3.20 Material Contracts.

(a) Section 3.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, and the Company has made available to Parent and Merger Sub (or Parent’s outside counsel) true, correct and complete (subject to any necessary redactions) copies of, each Contract (other than Plans), which is in effect as of the date hereof (or pursuant to which the Company has any continuing material obligations thereunder) and under which the Company is a party or by which the Company or any of its properties or assets is bound that:

(i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) involves, by its terms, aggregate payments by the Company or aggregate payments payable to the Company under such Contract of more than $5,000,000 in the most recent fiscal year (including by means of royalty payments), other than Contracts made in the ordinary course of business consistent with past practice;

(iii) contains covenants that limit in any material respect the freedom of the Company to compete or engage in any line of business or in any geographic area;

(iv) provides for or governs the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company, taken as a whole;

(v) provides for (A) the use or license by the Company of any material Intellectual Property Rights owned by a third party, other than Incidental Contracts, or (B) the joint development of products or technology with a third party;

(vi) provides for the license by the Company of any of its material Intellectual Property Rights to any third party, other than Incidental Contracts;

(vii) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interest of another Person that has continuing contingent consideration payment obligations by the Company in excess of $10,000,000 in the aggregate in respect of such agreement;

(viii) constitutes a material manufacturing, supply, distribution or marketing agreement that provides for minimum payment obligations by the Company of at least $5,000,000 in any prospective twelve (12) month period;

(ix) relates to indebtedness for borrowed money having an outstanding principal amount in excess of $10,000,000; and

(x) involves the settlement of any pending or threatened claim, action or proceeding which requires payment obligations after the date hereof, in excess of $5,000,000.

Each Contract of the type described in clauses (i) through (x) above, other than a Plan, is referred to herein as a “Material Contract.”

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, and (ii) the Company has complied with all obligations required to be performed or complied with by it under each Material Contract, (iii) there is no default under any Material Contract by the Company, or, to the Knowledge of the Company, by any other party thereto, and (iv) to the Company’s Knowledge, the Company has not received any written notice from any third party to any Material Contract that such party intends to terminate such Material Contract for any default or alleged default thereunder.

3.21 Regulatory Compliance.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company is, and since January 1, 2022, has been, in compliance with all Laws applicable to the Company, or by which any property, business product or other asset of the Company is bound or affected, including, but not limited to, the Health Care Laws, (ii) since January 1, 2022, the Company has not received any written notification of any pending or, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA, alleging non-compliance by, or Liability of, the Company under any Health Care Laws, and (iii) since January 1, 2022, neither the Company, nor to the Knowledge of the Company, any of its employees, officers, directors or third parties that the Company has engaged to provide services, has been excluded, suspended or debarred from participation in any United States federal or state health care program or human clinical research or, to the Knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company holds such Permits of the FDA required for the conduct of its businesses as currently conducted (collectively, the “FDA Permits”) and all such FDA Permits are in full force and effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, (i) all correspondence, minutes, reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA by the Company have been so filed, maintained or furnished, and (ii) to the Knowledge of the Company, all such correspondence, minutes, reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) The clinical and pre-clinical studies conducted or sponsored by or, to the Knowledge of the Company, on behalf of the Company have been and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws and FDA Permits.

3.22 Insurance. Section 3.22 of the Company Disclosure Letter sets forth a true, correct and complete list of all currently effective material insurance policies issued in favor of the Company. With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the policy is in full force and effect and all premiums due thereon have been paid, (b) the Company is not in breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent by a court or insurance regulator of competent and applicable jurisdiction or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy and (d) as of the date hereof, there are no pending claims under any such policy as to which coverage has been questioned, denied or disputed by the underwriters thereof.

3.23 Certain Payments. Since January 1, 2022, to the Company’s Knowledge, neither the Company nor any of its directors, executives, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses to influence political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature.

3.24 Related Party Transactions. No current director, officer or controlled Affiliate of the Company (a) has outstanding any indebtedness to the Company or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company (other than a Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.25 Opinion of Financial Advisors of the Company. The Company Board (or a committee thereof) has received an oral opinion (to be confirmed by delivery of a written opinion) from each of the Company Financial Advisors to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion as set forth therein, the consideration consisting of $200.00 per Company Share to be paid to the Company Stockholders (other than as set forth in such opinions) pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.26 State Takeover Statutes Inapplicable. Assuming that the representations of Parent and Merger Sub set forth in this Agreement are true, accurate and complete, the Company Board (or a committee thereof) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement and the transactions contemplated hereby, and to the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby.

3.27 No Other Representations or Warranties. Except for the express written representations and warranties made by the Company contained in this Article III, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Affiliates, or the Company’s business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or hinder the consummation of the transactions contemplated hereby. All of the issued and outstanding capital stock of Merger Sub is owned directly by Parent. Both Parent and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or other similar governing documents).

4.2 Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and, subject to the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub (which adoption shall occur immediately after the execution and delivery of this Agreement), the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Parent and Merger Sub and no additional corporate proceedings or action on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, (a) the Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) the Board of Directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement and consummate the transactions contemplated hereby, (ii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (iii) recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the transactions contemplated hereby (including the Merger), in each case of clauses (a) and (b) above, at meetings duly called and held (or by unanimous written consent). No vote of Parent’s stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby.

4.3 Proxy Statement. None of the information provided or to be provided in writing by or on behalf of Parent or Merger Sub or any of their Representatives for inclusion or incorporation by reference in the Proxy

Statement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.4 Consents and Approvals; No Violation. Except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or otherwise effect Parent’s or Merger Sub’s ability to satisfy its obligations hereunder, the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not, (a) violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or other similar governing documents) of Parent or Merger Sub, (b) require any Permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required under the HSR Act and any Foreign Antitrust Laws, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NASDAQ, (c) violate, conflict with or result in a breach of any provision of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, or (d) violate any Law or Order applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective assets are bound (assuming receipt of the Stockholder Approval).

4.5 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation or action pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries that would, or seeks to, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would, or seeks to, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

4.6 Interested Stockholder. Neither Parent nor any of its Affiliates (including Merger Sub), nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. None of Parent, Merger Sub nor any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares or other securities of the Company or any options, warrants or other rights to acquire securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

4.7 Sufficient Funds. Parent currently has, and at all times from and after the date hereof and through the Effective Time will have, available to it, and Merger Sub will have as of the Effective Time, sufficient funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration and the consideration in respect of the Company Options and the Company RSU Awards and to pay all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement. Parent’s and Merger Sub’s obligations hereunder, including their obligations to consummate the Merger, are not subject to a condition regarding Parent’s or Merger Sub’s obtaining of funds to consummate the transactions contemplated by this Agreement.

4.8 No Other Operations. Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not and will not prior to the Effective Time engage in any activities other than those incidental to its formation or those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

4.9 Brokers. The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent and Merger Sub.

4.10 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to the transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration and any other repayment or refinancing of debt that may be contemplated, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.10, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination: (a) the amount of the fair saleable value of the assets of the Surviving Corporation, taken as a whole, exceeds, as of such date, the amount of all Liabilities of the Surviving Corporation, taken as a whole, including contingent and other liabilities, as of such date; (b) the amount of the fair saleable value of the assets of the Surviving Corporation, taken as a whole, is greater than the amount that will be required to pay the probable Liabilities of the Surviving Corporation, taken as a whole (including contingent liabilities), as such debts and other Liabilities become absolute and matured; (c) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (d) the Surviving Corporation will be able to pay its Liabilities, including contingent and other liabilities, as they mature.

4.11 Absence of Certain Arrangements. As of the date of this Agreement, other than this Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement or the Merger or (ii) the Surviving Corporation or any of its businesses or operations (including as to continuing employment) from and after the Effective Time or (b) pursuant to which any (i) such holder of Company Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Company Shares or (ii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 No Other Representations or Warranties. Except for the express written representations and warranties made by Parent and Merger Sub contained in this Article IV, neither Parent, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the transactions contemplated hereby. Parent and Merger Sub each acknowledges and agrees (in each case on behalf of Parent, Merger Sub, each of their respective Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of Parent, Merger Sub or any of their respective Affiliates and any Representative of any of the foregoing (collectively, the “Parent Related Parties”)), that, except for the representations and warranties expressly set forth in Article III (a) none of the Company, any Affiliates thereof, any direct or indirect stockholder, partner, manager or other equity or security holder of the Company or any Affiliate thereof or any Representative of any of the foregoing (collectively, the “Company Related Parties”) or any other Person makes, or has made, any representations or warranties relating to itself or its business, the Company or its business or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and no Parent Related Party is relying or has relied on any representation or warranty of any Company Related Party or any other Person except for the representations and warranties of the Company expressly set forth in Article III of this Agreement, (b) no Person has been authorized by any Company Related Party to make any representation or warranty relating any Company Related Party or and of their respective businesses or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by any Parent Related Party or any other Person as having been authorized by any Company Related Party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any Parent Related Party or any other Person are not and shall not be deemed to be or include representations or warranties of the Company (and have not been relied upon by any Parent Related Party or any other Person) except (and only to the extent that) an express representation or warranty is made by the Company with respect to such materials or information in an express representation or warranty of the Company set forth in Article III.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Conduct of Business of the Company. Except (a) as described in Section 5.1 of the Company Disclosure Letter, (b) as required by applicable Law (including any COVID-19 Measures or such reasonable actions after notice has been provided to Parent or Parent’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine), (c) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as required or expressly provided for by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, (x) the Company will use its commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, and the Company will use its commercially reasonable efforts to preserve intact its business organization and to preserve the present relationships with those Persons having significant business relationships with the Company; provided, that during any period of full or partial suspension of operations related to COVID-19 or any COVID-19 Measures, the Company may, in connection with COVID-19 or any COVID-19 Measures, take such actions as are reasonably necessary (i) to protect the health and safety of the Company’s employees and other individuals having business dealings with the Company or (ii) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures; provided, further, that the Company may take such reasonable actions after notice has been provided to Parent or Parent’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine, and (y) without limiting the generality of the foregoing, the Company will not:

(i) adopt any amendments to its certificate of incorporation or bylaws;

(ii) issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Securities, other than (A) Company Shares issuable (x) with respect to the exercise, vesting or settlement of Company Stock Awards outstanding as of the date hereof or granted in compliance with this Agreement, or (y) pursuant to the Company ESPP or (B) the issuance or grant of Company Stock Awards to directors of the Company in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Program in effect on the date hereof;

(iii) acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any Company Securities, other than (A) as provided by any Company Stock Plan, or (B) the satisfaction of exercise price and/or Tax withholding obligations in connection with the vesting, exercise and/or settlement of any Company Stock Award;

(iv) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock;

(v) (A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any business, assets or securities (other than, in each case, capital expenditures in accordance with subclause (xiii) below and any acquisition of assets, including active pharmaceutical ingredients and other supplies, in the ordinary course of business consistent with past practice) for consideration in excess of $10,000,000, individually or in the aggregate, (B) sell, lease, or otherwise dispose of any assets of the Company with a fair market value in excess of $10,000,000, individually or in the aggregate, except (1) pursuant to Contracts or commitments existing as of the date of this Agreement, (2) sales of products or services in the ordinary course of business consistent with past practice, (3) Incidental Contracts, (4) non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (5) dispositions of marketable securities in the ordinary course of business consistent with past practice, and (6) dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

(vi) sell, license, sublicense, assign, fail to maintain in the ordinary course of business, abandon or otherwise dispose of, grant any covenant-not-to-sue under or disclose any trade secrets in any material

Company Intellectual Property (or any Company Intellectual Property relating to the Specified Compounds or the 360 Platform), except for (A) Incidental Contracts and (B) non-exclusive licenses entered into in the ordinary course of business consistent with past practice to contract manufacturers or contract research organizations;

(vii) incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money, except for (A) indebtedness incurred in the ordinary course of business consistent with past practice or (B) other borrowings in an amount not to exceed $10,000,000 in the aggregate;

(viii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in an amount not to exceed $10,000,000 in the aggregate;

(ix) make any loans, advances (other than for ordinary course business expenses or pursuant to the Company’s governing documents or existing indemnification obligations) or capital contributions to, or investments in, any other Person in excess of $10,000,000, except for advancement of expenses (A) under any indemnification agreement or (B) the certificate of incorporation or bylaws of the Company;

(x) change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable Law;

(xi) change any annual Tax accounting period or make or change any material Tax election, settle any material Tax proceeding or surrender any claim to a material Tax refund, file any material Tax Return other than in a manner consistent with past practice or file any amended Tax Return in each case, other than as required by applicable Law or in the ordinary course of business;

(xii) except as required by applicable Law or required by a Plan in effect on the date hereof, (A) grant any change in control, retention, severance or termination pay or Company Stock Awards, (B) grant any material increases in, or accelerate the vesting or payment of, the compensation or benefits payable to its employees, consultants, officers or directors, (C) adopt, enter into, materially amend or terminate any material Plan or (D) hire, promote or terminate (other than for “cause”) the employment or services of any employee or consultant, other than an employee below the level of vice president;

(xiii) enter into any collective bargaining or similar labor Contract;

(xiv) make or authorize any material capital expenditure or incur any obligations, Liabilities or indebtedness in respect thereof, except for (A) those contemplated by the capital expenditure budget for the relevant fiscal year, which capital expenditure budget has been provided or made available to Parent prior to the date of this Agreement and (B) any unbudgeted capital expenditure, in an amount not to exceed, in any year, in the aggregate, $10,000,000;

(xv) settle any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.11 or a settlement solely for monetary damages (net of insurance proceeds received) not in excess of $5,000,000 individually or $10,000,000 in the aggregate;

(xvi) except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.1, (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, except for any statement of work issued under an existing Material Contract, in each case not in excess of $5,000,000 individually; or (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any Material Contract or waive, release or assign any material rights or material claims thereunder;

(xvii) enter into any Contract that by its terms would purport to bind Parent or its Affiliates (other than, following the Closing, the Company);

(xviii) unless mandated by any Governmental Authority, (A) make any material change to, discontinue, terminate or suspend any ongoing Research Program relating to a Specified Compound and any other ongoing material Research Program, or (B) commence, alone or with any third party, any Research Program that has not been disclosed to Parent prior to the date of this Agreement; or

(xix) offer, agree or commit, in writing or otherwise, to take any of the foregoing actions.

In furtherance and not in limitation of any other provision of this Agreement, to the extent permitted by applicable Law, the Company shall keep Parent informed on a reasonably current basis of any material developments (including the occurrence of any serious adverse event and any material governmental inquiries or investigations), discussions or negotiations relating to the Company Products between or with the FDA or the European Medicines Agency (the “EMA”). Without limiting the generality of the foregoing, to the extent permitted by applicable Law, the Company (i) (A) shall promptly inform Parent, as reasonably in advance as practicable under the circumstances, of any material meetings, filings, submissions or correspondence to be made by or on behalf of the Company between or with the FDA or the EMA relating to any Company Product, and shall provide Parent with copies of any such filings, submissions or correspondence and (B) shall not carry out or agree to carry out any of the foregoing activities or communications without prior consultation with Parent, and (ii) (A) shall promptly inform Parent of any material change to any Research Program protocol, adding any new Research Programs, making any material change to a manufacturing plan or process, making any material change to a development timeline or initiating, or making any material change to any Company Product and (B) shall not carry out or agree to carry out any such change without prior consultation with Parent.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company at any time prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

5.2 No Solicitation.

(a) Subject to Section 5.2(c), at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause its directors and officers not to, nor shall it authorize or knowingly permit any of its other Representatives to, and shall direct and use its reasonable best efforts to cause such other Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub), or any Representative thereof, any information, or afford to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to facilitate the making, submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in any discussions or negotiations with any Person, or any Representative thereof, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any Person of the provisions of this Section 5.2), (iv) enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 5.2(c)), (v) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or (vi) approve, authorize, agree or publicly announce any intention to do any of the foregoing. Subject to Section 5.2(c), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its directors and officers to, and shall direct its other Representatives to, cease and cause to be terminated, and shall not authorize or knowingly permit any of its other Representatives to continue, any and all discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives), or any Representative thereof, conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Promptly after the date of this Agreement, the Company will terminate access by any Person (other than Parent, Merger Sub and their Representatives) to any physical or electronic dataroom relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal) and request that each Person (other than Parent, Merger Sub and their Representatives) that has executed a confidentiality agreement (other than the Confidentiality Agreement) relating to a potential Acquisition Proposal promptly return to the Company or destroy all non-public documents and materials containing non-public information of the Company that has been furnished by the Company or any of its Representatives to such Person pursuant to the terms of such confidentiality agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (A) participate in discussions only to the extent necessary to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely to determine whether such inquiry or proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) inform a Person that has made or is considering making an Acquisition Proposal of the provisions of this Section 5.2.

(b) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, as promptly as practicable, and in any event within one (1) Business Day following receipt of an Acquisition Proposal, or request for information or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, the Company shall (i) provide Parent with written notice of such Acquisition Proposal, request for information, inquiry, proposal or offer, and (ii) communicate to Parent the material terms and conditions of such Acquisition Proposal, request for information, inquiry, proposal or offer (including any subsequent amendment thereto) and the identity of the Person making such Acquisition Proposal, request for information, inquiry, proposal or offer. The Company shall keep Parent reasonably informed on a reasonably prompt basis with respect to the status of any discussions or negotiations regarding, and of any changes to the material terms and conditions of, any such Acquisition Proposal, request for information or inquiry, proposal or offer, and shall, as promptly as practicable (and in any event within one (1) Business Day of receipt thereof), provide Parent with unredacted copies of all writings or media containing any material terms or conditions of any such proposals and any proposed transaction agreements (including all schedules, exhibits and attachments thereto) relating to any such Acquisition Proposal, request for information, inquiry, proposal or offer and any financing commitments relating thereto. For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.2(b) will be subject to the terms of the Confidentiality Agreement.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, if at any time prior to the Stockholder Approval, the Company or any of its Representatives has received a bona fide, written Acquisition Proposal from any Person or group of Persons that did not result from a material breach of this Section 5.2, then if the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take such action described in clause (A), (B) or (C) below would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, then the Company and any of its Representatives may (A) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons, (B) engage in discussions to clarify the terms and conditions of, or furnish information with respect to the Company to, the Person or group of Persons making such Acquisition Proposal (provided that (x) the Company shall concurrently provide or make available to Parent any information concerning the Company that is provided to such Person or group of Persons and which was not previously provided or made available to Parent and (y) the Company shall have entered into an Acceptable Confidentiality Agreement with such Person or group of Persons) and (C) participate and engage in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal regarding such Acquisition Proposal. Within one (1) Business Day of such determination of the Company Board, and in any event, prior to or substantially concurrently with the Company first taking any of the actions described in clauses (A), (B) or (C) of the immediately preceding sentence with respect to an Acquisition Proposal, the Company shall provide written notice to Parent of the determination of the Company Board (or a committee thereof) made pursuant to clause (ii) of the immediately preceding sentence. The Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or explicit or implicit standstill obligations (or any similar agreement) to which the Company is a party relating to any possible Acquisition Proposal and shall enforce the provisions of any such agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce, on a confidential and non-public basis, any provision of any confidentiality, “standstill” or similar agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board if the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law. The Company shall provide written notice to Parent of any such release or waiver promptly following, but in any event within one (1) Business Day of, such release or waiver.

5.3 Company Board Recommendation.

(a) Subject to Section 5.3(b), neither the Company Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub the Company Board Recommendation, (ii) publicly approve or recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders, (iv) if any Acquisition Proposal is structured as a tender offer or exchange offer for the outstanding Company Shares and is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Parent or an Affiliate of Parent), fail to recommend, within ten Business Days after such commencement, against acceptance by the Company Stockholders of such tender offer or exchange offer, or (v) publicly propose to do any of the foregoing (each of clauses (i), (ii), (iii), (iv) and (v), a “Company Board Recommendation Change”); provided, however, that, notwithstanding anything herein to the contrary, a “stop, look and listen” communication by the Company Board or any committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, any action contemplated by Section 5.3(c)(i) or any substantially similar communication to either of the foregoing, shall not be deemed to be a Company Board Recommendation Change or otherwise be prohibited under the terms of this Agreement, provided that any such disclosure by the Company shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with this Section 5.3.

(b) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Stockholder Approval, the Company Board (or a committee thereof) may (i) in response to the receipt of (x) a bona fide, written Acquisition Proposal received after the date hereof that did not result from a material breach of Section 5.2, or (y) the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to a bona fide, written Acquisition Proposal received after the date hereof that did not result from a material breach of Section 5.2(b), enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate this Agreement pursuant to Section 8.1(c)(ii), provided that (A) the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (B) in the case of receipt of an Acquisition Proposal, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal or, in the case of an Intervening Event, that an Intervening Event has occurred, (C) the Company provides written notice to Parent at least three (3) Business Days prior to effecting a Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii) of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”), (D) prior to effecting such Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii), the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of this Agreement pursuant to Section 8.1(c)(ii), and (E) no earlier than the end of such three (3) Business Day period, the Company Board

(or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed by Parent in a binding written offer irrevocably made by Parent during such three (3) Business Day period, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the terms or conditions of such Acquisition Proposal, the Company shall provide a new Change of Recommendation Notice to Parent, and any Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(c)(ii) following delivery of such new Change of Recommendation Notice shall again be subject to clause (C) and clause (D) of the immediately preceding sentence for a period of two (2) Business Days.

(c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company Stockholders if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law, provided that any such disclosure by the Company shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with this Section 5.3.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as practicable after the date hereof (but in no event more than ten (10) Business Days thereafter), the Company shall prepare and file with the SEC the preliminary proxy statement (as amended or supplemented, the “Proxy Statement”). Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent (and in any case no later than 24 hours) upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall consider in good faith all such comments reasonably proposed by Parent and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. Except in connection with a Company Board Recommendation Change, no amendment or supplement to the Proxy Statement shall be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the shareholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) On the first Business Day following the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act. The Company shall (i) as promptly as practicable after the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (ii) commence mailing the Proxy Statement to the Company Stockholders as promptly as reasonably practicable after the filing of the Proxy Statement with the SEC. The

Company will schedule the Stockholders Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain Stockholder Approval, such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed)).

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to postpone or adjourn the Stockholders Meeting if, but only if, (i) the Company is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such delay is required (A) by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement or (B) to allow for the dissemination of any supplement or amendment to the Proxy Statement that is required to be filed and disseminated under applicable Law or (iii) the Company is required to do so by a court of competent jurisdiction in connection with any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders relating to this Agreement or transactions contemplated hereby. The Company may (and will, if directed by Parent) postpone or adjourn the Stockholders Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval. In no event shall the record date of the Stockholders Meeting be changed without Parent’s prior written consent, not be unreasonably withheld, conditioned or delayed. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders Meeting. Except to the extent a Company Board Recommendation Change expressly permitted by Section 5.3(b) has been effected, (1) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (2) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. Without limiting the generality of the foregoing, but subject to Section 5.3(b) and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1(c)(ii), the Company agrees that its obligations pursuant to this Section 6.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

6.2 Reasonable Best Efforts.

(a) Except as otherwise provided under Section 5.2 or Section 5.3, upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and each of the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) cause each of the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable after the date of this Agreement; (ii) subject to Section 6.3, obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions and Consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger; (iii) resist, contest, appeal and remove any Legal Proceeding and have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by this Agreement (including any Legal Proceeding or Order in connection with the matters contemplated by Section 6.3), (iv) upon the written request of Parent or Merger Sub, obtain all necessary or appropriate Consents under any Material Contracts to which the Company is a party in connection with this Agreement and the consummation of the transactions contemplated hereby and (v) reasonably cooperate with the other party or parties with respect to any of the foregoing. In addition to the foregoing, except as otherwise provided under Section 5.2 or Section 5.3, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, materially impairing, materially delaying or otherwise materially adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any Liability that is not conditioned upon the consummation of the Merger, to obtain any Consent of any Person (including any Governmental Authority) under any Contract.

(b) Parent agrees, on behalf of itself and its Affiliates, that, between the date of this Agreement and the Effective Time, Parent shall not, and shall cause its Affiliates not to, directly or indirectly, (i) acquire or purchase (or agree to acquire or purchase), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would or would reasonably be expected to (A) result in any material delay in obtaining, or materially increase the risk of not obtaining, any Consent of any Governmental Authority required in connection with the transactions contemplated hereby (including the Merger) or (B) restrict, prevent, prohibit, impede or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or (ii) take or agree to take any other action (including entering into agreements with respect to any equity investments, joint ventures, acquisitions, mergers, consolidations or business combinations) which would or would reasonably be expected to (X) result in any material delay in obtaining, or materially increase the risk of not obtaining, any Consent of any Governmental Authority required in connection with the transactions contemplated hereby (including the Merger) or (Y) restrict, prevent, prohibit, impede or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

6.3 Antitrust Obligations.

(a) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall file (x) with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as soon as practicable after the date of this Agreement but in no event later than five (5) business days following the date of this Agreement, and (y) any other submission (including briefing papers) Parent determines is required or advisable pursuant to any Foreign Antitrust Law set forth on Section 6.3(a) of the Company Disclosure Letter, as soon as practicable after the date of this Agreement (unless a later date is mutually agreed between the parties). Each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information and documentary material that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or any foreign Governmental Authority responsible for the enforcement of any Foreign Antitrust Law, and (iv) subject to the proviso of this sentence take any and all actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any Foreign Antitrust Laws as soon as practicable (and in any event by the date that is at least five (5) Business Days before the Effective Time), and to avoid any impediment to the consummation of the Merger under any Antitrust Laws, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, Contracts, assets or interests therein of the Company, (2) amending any venture or other arrangement of the Company and (3) cooperating with each other and using their respective reasonable best efforts to oppose, contest and resist fully and vigorously any Legal Proceeding, including by defending through litigation, pursing vigorously all available avenues of administrative and judicial appeal and seeking to have vacated, lifted, reversed or overturned any Order that may result from such Legal Proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, in each case, as may be required in order to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably practicable (and in any event no later than the Termination Date) and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated hereby, including the Merger; provided, however, that (x) Parent and its Affiliates shall not be obligated to take the foregoing actions contemplated by this sentence (A) with respect to Parent, its Affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements, and any Intellectual Property rights thereto or embodied therein or any venture or other arrangement; nor (B) with respect to the Company, to the extent such actions would have any more than an immaterial effect on the business, operations or financial condition of the Company and (y) the Company may not take any of the foregoing actions without Parent’s prior written consent. Further, and for the avoidance of doubt, without the written consent of the Company, Parent will not extend any waiting period under the HSR Act (by pull and refile, or otherwise) or enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other Governmental Authority not to consummate the transactions contemplated by this Agreement without the written consent of the Company, which shall not be unreasonably withheld.

(b) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or an Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any other Antitrust Law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all substantive meetings and substantive conference calls with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such substantive meetings and substantive conference calls, (iii) keep the other party reasonably apprised with respect to any substantive oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (vi) provide each other (or counsel of each party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger, and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 7.1(b) or Section 7.1(c). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis and redacted for legal privilege to the extent required under applicable Law or to remove references concerning the valuation of the Company or confidential competitively sensitive business information of the Company.

(c) Each of Parent, Merger Sub and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings not contemplated by Section 6.3(a) are required to be made, and whether any other Consents not contemplated by Section 6.3(a) are required to be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such Consents that the parties determine are required to be made or obtained in connection with the transactions contemplated hereby.

6.4 Public Statements and Disclosure. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall cause their respective controlled Affiliates not to, issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release, filing, disclosure or other public statement by the Company permitted by Section 5.3 (including to announce a Company Board Recommendation Change in accordance with Section 5.3), (c) statements consistent in all material respects with any release, filing disclosure or other public statements previously made in accordance with this Section 6.4, or (d) public statements regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and internal announcements to employees, in each case, to the extent that such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.4, and provided that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby.

6.5 Anti-Takeover Laws. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, then Parent, Merger Sub and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing; provided, however, that nothing in the foregoing shall be interpreted to require the Company Board (or a committee thereof) to take any action that would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or following a Company Board Recommendation Change. Neither Parent, Merger Sub nor the Company will take any action that would cause this Agreement, the Merger or the other transactions contemplated by this Agreement to be subject to the requirements imposed by any such takeover or similar Laws; provided, however, that nothing in the foregoing shall be interpreted to require the Company or the Company Board (or a committee thereof) to refrain from taking any action that would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law or any other action following a Company Board Recommendation Change.

6.6 Access. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company; provided, however, that (a) the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law (including any COVID-19 Measures) requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of the Company with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract to which the Company is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 5.2, an Acquisition Proposal or Superior Proposal, and (b) in each case, such access may be limited to the extent the Company reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any employee of the Company. In the event that the Company does not provide access or information in reliance on (x) clauses (a)(i), (a)(ii) or (a)(iii) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such a privilege, and (y) clause (b) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that the Company reasonably determines would not would jeopardize the health and safety of any employee of the Company. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or create a risk of damage or destruction to any property or assets of the Company, shall be subject to the Company’s reasonable security measures and insurance requirements, and shall not include the right to perform invasive testing without the Company’s prior written consent, in its sole discretion. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. Nothing in this Section 6.6 or elsewhere in this Agreement shall be construed to require the Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.7 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the dispositions of equity securities of the Company (including “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act)) in connection with the transactions contemplated by this Agreement by any director or executive officer of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and the Surviving Corporation shall (and, Parent shall cause the Surviving Corporation to) honor and fulfill in all respects the obligations of the Company under (i) the indemnification agreements between (A) the Company and any of its current or former directors and officers and any person who becomes a director or officer of the Company and (B) the Company or any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise and any Person serving or who served as a director, officer, member, trustee or fiduciary of any of the foregoing at the request of the Company, in each case, prior to the Effective Time (the “Indemnified Persons”), and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws of the Company in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable to the Indemnified Persons than the indemnification, exculpation and advancement of expenses provisions contained in the certificate of incorporation and bylaws of the Company as of the date hereof, and during such six (6) year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law or as provided below.

(b) Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”), to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or other Affiliates

(including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of the Company or its Affiliates or at the request of the Company as such (including as a fiduciary with respect to any employee benefit plan) of another Person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (ii) any of the transactions contemplated by this Agreement or (iii) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under this Section 6.8, provided that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to the Surviving Corporation a written notice of any prospective, threatened or actual Indemnified Proceeding for which indemnification or advancement may be sought under this Section 6.8(b), then the obligations of Parent and the Surviving Corporation under this Section 6.8 shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) advance, prior to the final disposition of any Indemnified Proceeding for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such Indemnified Proceeding upon receipt of an undertaking by such Indemnified Person, to the extent required by Law, to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event providing coverage not less favorable to the insured persons than the policies of the Company in effect as of the date of this Agreement; provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase coverage as favorable to the insured persons as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time.

(d) Notwithstanding anything herein to the contrary, if any Indemnified Person notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made against such Indemnified Person, the provisions of this Section 6.8 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(e) In the event that Parent or the Surviving Corporation (or any of its successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or engages in any division transaction, or (ii) transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any Person or effects any division transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.8.

(f) This Section 6.8 shall survive the consummation of the Merger and is intended to benefit, and from and after the Effective Time shall be enforceable by, the Indemnified Persons and their respective heirs and legal representatives, and shall not be amended, terminated or modified from and after the Effective Time in such a manner as to adversely affect any Indemnified Person without the written consent of such affected Indemnified Person. The rights provided under this Section 6.8 shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

6.9 Employee Matters.

(a) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Plans, as applicable, will occur as of the Effective Time, as applicable. Parent shall or shall cause the Surviving Corporation to assume, honor, and/or provide all of the Company’s Plans in accordance with their terms as in effect immediately prior to the date of this Agreement.

(b) For a period of eighteen (18) months following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide to each Continuing Employee (i) a base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, (ii) an annual target cash bonus opportunity (excluding retention and change in control bonuses) that is not less than the annual target cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, (iii) severance benefits no less favorable than the severance benefits provided to such Continuing Employee immediately prior to the Effective Time and (iv) other compensation and benefits (excluding any equity-based compensation, severance, post-employment welfare benefits and defined benefit pension and nonqualified deferred compensation plans) that are, taken as a whole, no less favorable in the aggregate than such other compensation and benefits provided to such Continuing Employee immediately prior to the Effective Time.

(c) To the extent that a Plan or any other employee benefit plan or other compensation or severance arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries (together, the “New Plans”) is made available to any Continuing Employee on or following the Effective Time, Parent shall cause to be granted to such Continuing Employee credit for all service with the Company prior to the Effective Time for all purposes (including for eligibility to participate, vesting and entitlement to (or level of) benefits where length of service is relevant); provided, however, that such service need not be credited for purposes of benefit accrual (other than for purposes of severance or vacation) or to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, Parent shall (or shall cause the Surviving Corporation to) use commercially reasonable efforts to ensure that (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under a comparable Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan will be waived for such Continuing Employee and his or her covered dependents to the extent they did not apply to the Continuing Employee under the corresponding Old Plan and any eligible expenses incurred by such Continuing Employee and his or her covered dependents during any unfinished portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins will be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, and (iii) the accounts of such Continuing Employees under any New Plan that is a flexible spending plan are credited with any unused balance in the account of such Continuing Employee under the applicable Old Plan.

(d) Parent and the Company shall take the actions described in Section 6.9(d) of the Company Disclosure Letter.

(e) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of

Parent, the Company, the Surviving Corporation or their respective Subsidiaries to terminate, any Continuing Employee for any reason, or (ii) require Parent, the Company, the Surviving Corporation or their respective Subsidiaries to continue any Plan or prevent the amendment, modification or termination thereof after the Effective Time. The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 6.9 shall create such rights in any such Persons.

6.10 Obligations of Merger Sub. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Merger Sub, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement).

6.11 Certain Litigation. The Company shall promptly advise Parent of any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such Legal Proceeding. Subject to execution of a customary joint defense agreement, the Company shall give Parent the opportunity to consult with the Company regarding, and participate in, but not control, the defense of any such Legal Proceeding and if Parent does not exercise such right to participate, keep Parent fully and promptly informed with respect to such Legal Proceeding and all material developments relating thereto. The Company may enter into any settlement agreement in respect of such Legal Proceeding against the Company and/or its directors or officers relating to this Agreement or any of the other transactions contemplated hereby if it has received Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

6.12 Delisting. Each of the parties agrees to reasonably cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist the Company Shares from NASDAQ and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

6.13 Parent Stockholder Consent. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent shall duly execute and deliver a written consent in its capacity as the sole stockholder of Merger Sub duly adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL and the certificate of incorporation and bylaws of Merger Sub.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party to Effect the Merger . The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub and the Company, to the extent permitted by applicable Law:

(a) the Stockholder Approval shall have been obtained;

(b) any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and all other waivers, approvals and waiting periods under the Antitrust Laws specified in Section 6.3(a) of the Company Disclosure Letter with respect to the Transactions shall have been obtained, terminated or expired;

(c) no Governmental Authority of competent and applicable jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger or the acquisition of Company Shares by Parent or Merger Sub illegal or which has the effect of prohibiting or otherwise preventing the consummation of the acquisition of Company Shares by Parent or Merger Sub or the Merger, or (ii) issued or granted any Order that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in the United States or any of the jurisdictions listed in Section 6.3(a) of the Company Disclosure Letter which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent and Merger Sub, to the extent permitted by applicable Law:

(a) the representations and warranties of the Company:

(i) contained in Section 3.9(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date;

(ii) contained in the first and second sentences of Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the date of this Agreement and as of the Closing Date as though made as of such date;

(iii) contained in the first sentence of Section 3.1(a), Section 3.5 and Section 3.11 (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein), shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(iv) any other representation and warranty of the Company contained in Article III of the Agreement (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) the Company shall have performed in all material respects the agreements or covenants required to be performed, or complied with, by it under the Agreement at or prior to the Effective Time;

(c) since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect; and

(d) the Company shall have delivered to Parent a certificate, signed on behalf of the Company by its chief executive officer or chief financial officer, certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Parent or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

(b) Parent and Merger Sub shall have performed in all material respects the agreements or covenants required to be performed, or complied with, by them under the Agreement at or prior to the Effective Time;

(c) Parent shall have delivered to the Company a certificate, signed on behalf of Parent by an officer, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto and that any termination by Parent also shall be an effective termination by Merger Sub):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company:

(i) if (A) the Effective Time shall not have occurred on or before April 15, 2024 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to either clause (A) or (B) of this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose breach of its obligations under this Agreement has been a principal cause of the failure of the Effective Time to occur on or before the date of such termination; or

(ii) if any court of competent jurisdiction or any other Governmental Authority of competent jurisdiction shall have issued any Order, or any Law shall be in effect that was enacted, promulgated or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time, the consummation of the Merger, and, in each case, such Order or Law shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall be available only if the party (which shall include, in the case of Parent, Parent and Merger Sub) seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have fully complied with its obligations under Section 6.2 and Section 6.3 prior to asserting the right to terminate arising pursuant to this Section 8.1(b)(ii); or

(iii) the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by the Company, in the event that:

(i) (A) the Company is not in breach of this Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(d)(i), (B) Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements, or other obligations under this Agreement, or any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become or been inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (including the Merger), and (C) such breach, failure to perform or inaccuracy of Parent and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following the Company’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy; or

(ii) prior to obtaining the Stockholder Approval, if (A) the Company Board (or a committee thereof) shall have determined to terminate this Agreement in accordance with the terms set forth in Section 5.3 (including that the Company has complied in all material respects with Section 5.2 and Section 5.3 in connection with the relevant Acquisition Proposal) in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, and (B) the Company pays Parent the Company Termination Fee payable to Parent pursuant to Section 8.3(c)(ii);

(d) by Parent in the event that:

(i) (A) Parent and Merger Sub are not in breach of this Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this

Agreement pursuant to Section 8.1(c), (B) the Company shall have breached or failed to perform any of its covenants or agreements or other obligations under this Agreement that would give rise to the failure of the condition set forth in Section 7.2(b) to be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of the Company set forth in this Agreement shall have been or becomes inaccurate, such that the condition set forth in Section 7.2(a) is not capable of being satisfied by at the Effective Time, and (C) such breach, failure to perform or inaccuracy of the Company is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following Parent’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy; or

(ii) (A) a Company Board Recommendation Change shall have occurred, or (B) a tender or exchange offer constituting an Acquisition Proposal shall have been publicly commenced by a Person who is not an Affiliate or Representative of Parent and the Company fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following the receipt of a written request from Parent to do so.

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice by the terminating party to the other party or parties hereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect and there shall be no liability of any party or parties hereto (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) the penultimate sentence of Section 6.6, this Section 8.2, Section 8.3 and Article IX and the terms of the Confidentiality Agreement, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damage resulting from any fraud or Willful Breach of this Agreement that occurs prior to such termination (which liability or damages the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include, subject to the last sentence of Section 9.6, damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders (taking into consideration all relevant matters, including other combination opportunities and the time value of money)). Subject to the last sentence of Section 9.6, the parties hereto acknowledge and agree that, to the extent Parent or Merger Sub are required to pay damages in connection with the termination of this Agreement that exceeds the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated hereby, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Persons who are Company Stockholders as of the date on which this Agreement is terminated in respect of Company Shares.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger are consummated.

(b) Transfer Taxes. Except as expressly provided in Section 2.8(d), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees (the “Transfer Taxes”) incurred in connection with the transaction contemplated by this Agreement and the transactions contemplated hereby shall be paid by Parent and Merger Sub when due. Parent and Merger Sub shall prepare and file, at their expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

(c) Company Termination Fee. The Company shall pay to Parent $ 325,364,166 (the “Company Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:

(i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or pursuant to Section 8.1(b)(iii); (B) following the execution and delivery of this Agreement and prior to the

Stockholder Meeting, an Acquisition Proposal (whether or not conditional and whether or not withdrawn) shall have been publicly announced or shall have become publicly disclosed; and (C) within twelve (12) months following such termination of this Agreement, (x) the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or (y) an Acquisition Proposal is consummated, in which case the Company Termination Fee shall be payable concurrently with or prior to the Company’s entry into a definitive agreement with respect to such Acquisition Proposal;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), in which case the Company Termination Fee shall be payable substantially concurrently with such termination; or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination.

For purposes of the references to an “Acquisition Proposal” or an “Acquisition Transaction” in Section 8.3(c)(i), all references in the definition of “Acquisition Transaction” to “twenty-five percent (25%)” and “seventy-five percent (75%)” shall each be deemed to be references to “fifty percent (50%).”

(d) Parent Termination Fee. Parent shall pay to the Company $650,728,333 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designed in writing by the Company, in the event that:

(i) (A) the Company terminates this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii), (B) Parent terminates this Agreement pursuant to Section 8.1(b)(i) at a time when the Agreement is terminable by the Company pursuant to Section 8.1(b)(i), or (C) Parent terminates this Agreement pursuant to Section 8.1(b)(ii) at a time when the Agreement is terminable by the Company pursuant to Section 8.1(b)(ii); and

(ii) at the time of such termination, all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing, would have been capable of being satisfied on the date of such termination) or waived other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (with respect to Section 7.1(c), solely to the extent that such Law or Order arises under the HSR Act or any Antitrust Laws);

then Parent shall pay or cause to be paid to the Company the Parent Termination Fee no later than two (2) Business Days after such termination in the event of a termination by the Company and as a condition to termination in the event of a termination by Parent.

(e) Single Payment Only. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and hereby agree that in no event shall either party be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one (1) occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(f) Termination Fee as Exclusive Remedy. The parties acknowledge that the agreements contained in Section 8.3(c) and Section 8.3(d) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event the Agreement is terminated under the circumstances in which the Company Termination Fee or the Parent Termination Fee is paid: (i) (A) the payment by the Company of the Company Termination Fee pursuant to Section 8.3(c) (including, in each case, any additional amount payable pursuant to this Section 8.3(f)) shall be the sole and exclusive remedy of Parent, Merger Sub and each other Parent Related Party and (B) the payment by Parent of the Parent Termination Fee pursuant to Section 8.3(d) (including, in each case, any additional amount payable pursuant to this Section 8.3(f)) shall be the sole and exclusive remedy of the Company and each other Company Related Party, (ii) (A) (x) no Parent Related Party or any other Person shall, and no Parent Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and each Parent Related Party hereby irrevocably covenants not to bring, threaten, commence, maintain or seek any recovery in connection with) and (y) no Company Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against any Company Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated and (B) (x) no Company Related Party or any other Person shall, and no Company Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and each Company Related Party hereby irrevocably covenants not to bring, threaten, commence, maintain or seek any recovery in connection with) and (y) no Parent Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against any Parent Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated. If the Company or Parent fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as applicable, commences a Legal Proceeding which results in a judgment against the Company or Parent, as applicable, for the payment set forth in this Section 8.3, the Company shall pay Parent or Parent shall pay the Company, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred in prosecuting such Legal Proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. Notwithstanding the foregoing, payment of the Company Termination Fee or the Parent Termination Fee will not relieve either party from liability for any fraud or Willful Breach. Notwithstanding anything in this Agreement to the contrary, (i) in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement, Parent shall be entitled to receipt of any Company Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time and (ii) in the event this Agreement is terminated by Parent for any reason at a time when the Company would have had the right to terminate this Agreement, the Company shall be entitled to receipt of any Parent Termination Fee that would have been (or would have subsequently become) payable had the Company terminated this Agreement at such time.

8.4 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time or are to be performed (in whole or in part) following the Effective Time shall survive the Effective Time in accordance with their respective terms. Notwithstanding anything herein to the contrary, after the Effective Time, neither Parent nor Merger Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent or Merger Sub of any of its obligations hereunder (and this Agreement shall not be construed to impose any such conditions or excuse such performance).

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 9.2):

(a)     if to Parent or Merger Sub, to:

Merck & Co., Inc.

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065 USA

Attention: Office of Secretary

E-mail: [***]

with a copy (which shall not constitute notice) to:

Merck & Co., Inc.

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065 USA

Attention: Senior Vice President, Business Development

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Email:       sbarshay@paulweiss.com

                   lturano@paulweiss.com

Attention: Scott A. Barshay

                  Laura C. Turano

(b)     if to the Company, to:

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, California 92121

Attention: Tim Andrews, General Counsel and Secretary

Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626-1925

Attention:         Cheston J. Larson; Daniel E. Rees

Email:               cheston.larson@lw.com; daniel.rees@lw.com

9.3 Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent and Merger Sub may assign, in their sole discretion, any and all of their rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Merck Sharp & Dohme LLC and the Company have previously executed a Confidentiality Agreement, dated as of December 5, 2022 (as amended, the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

9.5 Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Annexes hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, MERGER SUB OR ANY OF THEIR REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.6 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.8, (b) subject to Section 8.2 and the last sentence of this Section 9.6, the Company shall have the right to pursue damages (including damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders), (c) from and after the Effective Time, the rights of Company Stockholders and the holders of other Company Securities to receive the Merger Consideration, Option Consideration or RSU Consideration, as applicable, as provided in Article II and (d) the Company Related

Parties’ limitations on liability (and other protections arising from the covenants not to sue and related provisions) set forth in Section 8.3(f). Notwithstanding anything herein to the contrary, the rights granted pursuant to clause (b) of this Section 9.6 and the provisions of Section 8.2 with respect to the recovery of damages based on the losses suffered by the Company Stockholders (including the loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders) shall only be enforceable on behalf of the Company Stockholders by the Company in its sole and absolute discretion, as agent for the Company Stockholders, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to the Company Shares and subsequently be transfer therewith and, consequently, any damages, settlements, awards or other amounts recovered or received by the Company with respect to such losses or claims (net of expenses incurred by the Company in connection therewith or in connection with the entry into and negotiation of this Agreement or any of the transactions contemplated hereby) may, among other things, and in the Company’s sole and absolute discretion: (i) be distributed, in whole or in part, by the Company to the record holders of the Company Shares as of any date determined by the Company in its sole and absolute discretion or (ii) be retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit in its sole and absolute discretion.

9.7 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be effected as originally contemplated to the fullest extent possible.

9.8 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent and/or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving Willful Breach or fraud; provided, however, that in no event shall Parent or Merger Sub be entitled to both the payment of the Company Termination Fee, on the one hand, and either specific performance or any other monetary or other remedies, on the other hand.

9.9 Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.12 Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Letter shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

9.13 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

MERCK & CO., INC.

By:	/s/ Robert M. Davis
Name:	Robert M. Davis
Title:	Chairman and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

SPLASH MERGER SUB, INC.

By:	/s/ Rita Karachun
Name:	Rita Karachun
Title:	Director

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

COMPANY:

PROMETHEUS BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Mark C. McKenna
Name:	Mark C. McKenna
Title:	Chairman and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

Annex B

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 April 15, 2023

Board of Directors

Prometheus Biosciences, Inc.

3050 Science Park Rd

San Diego, CA 92121

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Prometheus Biosciences, Inc., a Delaware corporation (the “Company”), of the $200.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Merck & Co., Inc., a New Jersey corporation (“Parent”), Splash Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than any Shares (i) held by the Company as treasury stock, (ii) owned by Parent or any of its subsidiaries, including Merger Sub, in each case as of immediately prior to the effective time of the Merger, or (iii) the Dissenting Company Shares (as defined in the Agreement) (the Shares referred to in clauses (i), (ii) and (iii), together with any Shares held by any affiliate of the Company or Parent, the “Excluded Shares”)) will be converted into the right to receive $200.00 per Share in cash, without interest, (the $200.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the earlier to occur of (i) the date on which we advise the Board of Directors of the Company that we are prepared to render this opinion and (ii) the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have provided financial advisory services unrelated to the Company, to Parent, including in connection with Parent’s spin-off of Organon & Co. in 2021 and other strategic matters, and we have received compensation from Parent during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board of Directors

Prometheus Biosciences, Inc.

4/15/2023

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated April 15, 2023 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022 and December 31, 2021; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data for the Company. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered

The Board of Directors

Prometheus Biosciences, Inc.

4/15/2023

into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ CENTERVIEW PARTNERS LLC
CENTERVIEW PARTNERS LLC

Annex C

PERSONAL AND CONFIDENTIAL

April 15, 2023

Board of Directors

Prometheus Biosciences, Inc.

3050 Science Park Rd

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Merck & Co. Inc. (“Merck”) and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Prometheus Biosciences, Inc. (the “Company”) of the $200.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of April 15, 2023 (the “Agreement”), by and among Merck, Splash Merger Sub, Inc., a wholly owned subsidiary of Merck (“Acquisition Sub”), and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Merck, any of their respective affiliates and third parties, and any of their respective affiliates, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner to the Company in connection to a follow-on equity raise in December 2022. We have also provided certain financial advisory and/or underwriting services to Merck and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Merck in connection to its acquisition of Acceleron Pharma Inc. in November 2021, as joint bookrunner to Merck with respect to its offering of certain notes in December 2021, as joint lead arranger and joint bookrunner to Organon & Co., a subsidiary of Merck (“Organon”), with respect to its offering of certain term loans and other secured and unsecured debt in June 2021, and as letter of credit issuer to Organon in connection to a revolving credit facility in June 2021. We may also in the future provide financial advisory and/or underwriting services to the Company, Merck and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended December 31, 2022; the Company’s Registration Statement on Form S-1, including the prospectus contained therein dated March 11, 2021 relating to the Company’s initial public offering, dated February 19, 2021; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company and certain forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and tax credits, in each case, as prepared by the management of the Company and approved for our use by the Company (collectively, the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharma industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Merck and its affiliates) of Shares, as of the date hereof, of the $200.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $200.00 in cash per Share to be paid to the holders (other than Merck and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Merck or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Merck or the ability of the Company or Merck to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $200.00 in cash per Share to be paid to the holders (other than Merck and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
GOLDMAN SACHS & CO. LLC

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/RXDX
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-447-1752
• Use any touch-tone telephone
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MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
To attend and/or vote at the special meeting online you must register by 5:00 PM ET on June 14, 2023 at www.proxydocs.com/RXDX

Prometheus Biosciences, Inc.

Special Meeting of Stockholders

For Stockholders of record as of May 15, 2023

TIME:	Thursday, June 15, 2023 9:00 AM, Eastern Time
PLACE:	Special Meeting to be held live via the Internet
Please visit www.proxydocs.com/RXDX for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark C. McKenna and Timothy K. Andrews (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Prometheus Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any continuation, adjournment, or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

To attend the virtual meeting, register in advance and follow the instructions you will receive via email, including your unique live meeting link that will allow you to access the meeting and vote electronically during the meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Prometheus Biosciences, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 15, 2023, by and among Merck & Co., Inc., a New Jersey corporation (“Merck”), Splash Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merck (“Merger Sub”), and Prometheus Biosciences, Inc., a Delaware corporation (“Prometheus”), pursuant to which Merger Sub will be merged with and into Prometheus, with Prometheus surviving as a wholly owned subsidiary of Merck (the “Merger”);	☐	☐	☐	FOR

2.	To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger; and	☐	☐	☐	FOR

3.	To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting.	☐	☐	☐	FOR

To attend and/or vote at the special meeting online you must register by 5:00 PM ET on June 14, 2023 at www.proxydocs.com/RXDX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date